UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ABGENIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common Stock of Abgenix, Inc., par value $0.0001 per share (“Common Stock”)
	(2)	Aggregate number of securities to which transaction applies:
91,110,223 shares of Common Stock outstanding as of January 3, 2006
2,715 shares of Common Stock to be acquired on exercise of warrants
7,721,359 options to purchase shares of Common Stock with exercise prices at or below $22.50
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based on the sum of (A) 91,110,223 shares of Common Stock multiplied by $22.50 per share, (B) 50,000 shares of A-1 Convertible Preferred Stock of Abgenix, Inc., par value $0.0001 per share (“Preferred Stock”) multiplied by $1,000.00 per share (which is the liquidation value per share of Preferred Stock), (C) warrants to purchase 2,715 shares of Common Stock multiplied by $4.02 per share (which is the difference between $22.50 and the exercise price of $18.48 of those warrants) and (D) options to purchase 7,721,359 shares of Common Stock with exercise prices at or below $22.50 multiplied by $13.48 per share (which is the difference between $22.50 and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.000107 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction:
$2,204,074,851.12
	(5)	Total fee paid:
$235,836.01
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Abgenix, Inc.
6701 Kaiser Drive
Fremont, California 94555
http://www.abgenix.com

Special Meeting of Stockholders

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

[•],   2006

To our Stockholders:

You are cordially invited to attend the special meeting of stockholders of Abgenix, Inc., to be held on [•], 2006, at [•] a.m. local time, at [•].

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 14, 2005, among Abgenix, Inc., Amgen Inc. and Athletics Merger Sub, Inc., a wholly-owned subsidiary of Amgen, providing for the acquisition of Abgenix by Amgen. If at least a majority of Abgenix stockholders vote in favor of adoption of the merger agreement, Athletics Merger Sub will merge with and into Abgenix, and in the merger each issued and outstanding share of Abgenix common stock will be canceled and converted automatically into the right to receive $22.50 in cash, without interest, less any applicable withholding tax, except for any such shares of Abgenix common stock with respect to which appraisal rights have been properly perfected under Delaware law. As a result of the merger, Abgenix will cease to be a publicly traded company and will become a wholly-owned subsidiary of Amgen. We are also asking that you grant the authority to vote your shares to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

Your board of directors, by unanimous vote and after careful consideration, (i) has approved the merger agreement, including the merger and the other transactions contemplated thereby, (ii) has determined that the terms of the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Abgenix and its stockholders, (iii) recommends that Abgenix stockholders vote “FOR” adoption of the merger agreement and (iv) recommends that Abgenix stockholders vote “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

The accompanying proxy statement provides you with detailed information about the proposed merger and the special meeting. Please give this material your careful and prompt attention. You may also obtain more information about Abgenix from documents that we have filed with the United States Securities and Exchange Commission.

This proxy statement is dated [•], 2006 and is first being mailed to stockholders on or about [•], 2006.

YOUR VOTE IS IMPORTANT

Your vote is important regardless of the number of shares of Abgenix common stock that you own. Because adoption of the merger agreement requires the affirmative vote of holders of a majority of the issued and outstanding shares of Abgenix common stock entitled to vote in connection with the proposed merger, a failure to vote, or an abstention from voting, will have the same effect as a vote “AGAINST” the merger. Accordingly, you are requested to vote your shares of Abgenix common stock by proxy promptly by either (i) using the toll-free number as described in the enclosed proxy card (or voting instruction form), (ii) using the Internet as described in the enclosed proxy card (or voting instruction form) or (iii) completing, signing, dating and promptly mailing the proxy card in the postage-paid envelope provided, whether or not you plan to attend the special meeting. Voting in any of these ways will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

If your shares are held in “street name” through your broker, bank or other nominee, your broker, bank or other nominee will be unable to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, following the procedures provided by your broker, bank or other nominee. Failure to instruct your broker, bank or other nominee to vote your shares will have the same effect as voting “AGAINST” adoption of the merger proposal.

Finally, if you have any questions or need assistance in voting your shares of Abgenix common stock, please call Innisfree M&A Incorporated, which is assisting Abgenix, at (888) 750-5834. On behalf of your board of directors, thank you for your cooperation.

Very truly yours,

WILLIAM R. RINGO
President and Chief Executive Officer

Abgenix, Inc.
6701 Kaiser Drive
Fremont, California 94555
http://www.abgenix.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2006

To the Stockholders of Abgenix, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Abgenix, Inc., a Delaware corporation, will be held on [•], 2006, at [•] a.m. local time, at [•] for the following purposes:

1.                To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 14, 2005, among Abgenix, Inc., Amgen Inc. and Athletics Merger Sub, Inc. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. Pursuant to the terms of the merger agreement, Athletics Merger Sub, a wholly-owned subsidiary of Amgen, will merge with and into Abgenix, with Abgenix continuing as the surviving corporation and becoming a wholly-owned subsidiary of Amgen, and each issued and outstanding share of common stock of Abgenix, other than those shares of Abgenix common stock held by the stockholders, if any, who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $22.50 in cash without interest and less any required withholding tax.

2.                To adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

3.                To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting and any matters incidental thereto.

The Abgenix board of directors, by unanimous vote and after careful consideration, (i) has approved the merger agreement, including the merger and the other transactions contemplated thereby, (ii) has determined that the terms of the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Abgenix and its stockholders, (iii) recommends that Abgenix stockholders vote “FOR” adoption of the merger agreement and (iv) recommends that Abgenix stockholders vote “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

Only Abgenix stockholders of record at the close of business on [•], 2006 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. At the close of business on the record date, Abgenix had outstanding [•] shares of common stock. All Abgenix stockholders of record are cordially invited to attend the special meeting in person. However, to assure that your shares of Abgenix common stock are voted in case you cannot attend, you are urged to vote your shares by proxy by either (i) using the toll-free number as described in the enclosed proxy card (or voting instruction form), (ii) using the Internet following the instructions on the enclosed proxy card (or voting instruction form) or (iii) completing, signing, dating and promptly mailing your proxy card in the postage-paid envelope provided for that purpose. Any stockholder attending the special meeting may vote in person even if he or she has returned a proxy.

Abgenix stockholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of Abgenix common stock as determined by the Delaware Court of Chancery under applicable provisions of Delaware law. A copy of the applicable Delaware statutory provisions is included as Annex C to the accompanying proxy statement, and a summary of these provisions can be found under “Dissenters’ Rights of Appraisal” in the accompanying proxy statement.

Adoption of the merger agreement requires approval of holders of a majority of the issued and outstanding shares of Abgenix common stock entitled to vote thereon. In the event that there are not sufficient votes to approve the proposed merger at the time of the special meeting, the special meeting may be adjourned in order to permit further solicitation by Abgenix.

By Order of the Board of Directors

Donald R. Joseph
Senior Vice President,
General Counsel and Secretary

Fremont, California
[•], 2006

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the special meeting, please complete, sign, date and promptly mail your enclosed proxy card (or voting instruction form) in the postage-paid envelope provided. Should you prefer, you may vote by proxy by telephone or via the Internet by following the instructions on your proxy card (or voting instruction form). Remember, if you do not return your proxy card or vote by proxy by telephone or via the Internet or if you abstain from voting, it will have the same effect as a vote “AGAINST” adoption of the merger agreement. You may revoke your proxy and vote in person if you decide to attend the special meeting.

If you have certificates representing shares of Abgenix common stock, please do not send your certificates to Abgenix at this time. If the merger agreement is adopted, you will be sent instructions regarding the surrender of your certificates to receive payment for your shares of Abgenix common stock. If you hold your shares of Abgenix common stock in book-entry form — that is, without a stock certificate — you do not need to do anything to receive payment for your shares of Abgenix common stock. Following completion of the merger, the paying agent will automatically mail you the merger consideration in exchange for the cancellation of your shares of Abgenix common stock, provided that you comply with applicable tax certification requirements.

No person has been authorized to give any information or to make any representations other than those contained in this proxy statement in connection with the solicitation of proxies made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by Abgenix or any other person.

If you have any questions or need assistance in voting your shares of Abgenix common stock, please call Innisfree M&A Incorporated, which is assisting Abgenix, at (888) 750-5834.

i

Security Ownership of Directors and Executive Officers	52
DISSENTERS’ RIGHTS OF APPRAISAL	56
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	60
OTHER MATTERS	61
Stockholder Proposals for 2006 Annual Meeting	61
WHERE YOU CAN FIND MORE INFORMATION	62
ANNEX A—Agreement and Plan of Merger, dated as of December 14, 2005, among Abgenix, Inc., Amgen Inc. and Athletics Merger Sub, Inc.
ANNEX B—Opinion of Goldman, Sachs & Co., dated December 14, 2005
ANNEX C—Section 262 of the Delaware General Corporation Law (Appraisal Rights)

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are provided for your convenience and briefly address some commonly asked questions about the proposed merger and the special meeting of Abgenix stockholders. You should carefully read this entire proxy statement, including each of the annexes attached to this proxy statement. In this proxy statement, the terms “we,” “us,” “our,” “our company,” and “Abgenix” refer to Abgenix, Inc. and the term “Amgen” refers to Amgen Inc.

Q: Why am I receiving this proxy statement and proxy card?

A: You are receiving this proxy statement and proxy card because, as of [•], 2006, the record date for the special meeting, you owned shares of Abgenix common stock. This proxy statement describes the issues on which we would like you, as a stockholder, to vote. It also provides you with the important information about these issues to enable you to make an informed decision as to whether or not to vote your shares of Abgenix common stock for the merger.

Q: When and where is the special meeting of stockholders?

A: The special meeting of stockholders will be held on [•], 2006, at [•] a.m. local time, at [•].

Q: What am I being asked to vote on?

A: You are being asked to consider and vote upon:

•        the adoption of the merger agreement, pursuant to which Athletics Merger Sub, a wholly-owned subsidiary of Amgen, will merge with and into Abgenix, with Abgenix continuing as the surviving corporation and becoming a wholly-owned subsidiary of Amgen;

•        the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting; and

•        the transaction of such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Q: Who is entitled to vote at the special meeting of stockholders?

A: Holders of record of Abgenix common stock as of the close of business on [•], 2006, the record date for the special meeting, are entitled to vote at the special meeting, or at any adjournments or postponements of the special meeting.

Q: What stockholder approval is required to adopt the merger agreement?

A: A quorum is necessary to hold the special meeting. Pursuant to Abgenix’s amended and restated bylaws, holders of at least a majority of the issued and outstanding shares of Abgenix common stock entitled to be cast as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting.  Based upon the number of shares of Abgenix common stock outstanding as of the record date, [•] shares of Abgenix common stock must be present, in person or by proxy, at the special meeting to constitute a quorum.  The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Abgenix common stock entitled to vote for adoption of the merger agreement.

Q: What stockholder approval or other action is required to adjourn the special meeting?

A: If the special meeting cannot be convened because a quorum is not present, in person or by proxy, stockholders representing a majority of the shares of Abgenix common stock that are present, in person or by proxy, at the special meeting may adjourn or, in the absence of a decision by a majority, the chairman of the meeting may adjourn the special meeting to another time and place.  In the event that a quorum is present at the special meeting but there is not a sufficient number of votes to adopt the merger agreement, the special meeting may be adjourned for the purpose of soliciting additional votes in favor of adoption of the merger agreement.

Q: Does Abgenix’s board of directors recommend the adoption of the merger agreement?

A: Yes. Abgenix’s board of directors unanimously recommends that Abgenix stockholders vote “FOR” adoption of the merger agreement. Abgenix’s board of directors has determined that the merger agreement and the transactions it contemplates are advisable to, fair to and in the best interests of Abgenix and its stockholders. For a more complete discussion of why the board is recommending approval of the merger agreement, see “The Merger—Abgenix’s Reasons for the Merger; Recommendation of Abgenix’s Board of Directors”.

Q: What will holders of Abgenix common stock receive in the merger?

A: In the merger, each issued and outstanding share of Abgenix common stock will be converted into the right to receive $22.50 in cash, without interest and less any required withholding tax, except for stockholders who perfect and exercise their appraisal rights as described below.

Q: What will happen to outstanding and unexercised stock options, stock purchase rights or company awards?

A: In the merger, each outstanding option to purchase shares of Abgenix common stock with a per share exercise price in excess of $30.00 and each outstanding stock purchase right issued by Abgenix will become fully vested and exercisable and will terminate if not exercised within 30 days following the date the holder of such equity award is provided notice of such vesting. Each outstanding option to purchase shares of Abgenix common stock with an exercise price less than or equal to $30.00 will be converted into an equivalent option to acquire shares of the common stock, par value $0.0001 per share, of Amgen. Upon the effective time of the merger, all other rights then outstanding to acquire or receive shares of Abgenix common stock or benefits measured by the value of shares of Abgenix common stock (other than outstanding warrants) and each award consisting of shares that may be held, awarded, outstanding, payable or reserved for issuance under Abgenix’s equity plans and any other Abgenix benefits plans will be deemed to be converted into an equivalent right under Amgen’s equity plans.

Q: What if I oppose the merger? Do I have appraisal rights?

A: Yes, you will have appraisal rights. If you are a stockholder who objects to the merger, and if you comply with the procedures required under Delaware law, you may elect to pursue your appraisal rights to receive the statutorily determined “fair value” of your shares, which could be more than, less than or equal to the merger consideration of $22.50. For a summary of the requirements you must meet in order to exercise your appraisal rights, see “Dissenters’ Rights of Appraisal” and Annex C to this proxy statement.

Q: What will happen to my shares of Abgenix common stock after the merger?

A: Following consummation of the merger, your shares of Abgenix common stock will represent solely the right to receive the merger consideration of $22.50 per share in cash, without interest and less any required withholding tax, unless you perfect your appraisal rights. In addition, upon consummation of the merger, trading in Abgenix common stock on The Nasdaq Stock Market will cease and price quotations for Abgenix common stock will no longer be available.

Q: Does Amgen have the financial resources to pay the aggregate merger consideration?

A: The aggregate consideration payable to Abgenix’s stockholders in the merger is approximately $2.2 billion. Amgen has represented to us that it has, and as of the closing of the merger will have, available cash sufficient to enable it to pay the aggregate merger consideration and all other amounts required to be paid in connection with the merger.

Q: What are the U.S. federal income tax consequences to me of the transaction?

A: The conversion of Abgenix common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. The U.S. federal income tax consequences to stockholders of the merger (and exceptions for those stockholders who are subject to special rules under U.S. federal income tax law, to whom this discussion does not apply) are discussed in greater detail in the section captioned “Material U.S. Federal Income Tax Consequences.”  Tax matters are very complicated and the tax consequences of the merger to each stockholder will depend on that stockholder’s particular facts and circumstances. Stockholders are urged to consult their own tax advisors to understand fully the tax consequences to them of the merger.

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible, and we currently expect that the merger will be completed by the end of the first quarter of 2006. However, the closing of the merger could occur later or earlier than this — the merger cannot be completed without first receiving the approval of Abgenix stockholders as described in this proxy statement. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act. The waiting period imposed by the HSR Act in connection with the merger was terminated effective as of January 18, 2006. The effective time of the merger will occur on the second business day following the satisfaction or waiver of the conditions to the merger contained in the merger agreement or as Abgenix and Amgen may otherwise agree. For a more complete discussion of the conditions to the merger agreement, see “The Merger—Conditions”.

Q: What if the merger is not completed?

A: It is possible that the merger will not be completed. That might happen if, for example, our stockholders do not approve the merger agreement. If that occurs, neither Amgen, Athletics Merger Sub nor any third party is under any obligation to make or consider any alternative proposals regarding the purchase of the shares of Abgenix common stock. Under some circumstances, a termination fee of $75,000,000 would be payable to Amgen by Abgenix if the merger is not completed. For a more complete discussion of the termination fee, see “The Merger Agreement—Termination Fee”.

Q: What do I need to do now?

A: We urge you to read this entire proxy statement carefully, including its annexes, and consider how the merger affects you. Then simply mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope provided. Should you prefer, you may cast your vote by proxy by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or the voting instruction form received from any broker, bank or other nominee that may hold shares of Abgenix common stock on your behalf. Please act as soon as possible so that your shares of Abgenix common stock can be voted at the special meeting.

Q: What happens if I do not return a proxy card or otherwise vote by proxy?

A: If you fail to return your proxy card or cast your vote by proxy by using the telephone or the Internet and you do not vote in person at the special meeting, it will have the same effect as voting “AGAINST” the merger. We urge you to act promptly in returning your proxy.

Q: May I attend the meeting and vote in person?

A: Yes. You may vote in person by ballot at the special meeting if you own shares of Abgenix common stock registered in your own name. If you bring a legal proxy from your broker, bank or other nominee and present it at the special meeting, you also may vote in person at the special meeting if your shares of Abgenix common stock are held in “street name” through a broker, bank or other nominee. You should contact the person responsible for your account to make such arrangements. Please note that stockholders may be asked to present photo identification for admittance to the special meeting.

Q: May I change my vote after I have mailed my signed proxy card or otherwise voted by proxy?

A: Yes. You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise the Corporate Secretary of Abgenix in writing, deliver a proxy card dated after the date of the proxy you wish to revoke, submit a later dated proxy instruction by telephone or via the Internet or attend the special meeting and vote your shares of Abgenix common stock in person. Merely attending the special meeting will not constitute revocation of your proxy. If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from the broker, bank or other nominee to change your instructions.

Q: If my shares are held in “street name” by my broker, bank or other nominee will my broker vote my shares for me?

A: Your broker, bank or nominee will not vote your shares of Abgenix common stock without specific instructions from you. You should instruct your broker, bank or other nominee to vote your shares of Abgenix common stock by following the instructions provided to you by your broker, bank or other nominee. You should also contact the person responsible for your account to make certain that your shares of Abgenix common stock are voted. Without instructions, your shares of Abgenix common stock will not be voted, which will have the effect of a vote “AGAINST” the merger. Please make certain to return your proxy card for each separate account you maintain to ensure that all of your shares of Abgenix common stock are voted.

Q: Who is soliciting my proxy?

A: The board of directors of Abgenix is soliciting your proxy. Directors, officers and other employees of Abgenix may participate in soliciting proxies by mail, telephone, facsimile, personal interview or e-mail. In addition, Innisfree M&A Incorporated is aiding Abgenix in the solicitation of proxies.

Q: Should I send in my stock certificates now?

A: No. If you hold certificates representing shares of Abgenix common stock, detailed instructions with regard to the surrender of your certificates representing shares of Abgenix common stock, together with a letter of transmittal, will be mailed to you promptly following completion of the merger. You should not submit your certificates representing shares of Abgenix common stock to Abgenix or the paying agent until you have received these materials. The paying agent will send payment for your shares of Abgenix common stock promptly after the paying agent receives your certificates representing shares of Abgenix common stock and other required documents.

Q: How do I receive the merger consideration if I own shares of Abgenix common stock in book-entry form?

A. If you hold your shares of Abgenix common stock in book-entry form — that is, without a stock certificate — you do not need to do anything to receive payment for your shares of Abgenix common stock.  Following completion of the merger, the paying agent will automatically mail you the merger consideration, less any required withholding tax, in exchange for the cancellation of your shares of Abgenix common stock.

Q: Where can I learn more about Abgenix?

A: Abgenix files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission. You may read and copy any reports, statements or other information that Abgenix files with the SEC at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings are also available to the public at the Internet site maintained by the SEC at http://www.sec.gov.

Q: Whom should I contact if I have questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact us or Innisfree M&A Incorporated, which is assisting us in the solicitation of proxies, as follows:

Abgenix, Inc.		Innisfree M&A Incorporated
6701 Kaiser Drive		501 Madison Avenue
Fremont, California 94555	or	New York, New York 10022
Attention: Investor Relations		Telephone: (888) 750-5834
Telephone: (510) 284-6605

SUMMARY

This summary highlights selected information from the proxy statement about the proposed merger and may not contain all of the information that is important to an Abgenix stockholder. You should carefully read the entire proxy statement, including each of the annexes attached to the proxy statement. A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully in its entirety because it is the legal document that governs the merger. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

Proposed Acquisition (page [•])

•       Stockholder Vote.   You are being asked to vote to adopt a merger agreement pursuant to which Abgenix will be acquired by Amgen.

•       Merger Consideration.   In the proposed merger, you will receive $22.50 in cash, without interest, less any applicable withholding tax, for each share of Abgenix common stock that you hold.

Board Recommendation (page [•])

The Abgenix board of directors, by unanimous vote and after careful consideration, (i) has approved the merger agreement, including the merger and the other transactions contemplated thereby, (ii) has determined that the terms of the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Abgenix and its stockholders, (iii) recommends that Abgenix stockholders vote “FOR” adoption of the merger agreement and (iv) recommends that Abgenix stockholders vote “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting. See “The Merger—Recommendation of Abgenix’s Board of Directors.”

Abgenix’s Reasons for the Merger (page [•])

The Abgenix board of directors carefully considered the terms of the proposed transaction and the strategic alternatives available to Abgenix in deciding to enter into the merger agreement and to recommend that stockholders vote “FOR” adoption of the merger agreement. Among the factors considered by the board of directors were:

•       the consideration of $22.50 per share in cash to be paid in the proposed merger;

•       the strategic alternatives available to Abgenix;

•       Abgenix’s financial condition, results of operations and business and earnings prospects;

•       the terms and conditions of the merger agreement;

•       the opinion of Goldman, Sachs & Co., confirmed in writing by delivery of a written opinion dated December 14, 2005, to the effect that as of such date and based upon and subject to the matters stated in such opinion, the merger consideration was fair, from a financial point of view, to Abgenix stockholders; and

•       the interests of certain officers and directors of Abgenix that are different from, or in addition to, the interests of Abgenix stockholders generally.

See “The Merger—Abgenix’s Reasons for the Merger.”

Opinion of Abgenix’s Financial Advisor (page [•])

Goldman, Sachs & Co. acted as financial advisor to Abgenix in connection with the merger. Goldman Sachs delivered an oral opinion to the Abgenix board of directors, subsequently confirmed in writing, by delivery of a written opinion dated December 14, 2005, the date of the merger agreement, that as of the date of the opinion and based upon and subject to the factors and assumptions set forth in the opinion, the $22.50 per share in cash to be received by holders of Abgenix common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated December 14, 2005, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. Abgenix’s stockholders should read the opinion in its entirety. Goldman Sachs provided its opinion for the information and assistance of Abgenix’s board of directors in connection with its consideration of the merger and its opinion does not constitute a recommendation as to how any holder of Abgenix’s common stock should vote with respect to the merger. See “The Merger—Opinion of Abgenix’s Financial Advisor.”

Material U.S. Federal Income Tax Consequences (page [•])

The conversion of Abgenix common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. The U.S. federal income tax consequences to stockholders of the merger (and exceptions for those stockholders who are subject to special rules under U.S. federal income tax law, to whom this discussion does not apply) are discussed in greater detail in the section captioned “Material U.S. Federal Income Tax Consequences.” Tax matters are very complicated and the tax consequences of the merger to each stockholder will depend on that stockholder’s particular facts and circumstances. Stockholders are urged to consult their own tax advisors to understand fully the tax consequences to them of the merger.

The Special Meeting of Stockholders (page [•])

•       Place, Date and Time.   The special meeting will be held at [•], at [•] a.m. local time, on [•], 2006.

•       What Vote is Required for Adoption of the Merger Agreement.   Adoption of the merger agreement requires the approval of holders of a majority of the issued and outstanding shares of Abgenix common stock entitled to vote thereon. The failure to vote, or an abstention from voting, has the same effect as a vote against adoption of the merger agreement. As such, your vote is important.

•       What Vote is Required to Adjourn the Special Meeting to Solicit Additional Proxies.   Adoption of a proposal to postpone or adjourn the special meeting to a later date for the purpose of soliciting additional proxies in favor of adoption of the merger agreement requires the approval of holders of a majority of the shares of Abgenix common stock present, in person or by proxy, at the special meeting and entitled to vote thereon.

•       Who Can Vote at the Meeting.   At the special meeting, you can vote all of the shares of Abgenix common stock that you own of record as of [•], 2006, which is the record date for the special meeting. If you own shares that are registered in someone else’s name, for example, a broker, you should direct that person to vote those shares or obtain an authorization from that person and vote the shares yourself at the meeting. As of the record date, there were [•] shares of Abgenix common stock issued and outstanding, which were held by approximately [•] stockholders of record.

•        Procedure for Voting.   You can vote your shares of Abgenix common stock by:

•       completing, signing, dating and mailing the enclosed proxy card (or voting instruction form);

•       voting by proxy by telephone or via the Internet as described in the enclosed proxy card (or voting instruction form); or

•       attending the special meeting and voting in person.

•        Procedure for Revoking your Proxy.   You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise the Corporate Secretary of Abgenix in writing, deliver a proxy dated after the date of the proxy you wish to revoke, submit a later dated instruction by telephone or via the Internet or attend the special meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy. If you have instructed a broker, bank or other nominee to vote your shares of Abgenix common stock, you must follow the directions received from the broker, bank or other nominee to change your instructions.

If your shares of Abgenix common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by your broker, bank or other nominee. Remember, if you fail to instruct your broker, bank or other nominee to vote your shares, it has the same effect as a vote “AGAINST” adoption of the merger agreement. See “The Special Meeting of Abgenix Stockholders.”

Litigation Relating to the Merger (page [•])

Abgenix, its directors and Amgen have been named in a putative class action lawsuit relating to the proposed merger filed in the Superior Court of the State of California, Alameda County. The complaint purports to be brought on behalf of all Abgenix stockholders, excluding the defendants and their affiliates, alleging that the $22.50 cash price per share of Abgenix common stock to be paid to Abgenix stockholders in connection with the proposed merger is inadequate and that Abgenix’s directors violated their fiduciary obligations to holders of Abgenix common stock in negotiating and approving the merger agreement. The complaint also purports to assert claims against Abgenix and Amgen in connection with these matters. The complaint seeks various forms of relief, including injunctive relief that would, if granted, prevent completion of the proposed merger. On January 17, 2006 Abgenix and its directors filed a demurrer to the complaint seeking to dismiss all claims asserted against them. On January 18, 2006, Amgen filed a demurrer to the complaint seeking to dismiss all claims asserted against it. Those motions are currently pending. Abgenix believes that this lawsuit is without merit and intends to vigorously defend the action. See “Litigation Relating to the Merger.”

When the Merger will be Completed (page [•])

Abgenix and Amgen are working to complete the merger as quickly as possible. Although we anticipate completing the merger in the first quarter of 2006, the closing of the merger could occur earlier or later because the merger is subject to receipt of stockholder approval and satisfaction of other closing conditions, including the conditions described immediately below. See “The Merger Agreement—Effective Time of the Merger.”

Conditions to Completing the Merger (page [•])

Amgen and Abgenix’s obligation to complete the merger depends upon a number of conditions being satisfied, including the following:

•       adoption of the merger agreement by the holders of at least a majority of the issued and outstanding shares of Abgenix common stock;

•       the absence of any legal restraint from a governmental entity prohibiting the merger;

•       Abgenix’s representations and warranties to Amgen and Athletics Merger Sub, as set forth in the merger agreement, being true and correct, except where the failure to be true and correct would not have a material adverse effect on Abgenix;

•       Amgen’s and Athletics Merger Sub’s representations and warranties to Abgenix, as set forth in the merger agreement, being true and correct in all material respects;

•       Abgenix, Amgen and Athletics Merger Sub performing in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing of the merger; and

•       the absence of any material adverse effect on Abgenix or any events since December 14, 2005 that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Abgenix.

If applicable law permits, either Abgenix or Amgen could choose to waive a condition to its obligation to complete the merger even though that condition has not been satisfied. See “The Merger Agreement—Conditions to Consummation of the Merger.”

Acquisition Proposals (page [•])

The merger agreement contains restrictions on the ability of Abgenix to solicit or engage in discussions or negotiations with a third party with respect to a proposal to acquire a significant interest in Abgenix. Notwithstanding these restrictions, the merger agreement provides that under specified circumstances, if prior to the adoption of the merger agreement by Abgenix stockholders, Abgenix receives an acquisition proposal from a third party that the Abgenix board of directors determines in good faith, after consultation with legal and financial advisors, is a superior proposal, or is reasonably likely to lead to one, Abgenix may, if the Abgenix board of directors determines in good faith (after consultation with counsel) that the failure to do so would result in a breach of its fiduciary duties to Abgenix stockholders, furnish nonpublic information to that third party and engage in negotiations regarding an acquisition proposal with that third party.

Termination of the Merger Agreement and Termination Fee (page [•])

Abgenix and Amgen can mutually agree at any time to terminate the merger agreement without completing the merger, even if the stockholders of Abgenix have adopted the merger agreement. Also, under certain circumstances either Abgenix or Amgen can decide, without the consent of the other party, to terminate the merger agreement prior to the closing of the merger, even if the stockholders of Abgenix have adopted the merger agreement. See “The Merger Agreement—Termination.”

Abgenix will be required to pay a termination fee of $75,000,000 to Amgen if, among other things, the Abgenix board of directors receives and accepts a superior proposal from a third party, solicits or encourages an acquisition proposal from a third party, fails to hold a stockholders’ meeting or the vote of Abgenix’s stockholders pursuant to the merger agreement or fails to recommend stockholder approval of the merger agreement, withdraws its recommendation, or its board of directors recommends that Abgenix stockholders approve any acquisition proposal other than the merger if a bona fide acquisition proposal has been publicly announced. See “The Merger Agreement—Termination Fee.”

Interests of Directors and Executive Officers in the Merger (page [•])

Some directors and officers of Abgenix have interests in the merger that are different from, or are in addition to, their interests as stockholders in Abgenix. Abgenix’s board of directors considered these additional interests when the Abgenix board of directors approved the merger agreement. See “The Merger—Interests of Certain Persons in the Merger.”

Director and Executive Officer Voting (page [•])

As of January 3, 2006, approximately 0.71% of the issued and outstanding shares of Abgenix common stock were held by directors and executive officers of Abgenix and their affiliates. See “The Special Meeting of Abgenix Stockholders—Director and Executive Officer Voting” and “Security Ownership—Security Ownership of Directors and Executive Officers.”

Procedure for Receiving Merger Consideration (page [•])

Amgen will appoint a paying agent with Abgenix’s consent, to coordinate the payment of the cash merger consideration following the merger. If you hold certificates representing shares of Abgenix common stock, the paying agent will send you written instructions for surrendering your certificates representing shares of Abgenix common stock and obtaining the cash merger consideration promptly after we have completed the merger. Do not send in your certificates representing shares of Abgenix common stock now. If you hold your shares of Abgenix common stock in book-entry form — that is, without a stock certificate — you do not need to do anything to receive payment for your shares of Abgenix common stock. Following completion of the merger, the paying agent will automatically mail you the merger consideration, less any required withholding tax, in exchange for the cancellation of your shares of Abgenix common stock. See “The Merger Agreement—Exchange Procedures.”

Dissenters’ Rights of Appraisal (page [•])

Delaware law provides Abgenix stockholders with appraisal rights in the event that the merger is consummated. This means that you are entitled to have the value of your shares of Abgenix common stock independently determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger, and to receive payment based on that valuation. The ultimate amount that you receive as a dissenting stockholder in an appraisal proceeding may be more than, less than or the same as the $22.50 per share, less any required withholding tax, you would have received in the merger. To exercise your appraisal rights, you must deliver a written demand for appraisal to Abgenix before the vote of Abgenix stockholders at the special meeting on [•], 2006, and you must not vote in favor of adoption of the merger agreement. Your failure to exactly follow the procedures specified under Delaware law will result in the loss of your appraisal rights. After 60 days following the effective date of the merger, any demand for appraisal will become irrevocable and any Abgenix stockholder who has made a demand for appraisal will no longer be entitled to receive the $22.50 per share of Abgenix common stock provided for in the merger agreement; instead, he or she will receive the fair value of the shares, as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the Delaware Court of Chancery. These procedures are discussed in “Dissenters’ Rights of Appraisal” and the relevant provisions of Delaware law are attached as Annex C to this proxy statement.

Questions

If, after reading this proxy statement, you have additional questions about the merger or other matters discussed in this proxy statement, need additional copies of this proxy statement or require assistance with voting your shares of Abgenix common stock, please call:

Abgenix, Inc.		Innisfree M&A Incorporated
6701 Kaiser Drive		501 Madison Avenue
Fremont, California 94555	or	New York, New York 10022
Attention: Investor Relations		Telephone: (888) 750-5834
Telephone: (510) 284-6605

THE PARTIES TO THE MERGER

Abgenix, Inc.

Abgenix is a Delaware corporation with its executive offices located at 6701 Kaiser Drive, Fremont, California 94555. Its telephone number is (510) 608-6500. Abgenix is a biopharmaceutical company that is focused on the discovery, development and manufacture of human therapeutic antibodies for the treatment of a variety of diseases. Abgenix uses its proprietary technologies to build a diversified product portfolio that it expects to develop and commercialize internally or through joint development and commercialization arrangements with pharmaceutical and biotechnology companies. Abgenix is co-developing its most advanced proprietary product candidate, panitumumab, with Immunex Corporation, a wholly-owned subsidiary of Amgen Inc. Based on the data received to date, Abgenix and Amgen initiated the submission in December, 2005 of the Biologics License Application, or BLA, to the U.S. Food and Drug Administration, or FDA, for panitumumab in patients with metastatic colorectal cancer, who have failed prior standard chemotherapy. Abgenix was incorporated in Delaware on June 24, 1996. Abgenix’s common stock is traded on The Nasdaq Stock Market under the symbol ABGX.

Amgen Inc.

Amgen is a Delaware corporation with its executive offices located at One Amgen Center Drive, Thousand Oaks, California 91320. Its telephone number is (805) 447-1000. Amgen is a global biotechnology company that discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology. Amgen primarily earns revenues and income and generates cash from sales of human therapeutic products in the areas of nephrology, supportive cancer care, and inflammatory disease. Amgen was originally incorporated in California in 1980 and was merged into a Delaware corporation in 1987. Amgen’s common stock is traded on The Nasdaq Stock Market under the symbol AMGN.

Athletics Merger Sub, Inc.

Athletics Merger Sub is a Delaware corporation with its executive offices located at One Amgen Center Drive, Thousand Oaks, California 91320. Its telephone number is (805) 447-1000. Athletics Merger Sub is a newly-formed and wholly-owned subsidiary of Amgen. Athletics Merger Sub was formed solely for the purpose of effecting the merger and has not engaged in any prior business activities other than in connection with or as contemplated by the merger agreement.

THE SPECIAL MEETING OF ABGENIX STOCKHOLDERS

Time, Place and Purpose of the Special Meeting

The special meeting of Abgenix stockholders will be held on [•], 2006 at [•] a.m. local time, at [•]. The purpose of the special meeting is to consider and vote on the proposal to adopt the merger agreement and, in the event that there are not sufficient votes for approval of the proposal to adopt the merger agreement at the special meeting, to consider and vote upon any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of adoption of the merger agreement.

The Abgenix board of directors, by unanimous vote and after careful consideration, (i) has approved the merger agreement, including the merger and the other transactions contemplated thereby, (ii) has determined that the terms of the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Abgenix and its stockholders, (iii) recommends that Abgenix stockholders vote “FOR” adoption of the merger agreement and (iv) recommends that Abgenix stockholders vote “FOR” any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of adopting the merger agreement in the event that there are insufficient votes to adopt the merger agreement at the special meeting.

Who Can Vote at the Special Meeting

The holders of record of Abgenix common stock as of the close of business on [•], 2006, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares of Abgenix common stock that are registered in someone else’s name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were [•] shares of Abgenix common stock issued and outstanding held by approximately [•] stockholders of record.

Quorum; Vote Required

A quorum is necessary to hold a special meeting. Pursuant to Abgenix’s amended and restated bylaws, holders of a majority of the issued and outstanding shares of Abgenix common stock entitled to be cast as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. Based upon the number of shares of Abgenix common stock outstanding as of the record date, [•] shares of Abgenix common stock must be present, in person or by proxy, at the special meeting to constitute a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting, unless the holder is present solely to object to the special meeting. However, if a new record date is set for an adjourned meeting, then a new quorum will have to be established. Each share of Abgenix common stock is entitled to one vote.

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Abgenix common stock entitled to vote for adoption of the merger agreement. An abstention or the failure to vote your proxy by telephone or via the Internet, or to return a properly executed proxy card or to vote in person, will have the same effect as a vote “AGAINST” adoption of the merger agreement.

Pursuant to Abgenix’s amended and restated bylaws, if the special meeting cannot be convened because a quorum is not present, in person or by proxy, stockholders representing a majority of the shares of Abgenix common stock present, in person or by proxy, at the special meeting may adjourn or, in the absence of a decision by a majority, the chairman of the special meeting may adjourn the special meeting to another time and place.  In the event that a quorum is present at the special meeting, but there is not a sufficient number of votes to adopt the merger agreement, the special meeting may be adjourned for the purpose of soliciting additional votes in favor of adoption of the merger agreement.  Shares of Abgenix common stock that are not voted in person or by proxy will not be counted for making the determination whether to adjourn the special meeting and, therefore, will have no impact on the outcome of the vote in respect of the adjournment of the special meeting.

If your shares of Abgenix common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by your broker, bank or other nominee. A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the broker, bank or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes and abstentions will count for the purpose of determining whether a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the adoption of the merger agreement or “AGAINST” adjournment of the meeting. Broker non-votes will have the same effect as a vote “AGAINST” the adoption of the merger agreement but will not affect a vote on adjournment of the meeting.

Director and Executive Officer Voting

As of January 3, 2006, approximately 0.71% of the issued and outstanding shares of Abgenix common stock were held by directors and executive officers of Abgenix and their affiliates. For more information with respect to beneficial ownership of Abgenix common stock, see “Security Ownership—Security Ownership of Directors and Executive Officers.”

Voting by Proxy

This proxy statement is being sent to you on behalf of the Abgenix board of directors for the purpose of requesting that you allow your shares of Abgenix common stock to be represented and voted at the special meeting or an adjournment thereof by the persons named in the enclosed proxy card. All shares of Abgenix common stock represented at the meeting by proxies voted by telephone or via the Internet or by properly executed proxy cards will be voted in accordance with the instructions indicated on that proxy. If you submit a proxy by telephone or via the Internet or by signing and returning a proxy card without giving voting instructions, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to postpone or adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. The board recommends a vote (i) “FOR” the adoption of the merger agreement and (ii) “FOR” any proposal to postpone or adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

The persons named in the proxy card will use their own judgment to determine how to vote your shares of Abgenix common stock regarding any matters not described in this proxy statement that are properly presented at the special meeting or any adjournment thereof or which are incident to the conduct of the special meeting or any adjournment thereof. Abgenix does not know of any matter to be presented at the special meeting or any adjournment thereof other than the proposal to adopt the merger agreement and, in the event that there are not sufficient votes to approve the merger agreement at the special meeting, any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the merger agreement.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise the Corporate Secretary of Abgenix in writing, deliver a proxy dated after the date of the proxy you wish to revoke, submit a later dated proxy instruction by telephone or via the Internet or attend the special meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy.

If your shares of Abgenix common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or via the Internet.

Solicitation of Proxies

Abgenix will pay the cost of this proxy solicitation. Directors, officers and other employees of Abgenix may participate in soliciting proxies by mail, telephone, facsimile, personal interview or e-mail. None of these persons will receive additional or special compensation for soliciting proxies. Abgenix will, upon request, reimburse brokers, bankers and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Abgenix has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for the special meeting and will pay Innisfree M&A Incorporated a fee of approximately $15,000, plus reimbursement of reasonable out-of-pocket expenses.

Stockholder List

A list of Abgenix’s stockholders entitled to vote at the special meeting will be available for examination by any Abgenix stockholder at the special meeting.  For ten days prior to the special meeting, this stockholder list will be available for inspection during ordinary business hours at the corporate offices of Abgenix located at 6701 Kaiser Drive, Fremont, California 94555.

THE MERGER

The follwing discussion summarizes the material terms of the merger agreement. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. We urge stockholders to read this proxy statement, the merger agreement and the other documents referred to herein carefully for a more complete understanding of the merger agreement.

Background of the Merger

In 2000, Abgenix was developing ABX-EGF, now known as panitumumab, a fully human antibody it had created targeting the epidermal growth factor receptor (EGFr), which was then in a phase 1 clinical trial.  At that time, Abgenix made a strategic decision to seek a partner to share the risks and opportunities associated with the further development of panitumumab.  In July 2000, Abgenix entered into a joint development and commercialization agreement with Immunex Corporation relating to panitumumab.  Under the agreement with Immunex, the parties share responsibility for product development, with Abgenix retaining the right to conduct early phase clinical trials and to co-promote collaboration products worldwide.  In addition, Abgenix received an initial license fee, but shares equally with Immunex all development costs and all potential profits from sales of collaboration products.  In December 2000, Abgenix and Amgen entered into an out-licensing agreement under which Abgenix provides Amgen our XenoMouse technology to generate fully human antibodies to antigens provided by Amgen, including the antibody now known as denosumab.

Immunex was acquired by Amgen in 2002 and is now a wholly-owned subsidiary of Amgen.  In October 2003, Abgenix and Amgen amended the joint development and commercialization agreement.  Under the amended joint development and commercialization agreement, among other things, Amgen has decision-making authority for development of and commercialization activities relating to panitumumab, and Abgenix has the right to co-promote panitumumab in the United States.  In the event of a change of control of Abgenix, however, Abgenix’s right to co-promote panitumumab could be extinguished by Amgen.

Abgenix is responsible for manufacturing clinical supplies of panitumumab for the collaboration and for manufacturing commercial supplies for approximately the first five years after the commercial launch of panitumumab.  Under the joint development and commercialization agreement, Abgenix is also obligated to pay 50% of the worldwide development and commercialization costs and is entitled to receive 50% of any profits from sales of panitumumab worldwide.  The costs of manufacturing clinical and commercial supplies also are shared equally.

Over the past two years, Amgen has advanced Abgenix $60 million, which Abgenix has used to fund a portion of its share of development and commercialization costs for panitumumab.  The amount of advances plus interest may be repaid out of profits resulting from future product sales.

In July 2004, Abgenix announced the appointment of William R. Ringo as Abgenix’s new President and Chief Executive Officer.  Soon thereafter, Amgen’s Chairman and Chief Executive Officer, Kevin Sharer, contacted R. Scott Greer, Abgenix’s Chairman, to suggest a meeting of senior Amgen management with Messrs. Greer and Ringo to discuss a number of issues pertaining to the panitumumab collaboration.  Although no mention was made of any interest in a possible acquisition of Abgenix, Messrs. Greer and Ringo determined to seek the assistance of Goldman, Sachs & Co. to provide Abgenix with some additional background on Amgen and its business and to assist Abgenix in preparing for such meeting.  On September 14, 2004, Messrs. Greer and Ringo, along with H. Ward Wolff, the Company’s Chief Financial Officer, met with representatives of Goldman Sachs.

In response to Amgen’s request, on September 16, 2004, Messrs. Greer and Ringo met with senior executives of Amgen, including Mr. Sharer, Richard D. Nanula, Chief Financial Officer and Executive

Vice President, Finance and Strategy, Roger M. Perlmutter, Executive Vice President, Research and Development, George Morrow, Executive Vice President of Commercial Operations, and Dennis M. Fenton, Executive Vice President, Operations, to discuss the panitumumab collaboration.  During the meeting, Amgen raised for consideration and the parties discussed several issues relating to the collaboration, including clinical development plans, Abgenix’s manufacturing capabilities, overall communications and recent senior management changes at Abgenix.  The Amgen representatives also reviewed with Abgenix their views of the potential financial performance of the collaboration.  As part of this discussion, Mr. Sharer expressed his view that the best way to enable panitumumab to achieve its full market potential might be for Amgen to acquire Abgenix.  However, Mr. Sharer did not make an offer to acquire Abgenix or express a view as to the potential valuation of Abgenix, nor did he suggest that Amgen would actually make such an offer.  In response to Mr. Sharer’s suggestion, Messrs. Greer and Ringo indicated that the Abgenix team would continue to address the issues raised by Mr. Sharer with respect to the panitumumab collaboration and that Abgenix was committed to continue executing on its strategic plan as an independent company.

Abgenix’s board of directors met on September 17, 2004 to discuss the September 16 meeting with Amgen.  Messrs. Greer and Ringo reviewed with the Abgenix board of directors the discussion with Amgen, including the issues raised by Amgen with respect to the collaboration, as well as Mr. Sharer’s statement that Amgen might consider an acquisition of Abgenix as a way of maximizing the potential of panitumumab.  After further discussion, the Abgenix board of directors instructed senior management to address the issues raised by Amgen regarding the panitumumab collaboration and to explore on a confidential basis the possibility of a business combination transaction.  Messrs. Greer and Ringo also advised the board of directors that they had had several meetings with representatives of Goldman Sachs regarding Abgenix’s business and financial profile, the panitumumab collaboration and the business combination transaction mentioned by Amgen.  Messrs. Greer and Ringo advised the board of directors that Goldman Sachs would be particularly well-suited to provide financial advisory services to Abgenix in connection with this matter because Goldman Sachs is very familiar with Abgenix and is a leading investment bank with extensive merger experience in the biotechnology industry.

Following the September 16, 2004 meeting, Messrs. Greer and Ringo had several conversations with representatives of Goldman Sachs regarding Abgenix’s business and financial profile, the panitumumab collaboration, the brief discussion regarding a potential acquisition of Abgenix by Amgen and the following other potential strategic alternatives that could be considered by Abgenix:  remaining independent, which would require a potential equity or debt financing, acquisition or merger transactions, business development or partnering opportunities and a sale of all or a part of the company.

Abgenix’s board of directors next met on October 1, 2004.  Representatives of Goldman Sachs and Dewey Ballantine LLP, Abgenix’s outside legal counsel, were also in attendance.  At the meeting, Messrs. Greer and Ringo reviewed with the board of directors Abgenix’s strategic goals, including advancing panitumumab, advancing other portfolio products, advancing Abgenix’s pipeline, leveraging Abgenix’s capabilities in manufacturing and product discovery and enhancing operational efficiency, as well as Abgenix’s efforts to achieve its goals.  A representative of Dewey Ballantine reviewed with the Abgenix board of directors the fiduciary duties of the directors to Abgenix’s stockholders if a potential business combination were to arise.  Representatives of Goldman Sachs made a presentation to the board of directors regarding Abgenix’s business and operations, including Abgenix’s strengths and the potential challenges facing Abgenix in the future, Abgenix’s financial profile and performance, including an analysis of the potential value of Abgenix, and Abgenix’s historical stock price performance, as well as an overview of Amgen’s business and financial profile, Amgen’s recent acquisition of Tularik, Amgen’s potential strategic rationale for an acquisition of Abgenix and the other potential strategic alternatives that could be considered by Abgenix, which previously had been discussed with Abgenix management.  The representatives of Goldman Sachs also reviewed with the Abgenix board of directors other potential strategic partners in the pharmaceutical and biotechnology industries that might be interested in a transaction with Abgenix and certain financial and operational characteristics of these companies.  The Abgenix board of directors and its advisors discussed the likelihood that any of these potential strategic partners would be interested in a transaction with Abgenix.  The Abgenix board of directors then authorized senior management to formally retain Goldman Sachs for the purpose of providing financial advisory services to Abgenix in connection with a potential business combination transaction involving Amgen and the consideration of the other potential strategic alternatives available to Abgenix.  The board of directors also instructed senior management to continue exploratory discussions with Amgen regarding a potential business combination transaction.

On or about October 5, 2004, Mr. Ringo received a telephone call from Mr. Sharer.  Mr. Sharer stated that he believed the next step would be for senior representatives of the two companies to meet so that Amgen could better understand Abgenix’s areas of research and related technology, as well as its intellectual property and its major alliances.

Abgenix’s board of directors again met on October 7, 2004.  During the meeting, Mr. Ringo informed the board of directors of Amgen’s continued interest in exploring a business combination transaction with Abgenix and summarized his October 5 telephone call with Mr. Sharer, including Mr. Sharer’s request for meetings with representatives of Abgenix to better understand Abgenix’s business and operations.  After discussing a potential business combination transaction with Amgen, including a discussion of the potential risk to Abgenix’s business and operations as additional Abgenix employees became aware of a potential transaction, the Abgenix board of directors authorized Abgenix senior management to proceed with the meetings requested by Amgen, subject to obtaining a written confidentiality and standstill agreement.

On October 11, 2004, Abgenix and Amgen executed a confidentiality agreement, which included a standstill provision.  On October 12, 2004, senior representatives of Amgen and Abgenix met to discuss Abgenix’s business and operations, generally.  Following the October 12 meeting, Abgenix provided Amgen with certain information relating to its business and operations in response to Amgen’s requests for information and made Abgenix senior management available to respond to questions that Amgen had about Abgenix’s business and operations.

Later in October 2004, Amgen and Abgenix agreed to terminate discussions regarding a potential business combination transaction for the following reasons:  the drop in Abgenix’s share price during 2004 and the Abgenix share price at that time and the current state of development of panitumumab.  Before the parties agreed to terminate discussions, however, Amgen also expressed an interest in acquiring certain assets of Abgenix, including Abgenix’s interest in the panitumumab collaboration, as an alternative to an acquisition of the entire company.  However, Amgen did not make an offer to acquire Abgenix or any of its assets at that time and no purchase price was discussed by the parties before the termination of  discussions.

On October 21, 2004, the Abgenix board of directors determined that Abgenix should proceed to address its capital needs as an independent, standalone entity.  In late December 2004, Abgenix raised additional capital through the issuance of $300 million of Senior Convertible Notes due 2011 in a private placement.

Thereafter, Abgenix continued to execute on its strategic plan, including continuing its efforts to advance its portfolio products and its pipeline, manage costs and cash burn and prioritize the continued development of panitumumab.  During the first half of 2005, in connection with a review of its strategic plan, Abgenix undertook to identify products and companies for Abgenix to acquire or partner with to expand its pipeline.  As part of this effort, representatives of Abgenix’s senior management engaged in a thorough review of marketed or development stage products in oncology and other fields.  As a result, numerous product or company candidates were identified for further investigation, and discussions were held with several of these companies with respect to potential in-licensing, acquisitions or other strategic combinations.

On June 30, 2005, Messrs. Ringo and Sharer met at Amgen’s headquarters to discuss the panitumumab collaboration, including co-promotion planning for panitumumab and timing for the receipt of data from the panitumumab pivotal phase 3 study, which was expected to be available in the fourth quarter of 2005.  During the meeting, Mr. Sharer indicated that, depending on the data from the panitumumab pivotal phase 3 study, Amgen might be interested in initiating discussions with Abgenix regarding a potential business combination transaction.  Messrs. Sharer and Ringo agreed to contact each other in the fall of 2005 once the pivotal clinical data were known.  Following the June 30 meeting, Abgenix senior management and representatives of Goldman Sachs met several times to discuss Abgenix’s financial profile and potential valuation, as well as to review potential strategic alternatives that could be pursued by Abgenix, which previously had been discussed with the Abgenix board of directors.

On September 22, 2005, the Abgenix board of directors met at Abgenix’s headquarters.  During the meeting, Mr. Ringo reviewed with the board of directors his June 30 meeting with Mr. Sharer.  In addition, representatives of Goldman Sachs reviewed Abgenix’s business and financial profile, including its potential valuation depending on the outcome of the panitumumab pivotal phase 3 study.  Goldman Sachs also reviewed with the Abgenix board of directors potential equity financing opportunities that could be pursued by Abgenix following release of the clinical data for panitumumab and, specifically, the impact of the release of the clinical data on any potential financing.  Goldman Sachs also discussed with the Abgenix board of directors Amgen’s business and financial performance, taking into account, among other things, the potential impact of the release of clinical data for panitumumab, as well as a possibility of a business combination transaction with Amgen.

On October 4, 2005, Abgenix and Amgen entered into an amendment to the confidentiality agreement, which extended the time period within which information provided in connection with the proposed transaction would constitute “information” subject to the terms of the confidentiality agreement from six months to 18 months from the date of the confidentiality agreement, and extended the term of the standstill obligations, which were set to expire on October 11, 2005, for an additional one year from the date of the amendment.

Between October 4 and October 13, 2005, Abgenix senior management met with representatives of Goldman Sachs to discuss both financing structures and alternatives, which previously had been discussed with the Abgenix board of directors, as well as the possibility of a business combination transaction with Amgen. In addition, during these meetings Abgenix senior management and representatives of Goldman Sachs discussed, and assisted in preparing Mr. Ringo for, a meeting that Mr. Nanula had requested with Mr. Ringo.

On October 13, 2005, at Mr. Nanula’s request, Messrs. Ringo and Mr. Nanula met at Abgenix’s headquarters.  Mr. Wolff  participated in portions of the meeting.  During the meeting, Mr. Ringo reviewed with Mr. Nanula the strategic direction of Abgenix, including the status of and Abgenix’s strategy with respect to the panitumumab collaboration, Abgenix’s manufacturing and co-promotion activities, its strategy regarding other pipeline products, financing opportunities being considered by Abgenix and the Abgenix leadership team.  Mr. Ringo also emphasized Abgenix’s continued execution of its strategic plan, its ability to continue as an independent company and the fact that the Abgenix board of directors was not currently exploring a sale of the company generally.  Mr. Nanula reconfirmed that it would be necessary for Amgen to review the upcoming phase 3 data results before it would be willing to initiate discussions with Abgenix regarding a possible business combination transaction.  Messrs. Ringo and Nanula, therefore, agreed that further discussions might be appropriate following release of the phase 3 data.

On November 2, 2005, Abgenix’s board of directors met to discuss the recently received preliminary panitumumab phase 3 study data results.  During the meeting, Mr. Ringo and Dr. Gisela Schwab, Abgenix’s Chief Medical Officer, reviewed with the board of directors the preliminary results, which indicated that the phase 3 study of panitumumab met the primary endpoint of improving progression-free survival in patients with metastatic colorectal cancer who had failed standard chemotherapy.  Abgenix senior management also reviewed with the board of directors a potential equity financing of Abgenix, which the board of directors previously had discussed, and the potential impact of the phase 3 study results and the Amgen discussions on any such financing.  Mr. Ringo then updated the board of directors on the most recent discussions with Amgen regarding a potential business combination.

On November 3, 2005, the panitumumab pivotal phase 3 study data results were publicly released.  On that date, Abgenix and Amgen issued a joint press release outlining the results of the study and the potential benefits of panitumumab for patients with colorectal cancer.  Later that day, Abgenix and Amgen held a public conference call to discuss the results, and Mr. Nanula called Mr. Ringo to request a meeting, which they agreed to hold on November 17.  Mr. Nanula stated that Amgen would be prepared to make an offer to acquire Abgenix at the November 17 meeting.

On November 7, 2005, the Abgenix board of directors again met to review Abgenix’s business and operations and its financial profile, including the valuation of Abgenix, in light of the panitumumab pivotal phase 3 study results.  During the meeting, Mr. Ringo summarized his November 3 conversation with Mr. Nanula, including Mr. Nanula’s statement that he would be coming to the November 17 meeting with an offer to acquire Abgenix.  The board of directors also discussed with senior management and representatives of Goldman Sachs and Dewey Ballantine the impact of the phase 3 study results and the discussions with Amgen on a potential financing by Abgenix.  The board of directors discussed the impact of the phase 3 study results on the discussions with Amgen regarding a potential business combination transaction and the potential expense savings that could be achieved by Amgen in an acquisition of Abgenix.  The Abgenix board of directors also discussed again with the senior management and its advisors potential strategic alternatives that Abgenix could pursue, which the board of directors previously had discussed.  The Abgenix board of directors, following discussions with senior management and Abgenix’s advisors, authorized Mr. Ringo to meet with Amgen, but to make it clear that Abgenix was continuing to execute on its strategic plan and that it would likely pursue an equity financing in the near future unless Amgen made an offer that was in the “$20s” per share and was otherwise compelling.

Shortly thereafter, Messrs. Ringo and Nanula discussed, by telephone, their upcoming November 17 meeting and the potential business combination transaction.  During the call, Mr. Ringo explained that Abgenix was continuing with the execution of its strategic plan and that the Abgenix board of directors only would be interested in exploring an acquisition of the entire company, not portions of Abgenix’s business.  For an offer to be considered seriously by Abgenix’s board of directors, Mr. Ringo delivered the message of the Abgenix board of directors as to what it would take to cause Abgenix to defer its plans to pursue an immediate equity financing.

Between November 14 and November 17, 2005, Abgenix senior management and representatives of Goldman Sachs met with Mr. Ringo to discuss Abgenix’s business and financial profile, the impact of the panitumumab phase 3 study results on Abgenix’s valuation and on a potential equity financing for Abgenix, the status of the financing markets and a possible business combination transaction with Amgen.  During the meeting, Abgenix senior management and Goldman Sachs again reviewed which companies, in addition to Amgen, might be interested in, and in a position to consummate, a business combination transaction with Abgenix.  Based on discussions with Goldman Sachs, Abgenix’s senior management believed that it was unlikely that any other company would be in a position to offer as high a price for Abgenix as Amgen or that any other company could consummate a transaction as quickly as Amgen, given Amgen’s familiarity with a substantial portion of Abgenix’s business, as well as the anticipated cost savings Amgen would be able to achieve under the joint development and commercialization agreement and the elimination of the denosumab royalty under the out-licensing agreement if it were able to acquire Abgenix.  In addition, under the joint development and commercialization agreement, as amended in October 2003, if control of Abgenix were acquired by any party other than Amgen, Abgenix’s right to co-promote panitumumab could be extinguished by Amgen. Mr. Ringo and representatives of Goldman Sachs also discussed Mr. Ringo’s upcoming meeting with Mr. Nanula on November 17.

On the evening of November 17, 2005, Messrs. Ringo and Nanula met to continue discussing a potential business combination transaction.  Mr. Nanula explained that Amgen was prepared to make a proposal to acquire Abgenix for $20.00 per share in cash.  Mr. Nanula explained that Amgen’s offer was based on an assessment by Amgen and its financial advisors as to the potential value of Abgenix and discussed, among other things, the expected timing of the transaction and the potential impact of the acquisition on Amgen’s business.  He also responded to questions from Mr. Ringo regarding the expected treatment of Abgenix employees.  At the end of the meeting, Mr. Ringo agreed to present Amgen’s offer to the Abgenix board of directors.

The next day, Abgenix’s board of directors met to discuss Amgen’s offer.  Representatives of Goldman Sachs and Dewey Ballantine were present at the meeting.  Mr. Ringo reviewed with the board of directors his discussion with Mr. Nanula and the basis for Amgen’s offer, which was explained by Mr. Nanula the day before.  Representatives of Goldman Sachs reviewed Abgenix’s business and financial profile including its analysis of the value of Abgenix, and presented its analysis of Amgen’s offer in light of Abgenix’s financial profile and valuation, with the board of directors.  Mr. Ringo then informed the board of directors that Abgenix senior management and Goldman Sachs would continue to carefully analyze Amgen’s offer in light of Abgenix’s business and financial profile, and he recommended that the board of directors reconvene to continue its consideration of the matter on November 21, 2005.

On November 21, 2005, Abgenix’s board of directors again met with members of the Abgenix senior management team, as well as representatives of Goldman Sachs and Dewey Ballantine, to further consider and discuss Amgen’s proposal and to again review potential strategic alternatives that Abgenix could consider.  Mr. Ringo first reviewed with the board of directors Amgen’s offer, which was presented to Mr. Ringo on November 17, 2005.  At the invitation of Mr. Ringo, representatives of Dewey Ballantine then reviewed with the board of directors the fiduciary duties that the directors owe to Abgenix stockholders under Delaware law in the context of reviewing Amgen’s proposal.  The representatives of Dewey Ballantine then described the process and timing of negotiating, signing and closing a transaction with Amgen and an acquisition transaction generally.  The directors asked questions regarding their fiduciary duties.  Mr. Ringo then reviewed with the board of directors Abgenix’s business and prospects and potential strategic alternatives that could be considered by Abgenix in light of its business, including its relationship with Amgen, and the current and projected market environment for capital raising, product acquisitions and mergers and acquisitions.  Mr. Ringo also discussed with the Abgenix board of directors the potential risks to and the opportunities for Abgenix if it remained independent.  Mr. Ringo then asked representatives of Goldman Sachs to update their presentations and financial analyses, which previously had been presented to the Abgenix board of directors, with respect to Abgenix’s business and financial profile, including the valuation of Abgenix, and Abgenix’s financial and stock market performance.  In addition, Goldman Sachs again reviewed Amgen’s proposal and the valuation of Abgenix implied by the proposal.

Also at the November 21 meeting, the representatives of Goldman Sachs advised the board of directors that they had received a call from Morgan Stanley & Co., Amgen’s financial advisor.  Morgan Stanley advised Goldman Sachs that Amgen believed that its $20.00 per share offer reflected the value that Amgen saw in Abgenix’s business at the time based on the information available to it and that Amgen would need to be convinced by Abgenix of additional value in Abgenix’s business if Amgen were to consider increasing its offer.

The board of directors again discussed with senior management and Abgenix's advisors the possibility that another party might be interested in acquiring Abgenix and senior management and Goldman Sachs reiterated their view that there were no other potential acquirors that would likely match or exceed Amgen’s offer.  Following the discussion, the board of directors determined that Amgen was particularly well-positioned to acquire Abgenix based on the panitumumab collaboration, Amgen's knowledge of panitumumab and the potential expense savings to Amgen associated with consolidating the ownership of panitumumab and denosumab, together with ownership of Abgenix’s manufacturing capability and concluded, based on advice of senior management and Goldman Sachs, that it was unlikely that another company would value Abgenix as highly as Amgen.  Following the discussion, in light of the discussions with and presentations by Abgenix management and its advisors regarding Abgenix’s valuation and potential strategic alternatives that Abgenix could pursue, the Abgenix board of directors determined that it was in the best interests of Abgenix stockholders for senior management to continue discussions with Amgen regarding a potential acquisition but directed Mr. Ringo to reject Amgen’s $20.00 per share cash offer and to counter with an offer of $25.00 per share in cash.

On November 22, 2005, Messrs. Ringo and Nanula spoke by telephone to discuss the potential acquisition of Abgenix and Amgen’s $20.00 per share offer.  Mr. Ringo explained that senior management carefully reviewed Amgen’s offer with the Abgenix board of directors and that the board of directors concluded that Amgen’s $20.00 per share cash offer was insufficient.  At the direction of the board of directors, Mr. Ringo proposed a counteroffer of $25.00 per share in cash.

Mr. Nanula stated that he did not believe that the Amgen board of directors would agree to, and he would not recommend, an acquisition of Abgenix at $25.00 per share.  However, Mr. Nanula indicated he would discuss Abgenix’s response internally and respond to Mr. Ringo thereafter.  Later that day, Mr. Ringo received a telephone call from Mr. Nanula in which Mr. Nanula stated that Amgen was prepared to proceed with an acquisition of Abgenix at $22.50 per share in cash, not $25.00, subject to due diligence, negotiation of final documentation and final approval by Amgen’s board of directors.  Mr. Nanula stated that Amgen would not be willing to go forward at a price in excess of $22.50 per share.  Mr. Ringo indicated that he would take Amgen’s revised proposal to the Abgenix board of directors.

On November 23, 2005, Abgenix’s board of directors met to discuss Amgen’s response to Abgenix’s counteroffer.  Also in attendance were representatives of Dewey Ballantine and Goldman Sachs.  Mr. Ringo described for the board of directors his conversations with Mr. Nanula, including Mr. Nanula’s statement that Amgen was not prepared to increase its offer.  Mr. Ringo also stated that the Amgen board of directors would meet on December 5, 2005 to consider the transaction.  Mr. Ringo then explained that Amgen’s $22.50 per share cash offer represented an enterprise value of approximately $2.7 billion (which included the assumption of debt), a premium of approximately 66% to the then-current trading price of Abgenix’s common stock and a 111% and 139% premium to the average trading price of Abgenix’s common stock over the past six month and one year periods, respectively.  Representatives of Goldman Sachs then reviewed with the Abgenix board of directors its presentation from the November 21 board of directors’ meeting in the context of Amgen’s revised offer.  After extensive discussion, the Abgenix board of directors authorized Mr. Ringo and Abgenix senior management to continue discussions with Amgen regarding an acquisition of Abgenix at a price of $22.50 per share in cash.

From November 29 through December 14, 2005, representatives of Abgenix and Amgen held discussions regarding the terms of the proposed transaction and the process and timetable for a potential acquisition.  In addition, during this period, Amgen and its advisors performed a due diligence investigation of Abgenix, which included numerous meetings with Abgenix senior management and its advisors regarding Abgenix’s business and operations.

On December 1, 2005, Mr. Nanula and other representatives of Amgen met with Abgenix senior management to discuss the transaction process and timetable, including the due diligence investigation.  Also on that day, Amgen’s legal counsel delivered to Dewey Ballantine a draft merger agreement, which contemplated a merger of a newly-formed, wholly-owned subsidiary of Amgen with Abgenix surviving as a wholly-owned subsidiary of Amgen following the merger.

On December 6, 2005, Mr. Ringo received a call from Mr. Nanula during which Mr. Nanula indicated that the Amgen board of directors had approved the acquisition of Abgenix for $22.50 per share in cash,

subject to Amgen’s completion of due diligence and the negotiation of a mutually acceptable merger agreement.

During the next week, Abgenix and Amgen and their advisors continued to negotiate the terms of the merger agreement, and Amgen continued its due diligence investigation of Abgenix.

On December 13, 2005, Abgenix’s board of directors met to consider the proposed acquisition by Amgen.  Mr. Ringo, together with Abgenix’s financial and legal advisors, reviewed with the board of directors the status of the discussions and negotiations with Amgen.  Mr. Ringo reviewed for the board of directors the terms of the proposed transaction.  He also summarized Amgen’s commitments contained in the draft merger agreement with respect to Abgenix employees following consummation of the merger, including severance arrangements for any Abgenix employees that were terminated by Amgen following the merger.  Representatives of Dewey Ballantine reminded the board of directors of the fiduciary duties of the directors in considering the proposed acquisition of Abgenix.  They also reviewed with the board of directors the merger agreement, a copy of which previously had been provided to the Abgenix board of directors, including the points that remained open between the parties and were subject to further discussion.  The representatives of Dewey Ballantine highlighted, among other things, that Abgenix could terminate the merger agreement to accept a superior proposal if certain conditions were met, including payment to Amgen of a $75 million termination fee, which were outlined in the merger agreement and summarized for the board of directors and explained that these provisions were customary for transactions like the one being considered by the Abgenix board of directors.  Abgenix’s advisors also discussed with the board of directors that, by permitting the Abgenix board of directors to consider and accept a superior proposal, these termination provisions would operate as a post-announcement market-check.  Representatives of Goldman Sachs then provided the board of directors with an update of its analysis of Abgenix’s business and the proposed acquisition of Abgenix by Amgen.  Representatives of Goldman Sachs also updated its prior analysis in light of Amgen’s revised $22.50 per share cash offer.  A copy of the written materials used by Goldman Sachs in making its presentation had been provided to the board of directors in advance of the meeting.  Representatives of Goldman Sachs then provided the Abgenix board of directors with its oral opinion, which was subsequently confirmed in writing once the merger agreement was finalized, to the effect that as of that date and based upon and subject to the considerations, assumptions and limitations set forth in its written opinion, the $22.50 per share in cash to be paid pursuant to the merger agreement is fair, from a financial point of view, to holders of Abgenix common stock.

After discussion, the board of directors preliminarily approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, subject to the board of directors’ review of the final terms of the merger agreement and the related documents.  In addition, the board of directors determined that the terms of the merger agreement and the other transactions contemplated by the merger agreement presented to the board of directors are advisable, fair and in the best interests of Abgenix and its stockholders and, subject to review of the final terms of the merger agreement and the related documents, the board of directors was prepared to recommend that Abgenix stockholders vote “FOR” adoption of the merger agreement.

Mr. Ringo then explained that because the merger agreement was still being negotiated and several of the points that had been discussed with the board of directors remained open, the board of directors would be asked to meet again the next day to consider the final agreement.

Abgenix and Amgen and their advisors continued to negotiate the terms of the merger agreement during the evening of December 13, 2005 and on December 14, 2005.  The board of directors again convened in the afternoon of December 14, 2005.  During this meeting, Abgenix management and representatives of Dewey Ballantine summarized the final terms of the merger agreement, which did not differ materially from the terms presented the previous day, and indicated that all open points, which had been discussed with the board of directors the day before, had been resolved.  Goldman Sachs then reconfirmed to the board of directors its opinion to the effect that, as of that date and based on and subject to the considerations, assumptions and limitations set forth in its written opinion, the consideration of $22.50 in cash per share provided for in the merger agreement is fair, from a financial point of view, to the holders of Abgenix common stock.  Following deliberations, the board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, determined that the terms of the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair and in the best interests of Abgenix and its stockholders, recommended that Abgenix stockholders vote “FOR” adoption of the merger agreement and recommended that Abgenix stockholders vote “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there were not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

After the close of trading on The Nasdaq Stock Market on December 14, 2005, Abgenix and Amgen, issued a joint press release announcing execution of the merger agreement.

Abgenix’s Reasons for the Merger

Abgenix’s board of directors consulted with senior management and Abgenix’s financial and legal advisors and considered a number of factors, including, but not limited to, those set forth below, in reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement and to recommend that Abgenix’s stockholders vote “FOR” adoption of the merger agreement.

•       The familiarity of the board of directors with, and information provided by management and Goldman Sachs as to, our business, financial condition, results of operations and competitive position, the nature of our business and the industry in which we compete, economic and market conditions on both a historical and a prospective basis, as well as our strategic objectives, including the development and commercialization of our product candidates, and the risks involved in achieving those objectives.

•       Management’s view of the advantages and disadvantages of continuing to co-develop and potentially co-promote panitumumab, if approved for marketing by the FDA, particularly in light of the respective rights of Amgen and Abgenix, as compared to the advantages and disadvantages of entering into an acquisition transaction.

•       The risks inherent in the development and commercialization of a biologic product such as panitumumab, including, among others, the risks of clinical data outcome, approval for marketing by the FDA and any potential conditions or contingencies for that approval, market acceptance if approved, and other factors affecting the revenues and profitability of biopharmaceutical products generally.

•       The costs, timing, uncertainty, risks and dilution to current stockholders of raising additional capital to fund further development costs, reduce or eliminate debt, or other financial requirements in order to achieve and maintain profitability.

•       The familiarity of Amgen, as the lead or sole developer, respectively, with panitumumab and denosumab,  as described in “—Background of the Merger”.

•       The relationship between the $22.50 price per share and the recent historical market prices of our common stock. The Abgenix board of directors deliberated over the $22.50 merger consideration and considered that such price represented a premium of approximately 53.58% above the closing trading price of our shares on December 14, 2005, the last trading day before the announcement of the merger agreement.

•       The board of directors believed that, given the potential consolidation savings, current ownership interests in panitumumab and denosumab, the manufacturing capacity for panitumumab and certain economies that Amgen could achieve in a merger with Abgenix, Amgen is unique in being able to justify paying a $22.50 per share price for Abgenix’s common stock.

•       The strategic options available to Abgenix (including, the challenges of moving from a platform technology company to a proprietary drug development business model) and Abgenix’s assessment that none of these options, including remaining independent, is likely to present an opportunity that is equal or superior to the proposed merger or to create value for Abgenix stockholders that is equal to or greater than that created by the proposed merger in the foreseeable future.

•       The belief of the board of directors that $22.50 per share represented the highest consideration that Amgen was willing to pay, and the highest per share value obtainable on the date of signing.

•       The conclusion of the board of directors that entering into any negotiations with a third party would not necessarily lead to an equivalent or better offer, and would be subject to significant due diligence and negotiation that could lead to the loss of the potential offer from Amgen.

•       The balance between (i) the risk that, absent the proposed transaction, the price per share of Abgenix common stock would decline and (ii) the possibility that, absent the proposed transaction, the price of Abgenix common stock might increase to the point where its present value, at the time when the closing of the proposed transaction would otherwise occur, would exceed $22.50 per share for all Abgenix stockholders.

•       The terms of the merger agreement, which provide Abgenix with an ability to respond to, and to accept, an unsolicited offer that is superior to the merger, if necessary to comply with the Abgenix board of directors’ fiduciary duties to the Abgenix stockholders under applicable law, as described under “The Merger Agreement—Acquisition Proposals”.

•       The financial presentation, including the opinion, dated December 14, 2005, of Goldman Sachs to the Abgenix board of directors, to the effect that as of that date and based upon and subject to the matters stated in such opinion, the $22.50 per share merger consideration was fair, from a financial point of view to the holders of Abgenix common stock, as described under “—Opinion of Abgenix’s Financial Advisor”. The full text of this opinion is attached to this proxy statement as Annex B.

•       The closing conditions included in the merger agreement, including regulatory consents and the likelihood that the merger would be approved by the requisite regulatory authorities and that the merger agreement would be adopted by Abgenix’s stockholders.

•       The other terms of the merger agreement, as reviewed by the board of directors with its legal advisors, including the respective representations, warranties and covenants of the parties.

•       The effects of the merger on our employees, and the terms of the merger agreement relating to employee benefit matters.

In addition to taking into account the foregoing factors, Abgenix’s board of directors also considered the following potentially negative factors in reaching its decision to approve the merger agreement.

•       The possible effect of the public announcement of the transaction on the continuing commitment of Abgenix’s employees and management pending the Abgenix stockholder vote and the consummation of the merger.

•       The fact that the merger will be a taxable transaction to Abgenix stockholders.

•       The fact that, because Abgenix stockholders are receiving cash for their shares of Abgenix common stock, they will not participate in any potential future growth of either Abgenix or Amgen.

•       The fact that, under the terms of the merger agreement, we would be required to pay Amgen a termination fee if we were to terminate the merger agreement to accept a superior proposal for a business combination or acquisition of Abgenix, and that our obligation to pay the termination fee might discourage other parties from proposing a business combination with, or an acquisition of, Abgenix, as described under “The Merger Agreement—Termination”.

•       The potential impact of the transaction on Abgenix’s employees, including the possibility that jobs will be eliminated.

•       The risks and costs to Abgenix if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on other business relationships.

•       The terms of the merger agreement that prohibit the solicitation of other acquisition proposals and that place limitations on our ability to consider unsolicited competing proposals and to terminate the merger agreement and accept a superior proposal.

•       The interests of directors and certain executive officers of Abgenix that are different from, or in addition to, the interests of Abgenix stockholders generally, as described under “—Interests of Certain Persons in the Merger”.

•       The customary restrictions on the conduct of our business prior to the consummation of the merger, requiring us to conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking certain business opportunities, outside the ordinary course of business consistent with past practice, that may arise over the period that the merger agreement remains in effect.

•       That, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by our stockholders, as described under “The Merger Agreement—Conditions”.

The foregoing discussion of the information and factors considered by the Abgenix board of directors, while not exhaustive, includes the material factors considered by the Abgenix board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, the Abgenix board of directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have given different weights to different factors. The Abgenix board of directors considered all of the factors as a whole and considered the factors in their totality to be favorable to and to support the decision to approve the merger agreement and to recommend that Abgenix’s stockholders adopt the merger agreement.

Recommendation of Abgenix’s Board of Directors

The Abgenix board of directors, by unanimous vote and after careful consideration, (i) has approved the merger agreement, including the merger and the other transactions contemplated thereby, (ii) has determined that the terms of the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Abgenix and its stockholders, (iii) recommends that Abgenix stockholders vote “FOR” adoption of the merger agreement and (iv) recommends that Abgenix stockholders vote “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

Opinion of Abgenix’s Financial Advisor

Goldman Sachs, financial advisor to Abgenix, delivered its oral opinion to the Abgenix board of directors, subsequently confirmed by delivery of its written opinion, dated December 14, 2005, that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be received pursuant to the merger agreement by holders of Abgenix common stock of $22.50 per share in cash was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated December 14, 2005, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. Abgenix stockholders should read the opinion in its entirety. Goldman Sachs provided its opinion for the information and assistance of the Abgenix board of directors in connection with its consideration of the merger and its opinion does not constitute a recommendation as to how any holder of Abgenix common stock should vote with respect to the merger.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•       the merger agreement;

•       annual reports to stockholders and annual reports on Form 10-K of Abgenix for the five fiscal years ended December 31, 2004;

•       certain interim reports to stockholders and quarterly reports on Form 10-Q of Abgenix;

•       certain other communications from Abgenix to its stockholders; and

•       certain internal financial analyses and forecasts for Abgenix prepared by Abgenix’s management.

Goldman Sachs also held discussions with members of the senior management of Abgenix regarding their assessment of the past and current business operations, financial condition and future prospects of Abgenix.

In addition, Goldman Sachs:

•       reviewed the reported price and trading activity for the Abgenix common stock;

•       compared certain financial and stock market information for Abgenix with similar information for certain other companies the securities of which are publicly traded;

•       reviewed the financial terms of certain recent business combinations in the biotechnology industry specifically and in other industries generally; and

•       performed such other studies and analyses, and considered such other factors, as Goldman Sachs considered appropriate.

Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In that regard, Goldman Sachs assumed, with the consent of the Abgenix board of directors, that the internal financial forecasts prepared by the management of Abgenix were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Abgenix. Goldman Sachs also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the merger agreement will be obtained without any adverse effect on Abgenix or on the expected benefits of the transaction in any way meaningful to its analysis. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Abgenix or any of its subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. The Goldman Sachs opinion does not address Abgenix’s underlying business decision to engage in the transaction with Amgen. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with Abgenix.

The following is a summary of the material financial analyses used by Goldman Sachs in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent relative importance or weight given those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and alone are not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 13, 2005 and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis

Goldman Sachs reviewed the historical trading prices and volumes for Abgenix common stock over various periods from the Abgenix initial public offering on July 8, 1998 to December 9, 2005. The table below shows the results of Goldman Sachs’ review of the historical performance of Abgenix common stock over the year ending on December 9, 2005.

Price
Current as of December 9, 2005	$14.14
One year high	$14.35
One year low	$6.54
Three month average	$12.05
One year average	$9.64

Goldman Sachs analyzed the volume-weighted average closing price per share of Abgenix common stock and reviewed such prices in relation to the total shares of Abgenix common stock traded as a percentage of the total Abgenix common stock outstanding for certain periods since Abgenix’s initial public offering in July 1998. The table below presents the results of Goldman Sachs’ analysis:

Time Period	Weighted Average Price	Total Shares Traded as % of Shares Outstanding
Since IPO	$21.42	3,009.7%
Past three years	$11.03	1,426.4%
Past year	$10.03	559.3%
Past six months	$11.20	331.3%

Analyst Price Targets

Goldman Sachs reviewed and compared the price targets of various equity research analysts for Abgenix common stock. The 12 month per share price target of the analysts ranged from a low of $12.00 per share to a high of $20.00 per share.

Discounted Cash Flow Analysis

Goldman Sachs performed a discounted cash flow analysis on Abgenix using Abgenix’s management projections. Goldman Sachs calculated indications of net present value of free cash flows for Abgenix for the years 2006 through 2015 using discount rates ranging from 13% to 17%. Goldman Sachs calculated the implied price per share of the Abgenix common stock using illustrative terminal values in the year 2016 based on price-to-earnings multiples ranging from 15x to 20x. These illustrative terminal values were then discounted to calculate implied indications of present values using discount rates ranging from 13% to 17%. Goldman Sachs used a discount rate ranging from 13% to 17%, reflecting estimates of the weighted average cost of capital of Abgenix, and illustrative terminal values based on price/earnings multiples ranging from 15x to 20x based on selected comparable biotechnology and pharmaceutical companies. The following table presents the results of this analysis:

Per Share Value (1)
Illustrative Equity Value	$14.95 - 26.58

(1)          Fully-diluted based on basic shares as of December 2, 2005 assuming conversion of 2011 Convertible Notes into equity.

Sum-of-the-Parts Analysis

Goldman Sachs performed a sum-of-the-parts analysis on Abgenix’s core assets using certain financial projections for Abgenix prepared by the management of Abgenix and by applying the following methodologies:  (i) discounted cash flow analysis of panitumumab, denosumab and the remaining product pipeline of Abgenix; (ii) estimated value of the manufacturing facility based on leasehold information reported in Abgenix’s Annual Report on Form 10-K for the year ended December 31, 2004; (iii) valuation of net operating loss carry forwards based on net operating losses reported through December 31, 2004; and (iv) net cash assuming AstraZeneca UK Limited Convertible Preferred Stock, AstraZeneca UK Limited Convertible Preferred Notes, the Amgen Credit Facility and 2007 Senior Subordinated Notes are treated as debt, while in-the-money 2011 Convertible Notes are treated as equity and cash includes cash equivalents and marketable securities. The table below shows Goldman Sachs’ analysis as to the illustrative valuation range based on its sum-of-the-parts analysis.

Source of Value	Per Share Value(1)
Panitumumab	$9.64 - 15.15
Denosumab	$2.18 - 3.56
Other Products, Contracts and Technology Value	$1.51 - 3.31
Manufacturing Facility	$1.17 - 1.41
Net Operating Loss Carry Forwards	$1.42 - 1.66
Net Cash	$0.67 - 0.66
Illustrative Equity Value	$16.59 - 25.75

(1)          Fully-diluted based on basic shares as of December 2, 2005 assuming conversion of 2011 Convertible Notes into equity.

Present Value of Future Stock Price

Goldman Sachs performed an illustrative future share price analysis, which is designed to provide an indication of the potential future value of a company’s equity as a function of the company’s future earnings and its assumed price to forward earnings per share multiple. Goldman Sachs used certain financial projections for Abgenix prepared by the management of Abgenix. Goldman Sachs first calculated implied 2009 per share equity values for Abgenix common stock by applying price to forward earnings per share multiples ranging from 20.0x to 30.0x to estimates prepared by the Abgenix management of 2010 earnings per share in two cases, one with additional equity financing and one without additional equity financing. Goldman Sachs then calculated the present value of the implied 2009 per share equity values for Abgenix common stock using discount rates ranging from 14% to 18% based on estimates relating to Abgenix’s cost of equity capital. Goldman Sachs also calculated implied 2010 per share equity values for

Abgenix common stock by applying price to forward earnings per share multiples ranging from 15.0x to 20.0x to estimates by Abgenix’s management of 2011 earnings per share, again in two cases, one with additional equity financing (to meet upcoming near-term capital requirements, if Abgenix were to remain independent) and one without additional equity financing. Goldman Sachs then calculated the present value of the implied 2010 per share equity values for Abgenix common stock using discount rates ranging from 14% to 18% based on estimates relating to Abgenix’s cost of equity capital. Using this analysis, Goldman Sachs calculated the following range of equity values per share of Abgenix common stock:

	Illustrative Per Share Price (without equity financing)	Per Share Price (with equity financing)(1)
Present Value of Future Share Price in 2009	$16.56 - 28.12	$15.28 - 25.98
Present Value of Future Share Price in 2010	$16.50 - 25.83	$15.22 - 23.85

(1)          Fully-diluted basis assuming conversion of 2011 Convertible Notes into equity plus 10 million shares related to the additional financing.

Premium Analysis

Goldman Sachs analyzed the $22.50 per share in cash to be received by holders of Abgenix common stock pursuant to the merger agreement in relation to the closing prices of Abgenix common stock on December 9, 2005, on other selected dates and over selected periods. The analysis indicated that the offer price of $22.50 represented the following premiums:

Time Period	Abgenix Price ($/share)	Implied Premium Based on $22.50 Per Share Merger Consideration
Prior to Close as of December 9, 2005	$14.14	59.1%
1 Month Prior	$13.40	67.9%
3 Months Prior	$11.80	90.7%
6 Months Prior	$8.72	158.0%
1 Year Prior	$10.37	117.0%
1 Week Average	$14.26	57.8%
2 Weeks Average	$13.94	61.4%
3 Weeks Average	$13.77	63.4%
4 Weeks Average	$13.70	64.3%
2 Months Average	$12.38	81.7%
3 Months Average	$12.05	86.8%
6 Months Average	$11.26	99.9%
9 Months Average	$9.96	125.9%
1 Year Average	$9.58	134.8%
2 Years Average	$10.66	111.0%
3 Years Average	$11.05	103.6%

Selected Transactions Analysis

Goldman Sachs analyzed certain publicly available information relating to selected business combination transactions involving companies in the biotechnology industry announced since March 2001 to reflect a representative sample of transactions. In the case of each of the transactions involving stock consideration, the value of the stock consideration paid was determined based on the closing market price of the acquirer’s stock on the last completed trading day prior to the announcement of the transaction. These transactions (listed by acquirer/target and date of announcement) included:

•       Novartis / Chiron (September 2005)

•       GlaxoSmithKline / ID Biomedical (September 2005)

•       OSI Pharmaceuticals / Eyetech (August 2005)

•       MGI Pharma / Guilford Pharmaceuticals (July 2005)

•       Pfizer / Vicuron (June 2005)

•       Genzyme / Bone Care (May 2005)

•       GlaxoSmithKline / Corixa (April 2005)

•       Shire Pharmaceuticals / Transkaryotic Therapies (April 2005)

•       QLT / Atrix Laboratories (June 2004)

•       UCB / Celltech (May 2004)

•       Amgen / Tularik (March 2004)

•       Genzyme / ILEX Oncology (February 2004)

•       Pfizer / Esperion Therapeutics (December 2003)

•       Eli Lilly / Applied Molecular Evolution (November 2003)

•       Genzyme / SangStat (August 2003)

•       IDEC Pharmaceuticals / Biogen (June 2003)

•       Cell Therapeutics / Novuspharma (June 2003)

•       Chiron / PowderJect Pharmaceuticals (May 2003)

•       Celltech / Oxford GlycoSciences (February 2003)

•       NPS Pharmaceuticals / Enzon Pharmaceuticals (February 2003)

•       Johnson & Johnson / Scios (February 2003)

•       Gilead Sciences / Triangle Pharmaceuticals (December 2002)

•       Versicor / Biosearch Italiz (July 2002)

•       Serono / Genset (June 2002)

•       Berna Biotech / Rhein Biotech (May 2002)

•       Amgen / Immunex (December 2001)

•       Millennium Pharmaceuticals / COR Therapeutics (December 2001)

•       MedImmune / Aviron (December 2001)

•       Exelixis / Genomica (November 2001)

•       Bristol-Myers Squibb / ImClone (September 2001)

•       Celera Genomics / Axys Pharmaceuticals (June 2001)

•       Sequenom / Gemini Genomics (May 2001)

•       Merck & Co. / Rosetta Inpharmatics (May 2001)

•       Vertex Pharmaceuticals / Aurora Biosciences (April 2001)

•       Johnson & Johnson / ALZA (March 2001)

For each of the selected transactions, Goldman Sachs calculated the premium represented by the price paid for the target to both the closing price per common share of the target one day prior to the announcement date and twenty trading days prior to the announcement date.

Goldman Sachs relied on information from public filings, press releases and investor presentations of the target companies and information published by FactSet (a data source containing historical data on mergers and acquisitions and other transactions). The following table presents the results of this analysis:

	Range	Mean	Median
Premium to 1 day prior price	2.3% - 116.0%	38.8%	34.8%
Premium to 1 month prior price	(5.1)% - 189.9%	50.1%	52.5%

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Abgenix or Amgen or the transaction.

Goldman Sachs prepared these analyses for purposes of providing its opinion to the Abgenix board of directors as to the fairness from a financial point of view to the holders of Abgenix common stock of the $22.50 per share in cash merger consideration. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Abgenix, Amgen, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arms-length negotiations between Abgenix and Amgen and was approved by the Abgenix board of directors. Goldman Sachs provided advice to Abgenix during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Abgenix or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

As described above, Goldman Sachs’ opinion to the Abgenix board of directors was one of many factors taken into consideration by the Abgenix board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has provided certain investment banking services to Abgenix from time to time, including having acted as lead manager with respect to an offering of the Abgenix’s Convertible Senior Notes due 2011 (aggregate principal amount $300,000,000) in December 2004.

Goldman Sachs also provided certain investment banking services to Amgen from time to time, including having acted as Amgen’s financial advisor in connection with its acquisition of Immunex Corporation in July 2002, as co-manager with respect to an offering of Amgen’s 4.00% Senior Notes due 2009 and 4.85% Senior Notes due 2014 (aggregate principal amount $2,000,000,000) in November 2004 and, through the William Street Commitment Corporation, a wholly-owned subsidiary of Goldman Sachs, as a lender to Amgen under a five-year backup revolving credit facility (aggregate principal amount of loan $120,000,000) in December 2005. Goldman Sachs may also provide investment banking services to Amgen and its subsidiaries in the future, including, but not limited to, ordinary course financings. In connection with the above-described investment banking services Goldman Sachs has received, and may receive, compensation.

Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to Abgenix, Amgen and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of Abgenix and Amgen for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

The Abgenix board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated December 7, 2004, Abgenix engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of this engagement letter, Abgenix has agreed to pay Goldman Sachs a transaction fee of $23.5 million, all of which is payable upon consummation of the transaction. In addition, Abgenix has agreed to reimburse Goldman Sachs’ expenses and indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

Interests of Certain Persons in the Merger

In considering the recommendations of the Abgenix board of directors with respect to the merger, Abgenix’s stockholders should be aware of the benefits available to the executive officers and directors of Abgenix in connection with the merger, and the potential conflicts of interest which they may have with Abgenix’s stockholders. These individuals have some interests in the merger that may be different from, or in addition to, the interests of Abgenix’s stockholders. The Abgenix board of directors was aware of these interests and considered them, among other matters, in making its recommendations.

Change of Control Severance Agreements

Abgenix has entered into change of control severance agreements with each of its executive officers at or around the time such executive officer’s employment with Abgenix originated. These agreements provide each executive with certain benefits in the event that such executive experiences an “involuntary termination” of employment with Abgenix or its successor within 24 months following a “change of control” (each, as defined in the agreements). The consummation of the merger will constitute a “change of control” for purposes of the change of control severance agreements. Upon an “involuntary termination” of employment with Abgenix or its successor within 24 months following the effective time of the merger, the executive would be entitled to the following benefits:

•       continued base salary and entitlement to target bonus, at the rate in effect just prior to the change of control, for a period of 12 months (or 24 months, in the case of Mr. Ringo) following such termination, to be paid in accordance with the normal payroll practices of Abgenix or its successor;

•       continued participation in the group health plans and life insurance plans by the executive and the executive’s spouse and dependents for a period of 12 months (or 24 months, in the case of Mr. Ringo) following termination; and

•       full and immediate vesting and exercisability of each outstanding stock option to purchase shares of common stock of Abgenix (or its successor) held by the executive.

To the extent that the payments and benefits payable under the change of control severance agreements would cause an executive to be liable for excise taxes by reason of sections 280G and 4999 of the Internal Revenue Code, the executive would be entitled to additional “gross up” payments to compensate for the effect of the excise taxes. The estimated amount of aggregate cash severance payments and continued health and life insurance benefits (excluding the value of any potential “gross-up” payments) under the agreements, assuming an “involuntary termination” of employment with Abgenix or its successor within 24 months following the effective time of the merger, is approximately $[•] million. As of [•], 2006, the aggregate number of unvested stock options held by Abgenix’s executive officers with change of control severance agreements that may become fully vested and exercisable as a result of the merger is approximately [•] shares, having an aggregate “in-the-money” value of approximately $[•], based on the merger consideration of $22.50 per share.

Stock Options, Stock Purchase Rights and Other Abgenix Equity Awards

Under the Abgenix Amended and Restated 1996 Incentive Stock Plan, Amended and Restated 1999 Nonstatutory Stock Option Plan and Amended and Restated 1998 Director Option Plan, Abgenix has made periodic grants of stock options, stock purchase rights and other equity awards to its executive officers and directors. Pursuant to the merger agreement, any of such awards outstanding prior to the effective time of the merger will be subject to the following treatment:

•       each outstanding stock option to purchase shares of Abgenix common stock with a per share exercise price in excess of $30.00 and each stock purchase right will become fully vested and will terminate if not exercised within 30 days following the date the holder of such equity award is provided notice of such vesting;

•       each outstanding stock option to purchase shares of Abgenix common stock with a per share exercise price less than or equal to $30.00 will be converted into an equivalent stock option to acquire a number of shares of Amgen common stock equal to the product of (x) the number of shares subject to the Abgenix stock option immediately prior to the time the merger becomes effective, and (y) the quotient of $22.50 divided by the average of the closing sale prices of a share of Amgen common stock as quoted on The Nasdaq Stock Market for each of the five consecutive trading days immediately preceding the closing date and the exercise price per share for each converted stock option will be equal to the exercise price per share of the Abgenix stock option immediately prior to the time the merger becomes effective divided by the quotient of $22.50 divided by the average of the closing sale prices of a share of Amgen common stock as quoted on The Nasdaq Stock Market for each of the five consecutive trading days immediately preceding the closing date; and

•       each other right to acquire or receive shares of Abgenix common stock or benefits measured by the value of shares of Abgenix common stock, and each other award consisting of shares that may be held, awarded, outstanding, payable or reserved for issuance under the Abgenix equity plans and any other Abgenix benefits plans, will be deemed to be converted into an equivalent right under Amgen’s equity plans.

For a more detailed discussion of the terms of the merger agreement with respect to the treatment of outstanding Abgenix equity awards in connection with the merger, please see the section captioned “The Merger Agreement—Consideration to be Received in the Merger”.

The terms and conditions of any converted equity right generally will be the same as the terms and conditions of the original award, including with respect to vesting, duration and the effect of termination of service. However, executive officers with change of control severance agreements (as described above), as well as employees covered by the Employee Transition Assistance Plan (as described below), may become entitled to additional rights with respect to converted equity awards under certain circumstances pursuant to such arrangements.

In addition, upon consummation of the merger, each current member of the Abgenix board of directors will cease to be a director of Abgenix or its successor. Pursuant to the terms of the Abgenix Amended and Restated 1998 Director Option Plan, following such termination of service, each stock option granted under the Amended and Restated 1998 Director Option Plan and held by each non-employee member of the Abgenix board of directors will become fully vested and immediately exercisable, and will remain exercisable in accordance with the applicable stock option agreement. As of [•], 2006, the aggregate number of unvested stock options held by Abgenix’s non-employee directors that will become fully vested and exercisable as a result of their termination of service in connection with the merger is approximately [•] shares, having an aggregate “in-the-money” value of approximately $[•], based on the merger consideration of $22.50 per share.

Employee Stock Purchase Plan

Abgenix maintains an Employee Stock Purchase Plan for U.S. employees intended to qualify under section 423 of the Internal Revenue Code that grants participating employees an option to purchase shares of Abgenix common stock at a discount from fair market value. Certain of the executive officers of Abgenix participate in the plan. This right to purchase Abgenix common stock is limited to the lesser of the number of shares that may be purchased with 15% of the participating employee’s eligible compensation during a purchase period, and $25,000 per calendar year, based on the fair market value of the Abgenix common stock on the date the option to purchase the stock is granted. The payment of the exercise price for the options granted under the plan is made through periodic payroll deductions.

Pursuant to the terms of the merger agreement, Abgenix has agreed to take all actions necessary to cause any purchase periods under the plan to be shortened by setting a new exercise date for all such periods on or before January 13, 2006. Each participant’s accumulated payroll deductions will be used to purchase shares of Abgenix common stock on such exercise date in accordance with the terms of the plan. Immediately following such exercise date, Abgenix will take all actions necessary to terminate the plan and ensure that no further purchases of shares of Abgenix common stock are made thereunder.

The aggregate value of the discount applicable to all eligible executive officers who participate in the plan (assuming the expected purchase of the maximum number of shares permitted under the plan (as limited by the merger agreement)) is approximately $[•]. Such value is based on the difference between the merger consideration of $22.50 per share and the discounted purchase price per share under the plan for the current purchase periods under the plan, multiplied by the maximum number of shares of Abgenix common stock that may be purchased by eligible executive officers under the plan during the current purchase periods.

Summary of Potential Payments to Abgenix’s Executive Officers and Directors

The following table indicates the dollar amounts potentially payable to Abgenix’s executive officers and directors in connection with, and upon the effective time of, the merger, assuming termination of service of the executive officers and directors.(1)

	Potential Severance Payment(2)		Value of Vested Stock Options		Value of Accelerated Stock Options		Value of Discount under Employee Stock Purchase Plan
Executive Officers
William R. Ringo
Director, President and Chief Executive Officer	$	[•]	$	[•]	$	[•]	$	[•]
Donald R. Joseph
Senior Vice President, General Counsel and Secretary	$	[•]	$	[•]	$	[•]	$	[•]
Jeffrey H. Knapp
Senior Vice President— Sales and Marketing	$	[•]	$	[•]	$	[•]	$	[•]
Kristen Metza
Senior Vice President— Human Resources	$	[•]	$	[•]	$	[•]	$	[•]
Gayle M. Mills
Senior Vice President— Business Development	$	[•]	$	[•]	$	[•]	$	[•]
Gisela M. Schwab
Chief Medical Officer	$	[•]	$	[•]	$	[•]	$	[•]
H. Ward Wolff
Chief Financial Officer and Senior Vice President, Finance	$	[•]	$	[•]	$	[•]	$	[•]
Outside Directors
M. Kathleen Behrens, Ph.D.	—		$	[•]	$	[•]	—
R. Scott Greer	—		$	[•]	$	[•]	—
Raju S. Kucherlapati, Ph.D.	—		$	[•]	$	[•]	—
Kenneth B. Lee, Jr.	—		$	[•]	$	[•]	—
Mark B. Logan	—		$	[•]	$	[•]	—
Thomas G. Wiggans	—		$	[•]	$	[•]	—

(1)          The aggregate values of the vested and accelerated stock option awards were determined as of [•], 2006 by multiplying the amount by which the merger consideration of $22.50 per share exceeded the per share exercise price of each outstanding stock option, by the number of shares of Abgenix common stock underlying each such outstanding stock option.

(2)          These amounts include the value of cash severance payments and continued health and life insurance benefits due under the change of control severance agreements, exclusive of any payments to indemnify the executives for excise taxes that may be due by reason of sections 280G and 4999 of the Internal Revenue Code.

Employee Transition Assistance Plan

In connection with the merger, Amgen has agreed that, no later than five business days prior to the Abgenix Special Meeting of Stockholders for approval of the merger, Amgen will adopt an Employee Transition Assistance Plan providing severance benefits under certain circumstances to active, regular, non-manufacturing U.S. employees of Abgenix or its successor. In the event that an eligible employee experiences a termination under certain circumstances within 12 months following the effective time of the merger, such employee would be eligible for the following benefits under the plan:

•       a lump-sum payment equal to 39 weeks of base salary, as well as fully subsidized medical COBRA coverage (subject to eligibility requirements) for up to 39 weeks following such termination, provided that if such employee experiences such termination within 13 weeks following the effective time of the merger, then the 39 weeks will be increased by a number of weeks equal to the difference between (i) 13 weeks, and (ii) the number of full weeks between the effective time of the merger and the date of such termination;

•       outplacement services, consistent with such employee’s job level, for up to 6 months following such termination; and

•       a lump-sum payment equal to the aggregate positive difference (if any) between the closing sales price of a share of Amgen common stock as of the effective time of the merger and the per share exercise price of each unvested assumed Abgenix stock option (as converted) held by such employee on the date of such termination.

In addition, Amgen has agreed that, in the event that Amgen or the surviving corporation determines it to be necessary to cause a termination of U.S. manufacturing staff under certain circumstances within 12 months following the effective time of the merger, Amgen will provide severance benefits under a separate plan or arrangement on similar terms and conditions as provided under the Employee Transition Assistance Plan.  Amgen has also agreed that, in the event that Amgen or the surviving corporation determines it to be necessary to cause a termination of Canadian staff under certain circumstances within 12 months following the effective time of the merger, Amgen will provide severance benefits that are, in the aggregate, substantially similar to the severance benefits provided under the Employee Transition Assistance Plan.  In the case of severance benefits that may become payable to Canadian employees, such benefits will not include any COBRA benefits or payments relating thereto, will include any contractual notice or similar statutory or common law benefits under Canadian law, and will otherwise be subject to the limitations of local law.

Indemnification

Abgenix’s certificate of incorporation and bylaws and the merger agreement contain provisions regarding indemnification of Abgenix’s directors and officers, and the merger agreement provides for the maintenance of directors’ and officers’ insurance for a period of six years after the effective time of the merger. Each of Abgenix’s officers and directors is party to an agreement whereby Abgenix agrees to indemnify such officer or director to the extent permitted under Abgenix’s certificate of incorporation and bylaws. For a more detailed discussion of the terms of the merger agreement with respect to the indemnification of Abgenix’s directors and officers, and the maintenance of directors’ and officers’ insurance, please see the section captioned “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance”.

Financing; Source of Funds

The merger is not conditioned upon Amgen obtaining financing. Approximately $2.2 billion will be required to acquire all of the issued and outstanding shares of our common stock pursuant to the merger agreement and make all other payments contemplated by the merger agreement. In the merger agreement, Amgen has represented to Abgenix that it has, and as of the closing it will have, available cash sufficient to enable it to pay the aggregate merger consideration and the other amounts required to be paid under the merger agreement.

Effect of the Merger on Abgenix Common Stock

Abgenix common stock is currently listed on The Nasdaq Stock Market under the symbol ABGX. Following the merger, it is expected that Abgenix common stock no longer will be traded on The Nasdaq Stock Market, price quotations no longer will be available and the registration of Abgenix common stock under the Securities Exchange Act of 1934 will be terminated.

LITIGATION RELATING TO THE MERGER

On December 15, 2005, a putative class action lawsuit entitled Carter v. Abgenix, Inc., et al., Case No. RG05246834 (Dec. 15, 2005), was filed against Abgenix, its directors and Amgen in the Superior Court of the State of California, Alameda County. The complaint, which purports to be brought on behalf of all Abgenix stockholders (excluding the defendants and their affiliates), alleges that the $22.50 per share in cash to be paid to stockholders in connection with the proposed merger is inadequate and that Abgenix’s directors violated their fiduciary obligations to stockholders in negotiating and approving the merger agreement. The complaint also purports to assert claims against Abgenix and Amgen in connection with these matters. The complaint seeks various forms of relief, including injunctive relief that would, if granted, prevent the completion of the proposed merger.

On January 17, 2006 Abgenix and its directors filed a demurrer to the complaint seeking to dismiss all claims asserted against them. On January 18, 2006, Amgen filed a demurrer to the complaint seeking to dismiss all claims asserted against it. Those motions are currently pending. Abgenix believes that this lawsuit is without merit and intends to vigorously defend the action.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences of the merger relevant to a stockholder whose shares of Abgenix common stock are converted to cash in the merger. This summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations issued thereunder, judicial decisions and administrative rulings, each as in effect as of the date of this proxy statement and all of which are subject to change or different interpretations, possibly with retroactive effect. The summary is for general information only and does not purport to address all of the U.S. federal income tax consequences that may be relevant to particular Abgenix stockholders in light of their personal circumstances. The summary applies only to Abgenix stockholders who hold their shares of Abgenix common stock as capital assets and may not apply to stockholders subject to special rules under the U.S. federal tax laws, including, without limitation, stockholders who acquired their shares of Abgenix common stock pursuant to the exercise of employee stock options or other compensation arrangements, stockholders who dissent and exercise appraisal rights, partnerships or other entities treated as partnerships or flow-through entities for U.S. federal income tax purposes, retirement plans, insurance companies, tax-exempt organizations, brokers, dealers, or traders in securities, financial institutions, stockholders who hold the shares of Abgenix common stock as part of a straddle, hedge, conversion transaction or other integrated investment, stockholders who may be subject to the alternative minimum tax, or stockholders that have a functional currency other than the United States dollar. The summary does not discuss the U.S. federal income tax consequences to any Abgenix stockholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign trust or estate. This summary does not address any state, local or foreign tax consequences of the merger and does not purport to describe all potential U.S. federal tax consequences of the merger.

The receipt of cash for shares of Abgenix common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, an Abgenix stockholder who has shares of Abgenix common stock converted into cash pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder’s adjusted tax basis in the shares of Abgenix common stock converted into cash pursuant to the merger. Gain or loss will be determined separately for each block of shares of Abgenix common stock (i.e., shares acquired at the same cost in a single transaction) converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the stockholder has held the shares of Abgenix common stock for more than one year at the time of the consummation of the merger. Certain limitations apply to the deduction of capital losses.

Backup withholding at the applicable rate (currently 28%) may apply to cash payments a stockholder receives pursuant to the merger if such stockholder fails to furnish a correct taxpayer identification number, or otherwise fails to comply with applicable backup withholding tax rules and certification requirements. Certain persons are exempt from backup withholding including, in general, corporations. Any amount withheld under the backup withholding tax rules from a payment to a stockholder will be allowed as a refund or credit against such stockholder’s U.S. federal income tax liability, provided that the required procedures are followed in a timely manner.

The preceding summary is for general information only and is not intended to be, and should not be construed to be, legal or tax advice to any particular stockholder. Abgenix stockholders are urged to consult with their own tax advisors as to the particular tax consequences to them of the merger, including the applicability and effect of any state, local, foreign or other tax laws, and changes in tax laws.

REQUIRED REGULATORY APPROVALS

Antitrust

Under the HSR Act and the rules and regulations promulgated under that legislation, Abgenix and Amgen cannot complete the merger until they notify and furnish information to the Federal Trade Commission, or FTC, and the Antitrust Division of the U.S. Department of Justice, or Antitrust Division, and specified waiting period requirements have been satisfied. Abgenix and Amgen have filed notification and report forms under the HSR Act with the Federal Trade Commission and the Antitrust Division on December 21, 2005, and on January 18, 2006 were granted early termination of the waiting period.

At any time before or after completion of the merger, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the merger or seeking divestiture of substantial assets by Abgenix or Amgen. Individual states or private parties also may bring actions under the federal antitrust laws in certain circumstances. Although Abgenix and Amgen believe that the merger is not prohibited under the antitrust laws, Abgenix and Amgen cannot provide any assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, that it will not be successful. Abgenix and Amgen do not believe that any foreign antitrust approvals are required to consummate the merger.

THE MERGER AGREEMENT

The following summary of certain terms and conditions of the merger agreement is not a complete description of the terms and conditions of the merger agreement. You should read the entire merger agreement, and the other annexes attached to this proxy statement, carefully. The complete text of the merger agreement is attached to this proxy statement as Annex A.

The Merger

Athletics Merger Sub, a newly-formed, wholly-owned subsidiary of Amgen, will merge with and into Abgenix, with Abgenix being the surviving corporation of the merger. All property, rights, privileges, powers and franchises of Abgenix and Athletics Merger Sub will vest in the surviving corporation, and all debts, liabilities and duties of Abgenix and Athletics Merger Sub will become the debts, liabilities and duties of the surviving corporation.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later date and time as set forth in the certificate of merger. The closing of the merger will take place on the second business day after all of the conditions contained in the merger agreement have been fulfilled or waived, other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions, or at such other place and time and/or on such other date as Abgenix and Amgen may agree in writing.

Consideration to be Received in the Merger

At the effective time of the merger, each issued and outstanding share of Abgenix common stock will be converted into the right to receive $22.50 in cash, without interest and less any required withholding tax. All shares of Abgenix common stock held by (i) Abgenix and its subsidiaries as treasury shares, (ii) Athletics Merger Sub or any other direct or indirect subsidiary of Amgen or (iii) stockholders who have properly exercised and not withdrawn appraisal rights, will be cancelled and retired at the effective time of the merger without payment of any consideration therefor and shall cease to exist except, in the case of clauses (i) and (ii), for any such shares held on behalf of third parties. Holders of shares of Abgenix common stock who have perfected their appraisal rights will be subject to appraisal in accordance with Delaware law. For a summary of the requirements you must meet in order to exercise your appraisal rights, see “Dissenters’ Rights of Appraisal” and Annex C to this proxy statement.

At least 31 days prior to the effective time of the merger, (i) each issued and outstanding option to purchase shares of Abgenix common stock with a per share exercise price greater than $30.00 issued under the Amended and Restated 1996 Incentive Stock Plan, as amended and restated as of April 27, 2000, the Amended and Restated 1998 Director Option Plan, as amended and restated as of February 27, 2003, or the Amended and Restated 1999 Nonstatutory Stock Option Plan, as amended and restated as of January 14, 2002 and (ii) each outstanding stock purchase right granted under the Amended and Restated 1996 Incentive Stock Plan, as amended and restated as of April 27, 2000, will become fully vested in the holder and will terminate if not exercised within 30 days after the date the holder is provided notice of such vesting.

At the effective time of the merger, each issued and outstanding option to purchase shares of Abgenix common stock with a per share exercise price equal to or less than $30.00 issued under the Amended and Restated 1996 Incentive Stock Plan, as amended and restated as of April 27, 2000, the Amended and Restated 1998 Director Option Plan, as amended and restated as of February 27, 2003, or the Amended and Restated 1999 Nonstatutory Stock Option Plan, as amended and restated as of January 14, 2002, will be converted into an option to acquire a number of shares of Amgen common stock equal to the product of (rounded down to the nearest number of whole shares) (x) the number of shares subject to such option immediately prior to the time the merger becomes effective and (y) the quotient of $22.50 divided by the average of the closing sale prices of a share of Amgen common stock as quoted on The Nasdaq Stock Market for each of the five consecutive trading days immediately preceding  the closing date. The exercise price per share for each converted option will be equal to (rounded up to the nearest whole cent) (i) the exercise price per share of such option immediately prior to the time the merger becomes effective divided by (ii) the quotient of $22.50 divided by the average of the closing sale prices of a share of Amgen common stock as quoted on The Nasdaq Stock Market for each of the five consecutive trading days immediately preceding the closing date.

At the effective time of the merger, each outstanding right of any kind to acquire or receive shares of Abgenix common stock or benefits measured by the value of shares of Abgenix common stock, and each award of any kind consisting of shares of Abgenix common stock that may be held, awarded, outstanding, payable or reserved for issuance under the Amended and Restated 1996 Incentive Stock Plan, as amended and restated as of April 27, 2000, the Amended and Restated 1998 Director Option Plan, as amended and restated as of February 27, 2003, or the Amended and Restated 1999 Nonstatutory Stock Option Plan, as amended and restated as of January 14, 2002 and any other benefit plans of Abgenix, other than options or stock purchase rights issued under the Amended and Restated 1996 Incentive Stock Plan, as amended and restated as of April 27, 2000, the Amended and Restated 1998 Director Option Plan, as amended and restated as of February 27, 2003, or the Amended and Restated 1999 Nonstatutory Stock Option Plan, as amended and restated as of January 14, 2002, will be converted into the right to acquire or receive benefits measured by the value of the number of shares of Amgen common stock equal to the product of (rounded down to the nearest number of whole shares) (x) the number of shares subject to such right immediately prior to the time the merger becomes effective and (y) the quotient of $22.50 divided by the average of the closing sale prices of a share of Amgen common stock as quoted on The Nasdaq Stock Market for each of the five consecutive trading days immediately preceding  the closing date. To the extent such right provides for payments to the extent the value of shares of Abgenix common stock exceed a specified reference price, such reference price per share will be equal to (rounded up to the nearest whole cent) (i) the reference price per share immediately prior to the time the merger becomes effective divided by (ii) the quotient of $22.50 divided by the average of the closing sale prices of a share of Amgen common stock as quoted on The Nasdaq Stock Market for each of the five consecutive trading days immediately preceding the closing date.

Abgenix will cause any purchase periods under the 1998 Employee Stock Purchase Plan and the Canadian Employee Stock Purchase Plan to be shortened by setting a new exercise date for all such periods within 30 days of the date of the merger agreement. Each participant’s accumulated payroll deductions will be used to purchase shares of Abgenix common stock in accordance with terms of the 1998 Employee Stock Purchase Plan and the Canadian Employee Stock Purchase Plan. No new purchase periods will begin under such stock purchase plans and after the new exercise date and no future purchase of shares of Abgenix common stock will be made after the exercise date. Prior to the effective time of the merger, Abgenix will terminate the 1998 Employee Stock Purchase Plan and the Canadian Employee Stock Purchase Plan.

Prior to the effective time of the merger, Abgenix will redeem the 50,000 shares of series A-1 preferred stock, par value $0.0001 per share, of Abgenix held by AstraZeneca UK Limited for $50,000,000 unless AstraZeneca UK Limited elects to convert such shares into common stock in accordance with the terms of the certificate of designations of such series. If requested and as directed by Amgen, Abgenix will prepay the convertible subordinated note due 2013 held by AstraZeneca UK Limited for $50,000,000. In the event that Abgenix prepays the convertible subordinated note due 2013 at the request of Amgen, Amgen will provide Abgenix with the amount required to prepay the note.

In addition, Abgenix will use its reasonable best efforts to cause all of the warrants to purchase Abgenix common stock that are currently outstanding and exercisable to be terminated and canceled prior to the time the merger becomes effective, including offering to purchase such warrants from the holders thereof at a price equal to the product of $22.50 and such number of shares of common stock of Abgenix for which such warrant is exercisable, less the exercise price specified in each warrant. As of December 14, 2005, there were 2,715 shares of Abgenix common stock subject to issuance pursuant to warrants to purchase Abgenix common stock.

If, prior to the merger, the outstanding shares of Abgenix common stock are altered by reason of a stock split, combination, reclassification, stock dividend or any other similar transaction, the merger consideration will be adjusted accordingly.

Exchange of Certificates for Merger Consideration

At the effective time of the merger, Amgen will deposit or cause to be deposited with a paying agent selected by Amgen and reasonably acceptable to Abgenix, for holders of shares of common stock other than shares of Abgenix common stock held by Amgen and its subsidiaries and Abgenix and its subsidiaries and dissenting shares, a cash amount sufficient to pay the merger consideration to be paid in the merger in exchange for such shares. The paying agent will deliver the per share merger consideration contemplated to be paid per outstanding share upon surrender of the certificates representing such shares.

Appropriate transmittal materials will be provided to the holders of record of shares promptly following the effective time of the merger by the paying agent informing such holders of the effectiveness of the merger and the procedure for surrendering certificates to the paying agent. After you surrender your stock certificates and properly complete and execute transmittal materials to the paying agent, you will be entitled to receive in exchange a cash amount and your stock certificate surrendered will be cancelled. Please do not send in your Abgenix stock certificates until you receive the letter of transmittal and instructions from the paying agent. Do not return your stock certificates with the enclosed proxy card.

If a transfer of ownership of shares has occurred that is not registered in Abgenix’s transfer records under the name of the person surrendering a certificate, a check for any cash to be paid upon surrender of the certificate will be issued if the certificate that formerly represented those shares is presented to the paying agent, along with all documents required to show and effect the transfer and to show that any applicable stock transfer taxes have been paid or are not applicable. If a payment is to be made to a person other than the registered holder of the shares of Abgenix common stock, the person requesting the delivery must pay any transfer or other taxes or demonstrate to the reasonable satisfaction of Amgen that those taxes have been paid or are not applicable.

After the effective time of the merger, there will be no further transfers of Abgenix common stock. After the effective time of the merger, any certificate presented to the surviving corporation, Amgen or the paying agent for transfer will be cancelled and exchanged for the per share merger consideration.

Any portion of the funds deposited with the paying agent that remains unclaimed by the stockholders of Abgenix for 180 days after the effective time of the merger will be delivered to Amgen. Holders of Abgenix common stock must look only to Amgen after such time for delivery of the merger consideration. None of Amgen, the surviving corporation, the paying agent or any other person will be liable to any former Abgenix common stockholder for any amount properly delivered to a public official under any applicable abandoned property, escheat or similar law.

If your Abgenix common stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of those certificates by the making of an affidavit and, if required by Amgen, the posting of a bond as indemnity against any claim with respect to such certificate before you receive any consideration for your shares.

The paying agent will invest any cash included in the funds deposited by Amgen as directed by Amgen on a daily basis. Any interest and other income resulting from those investments will be paid to Amgen once the fund is terminated.

Representations and Warranties

The merger agreement contains a number of customary representations and warranties made by Abgenix and Amgen relating to themselves and their respective subsidiaries. Abgenix has made representations and warranties regarding, among other things:

•       its due organization, good standing and qualification;

•       its capital structure;

•       its corporate power, authority and action;

•       the authorization, execution, delivery and enforceability of, and required consents, approvals and authorizations relating to, the merger agreement and the transactions contemplated by the merger agreement;

•       the absence of certain violations as a result of the merger agreement;

•       its governmental filings, reports, SEC documents and statutory financial statements;

•       the absence of certain changes or events;

•       litigation and investigations;

•       the absence of undisclosed liabilities;

•       its compensation and benefit plans;

•       its compliance with applicable laws and its possession of licenses and permits necessary to carry on its business;

•       its properties and assets;

•       its material contracts;

•       that no state anti-takeover statute is applicable to the merger;

•       environmental matters;

•       tax matters;

•       labor and employment matters;

•       its insurance coverage;

•       its intellectual property rights;

•       its regulatory compliance;

•       its product registration files;

•       its stockholders’ rights plan; and

•       its brokers or financial advisors.

Amgen and Athletics Merger Sub have made representations and warranties regarding, among other things:

•       their due organization, good standing and qualification;

•       the authorization, execution, delivery and enforceability of the merger agreement and the transactions contemplated by the merger agreement;

•       the absence of certain violations as a result of the merger agreement;

•       the availability of funds necessary to consummate the merger;

•       their brokers or financial advisors; and

•       litigation and investigations.

Conduct of Business Pending the Merger

During the period from the signing of the merger agreement until the effective time of the merger, Abgenix has agreed, subject to limited exceptions, that, among other things, it (i) will, and will cause its subsidiaries to, conduct its business in the ordinary course consistent with past practice and will use all reasonable best efforts to protect and preserve the scope and breadth of its assets and its intellectual property and to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, outside counsel, clinical trial investigators or managers of its clinical trials, employees and consultants and (ii) without the prior written consent of Amgen (in each case, applicable to Abgenix and its subsidiaries):

•       will not change or propose to change its charter, bylaws or comparable governing instruments;

•       will not acquire any corporation, partnership or other business organization or any assets in excess of $500,000 individually or $1,000,000 in the aggregate;

•       will not recapitalize its outstanding shares of capital stock or enter into any agreements with respect to voting of any of its securities;

•       will not declare or pay any dividend;

•       will not purchase, redeem or otherwise acquire any of its securities, other than pursuant to the options plan, its series A-1 preferred stock or the convertible subordinated note held by AstraZeneca UK Limited;

•       will not transfer, lease, license, guarantee, sell, mortgage, pledge, dispose or encumber any of its material property or assets;

•       will not incur any indebtedness involving an aggregate principal amount or potential guaranteed amount in excess of $500,000 or otherwise incur or modify any material indebtedness or liability;

•       will not issue, sell, pledge, dispose or encumber any securities, other than in accordance with the rights agreement and securities issuable pursuant to options, series A-1 preferred stock and convertible debt currently outstanding;

•       will not make any capital expenditure other than those not in excess of $200,000 individually or $1,000,000 in the aggregate or in conformance with Abgenix’s capital budget;

•       will not waive any benefits of or modify or fail to enforce or consent to any matter with respect to which consent is required under any standstill or similar agreement or confidentiality, non-solicitation or similar agreement;

•       will not make any change in accounting practices, policies or principles except as required by law as concurred to by auditors;

•       will not enter into, amend or terminate any material rights or claims under any contract containing any material continuing obligations relating to research, development, distribution, supply, manufacturing or marketing of or collaboration with respect to any product for which it is engaged in research and development other than clinical study agreements with clinical trial sites, non-disclosure agreements (other than those relating to potential business combinations), service contracts (other than material manufacture or supply services or contract research organization clinical trial services) and customary material transfer contracts (other than for pre-clinical products or clinical products with commercial, pharmaceutical or biotechnology companies) or any license containing material continuing obligations or rights;

•       will not make any material loans or investments, other than loans or investments in wholly-owned subsidiaries of Abgenix, and loans to, or investments in, any other person not in excess of $250,000 in the aggregate;

•       will not enter into, amend or terminate any contract reasonably likely to adversely affect Abgenix (or Amgen or its affiliates after the merger) in any material respect, prevent or impair the performance under or consummation of the merger agreement or restrict Amgen or any of its affiliates from competing in any line of business;

•       will not pre-pay any long-term debt or accelerate or delay any material payments due to Abgenix other than in the ordinary course;

•       will not grant, amend, waive or modify any material rights in or to the intellectual property of Abgenix, fail to prosecute Abgenix’s and its subsidiaries’ patent applications or fail to exercise a right of renewal under any material intellectual property of Abgenix;

•       will not grant, provide or adopt a plan intended to provide any retention or severance payments or benefits, increase compensation, bonus, pension, welfare, severance or other benefits other than in the ordinary course consistent with past practices for non-officer employees not to exceed, on average, 5.0% of the base salary of those receiving salary increases (and those increases are not being given as promotional increases), establish, amend or terminate any benefit plan of Abgenix or amend the terms of any outstanding equity award, accelerate the vesting or payment of compensation or benefits under any of Abgenix’s benefit plan (to the extent not provided in such plan), take any action to accelerate the vesting or payment, or fund or secure the payment of compensation or benefits under any Abgenix benefit plan, change actuarial assumptions used to calculate funding obligations of any benefit plan of Abgenix or issue or forgive any loans to directors, officers, contractors or employees of Abgenix;

•       will not increase the number of employees of Abgenix by more than 4.5% (based on the number of employees employed by Abgenix and any of its subsidiaries on the date of the merger agreement) or enter into any employment agreement other than an “at will” agreement;

•       will not communicate with any Abgenix employees regarding compensation, benefits or other treatment they will receive in connection with the merger unless such communications are consistent with prior directives provided to Abgenix by Amgen;

•       will not make any material tax election, settle any material liability for taxes, change any annual tax accounting period, change any tax accounting method, file any material amended tax Return, enter into any closing agreement relating to any material tax, surrender any right to claim a material tax refund or consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment, except as required by law;

•       will not grant any rights or accept the designation of any newly proposed antigen which grant or designation would limit Amgen in respect of such antigen unless failure to do so would constitute a breach under a current contract of Abgenix; and

•       will not authorize or agree to do any of the foregoing.

Abgenix Stockholders’ Meeting; Recommendation

Abgenix will take, in accordance with applicable law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of common stock as promptly as practicable after the date the merger agreement was executed for the purpose of considering and voting upon the adoption of the merger agreement by the Abgenix stockholders.

Subject to its right to terminate the merger agreement described below under the heading “—Termination” and notwithstanding any withdrawal, amendment or modification by the Abgenix board of directors of its recommendation of the merger agreement, the merger agreement must be submitted to the Abgenix stockholders at the stockholder meeting for the purpose of adopting the merger agreement.

Acquisition Proposals

Abgenix has agreed that it will not, and will cause its subsidiaries and its and their respective affiliates, directors, officers and employees not to, and will use all reasonable efforts to cause Abgenix’s and it subsidiaries’ respective external accountants, consultants, legal counsel, investment bankers, advisors and agents and other representatives not to, directly or indirectly (i) solicit, initiate, induce or knowingly encourage any Acquisition Proposal, as defined below, or any inquiry with respect to or the making, submission or announcement of any Acquisition Proposal or any proposal that would reasonably be expected to lead to any Acquisition Proposal, (ii) furnish to any person any non-public information with respect to any Acquisition Proposal (except to the extent specifically permitted as described below), (iii) participate or engage in discussions or negotiations with any person with respect to any Acquisition Proposal (except to the extent specifically permitted as described below), (iv) approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted as described below) or (v) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby. In addition, Abgenix has agreed to, and to cause its subsidiaries and its and their respective officers, directors, employees and other representatives to, immediately cease and cause to be terminated all existing activities, discussions or negotiations with any person with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal.

Notwithstanding the foregoing, at any time prior to obtaining the approval of the Abgenix stockholders for the adoption of the merger agreement, in response to a bona fide written Acquisition Proposal that is or would reasonably be expected to lead to a Superior Proposal, Abgenix may, subject to Abgenix giving Amgen written notice of such action and to the extent the Abgenix board of directors concludes in good faith, following the receipt of advice of its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the Abgenix stockholders under applicable law, (i) furnish information with respect to Abgenix and its subsidiaries to the person making the Acquisition Proposal pursuant to an executed confidentiality agreement containing terms and provisions at least as restrictive as those contained in the confidentiality agreement executed by Abgenix and Amgen in connection with the merger, provided that all such information has previously been provided to Amgen or is provided to Amgen concurrently with the time it is provided to such person, (ii) participate in discussions or negotiations with the person making such Acquisition Proposal or (iii) in the case of an Acquisition Proposal that the Abgenix board of directors determines in good faith is a Superior Proposal, withhold, withdraw, modify, qualify or amend its recommendation to adopt the merger agreement in a manner adverse to Amgen and may approve, recommend, or otherwise declare advisable such Superior Proposal. Abgenix has agreed to provide Amgen with notice three business days prior to any meeting of the board of directors of Abgenix to consider a change of its recommendation to adopt the merger agreement in a manner adverse to Amgen.

Abgenix has agreed to provide Amgen oral and written notice of any Acquisition Proposal and any inquiry with respect to or that could reasonably be expected to lead to any Acquisition Proposal within 24 hours after receipt thereof. Such notice will include the material terms and conditions of such Acquisition Proposal, request or inquiry including the identity of the person making such Acquisition Proposal or inquiry, a copy of all written materials provided by such person and a written summary of such Acquisition Proposal or inquiry if not made in writing. Abgenix has also agreed to keep Amgen fully informed on a current basis of the status, including any change to the terms and conditions thereof, of any Acquisition Proposal or inquiry.

For purposes of the merger agreement, an “Acquisition Proposal” means any inquiry, proposal or offer from any person (other than Amgen or any of its affiliates) relating to, or that would reasonably be expected to lead to, any (i) merger, consolidation, business combination (including by way of share exchange, joint venture or any similar transaction) or similar transaction involving Abgenix or any of its subsidiaries, (ii) direct or indirect sale, license, lease, transfer, exchange or other disposition, in one transaction or a series of transactions, including by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets representing 20% or more of the consolidated assets of Abgenix and its subsidiaries, (iii) issuance, sale, or other disposition, in one transaction or series of transactions, including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction, of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of Abgenix, (iv) transaction, including any tender offer or exchange offer, that if consummated would result in or would reasonably be expected to result in any person or group beneficially owning 20% or more of the voting power of Abgenix or in which any person or group shall acquire the right to acquire beneficial ownership of 20% or more of the outstanding voting power of Abgenix or (v) any combination of the foregoing.

For purposes of the merger agreement, a “Superior Proposal” is an unsolicited, bona fide written offer or proposal (on its most recently amended or modified terms, if amended or modified) made by a person (other than Amgen or any of its affiliates) after the date of the merger agreement and not resulting from a breach of the restrictions imposed on Abgenix in the merger agreement prohibiting the solicitation of other transactions that if consummated would (i) result in a merger, consolidation, business combination (including by way of share exchange, joint venture or any similar transaction) or similar transaction involving Abgenix or any of its subsidiaries as a result of which such person or such person’s stockholders would own at least a majority of the voting power of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) and (ii) be on terms that the board of directors of Abgenix in good faith concludes (following consultation with a financial advisor of nationally recognized reputation and outside legal counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the identity of and the ability of such person making such proposal to consummate the transactions contemplated by such proposal, (A) would result in a transaction that is more favorable to Abgenix’s stockholders (in their capacities as stockholders), from a financial point of view, than the terms of the merger agreement and transactions contemplated by the merger agreement (taking into account any revisions hereto agreed upon by Amgen and Athletics Merger Sub in response to such proposal or otherwise), (B) is reasonably certain of being completed, and (C) would be fully financed and not subject to any financing contingency.

Filings; Other Actions; Notification

Abgenix and Amgen will cooperate with each other and use their commercially reasonable efforts to take or cause to be taken all actions necessary under the merger agreement and applicable laws in order to consummate the merger and the other transactions contemplated by the merger agreement as soon as practicable, including filings to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity to consummate the merger or any of the other transactions contemplated by the merger agreement. Amgen will not be required to commit to any divestitures or licenses, agree to sell any assets, businesses, or interest in any assets or businesses of Amgen, Abgenix or their respective affiliates or agree to any material changes or restriction in the operations of any such assets or businesses.  Abgenix will not, without Amgen’s prior written consent, commit to any divestitures or licenses, agree to hold separate any assets or any similar arrangements or commit to conduct its business in a specified manner. Both Amgen and Abgenix will have the right to review in advance, and will attempt to consult the other on, all the information relating to Amgen or Abgenix and any of their respective subsidiaries that appear in any filing made in connection with the merger and the other transactions contemplated by the merger agreement, including this proxy statement.

Employee Benefits

If requested by Amgen, at least five days prior to the effective time of the merger, Abgenix will terminate any and all of its benefit plans intended to qualify under section 401(k) of the Internal Revenue Code to be effective not later than the day immediately preceding the effective time of the merger. In the event of such request, Abgenix will be required to provide Amgen with written evidence satisfactory to Amgen of its compliance with such request.

No provision of the merger agreement will create any third-party beneficiary rights in any employee of Abgenix, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any employee of Abgenix by Amgen or the surviving corporation under any benefit plan which Amgen or the surviving corporation may maintain.

Amgen has agreed that, during the period commencing at the effective time of the merger and ending on the last day of the year during which the closing of the transaction occurs, the employees of Abgenix and its subsidiaries at the effective time of the merger who continue to be employees of the surviving corporation or any of its affiliates following the effective time of the merger will be provided with benefits that are not materially less favorable in the aggregate than those provided by Abgenix and its subsidiaries to such employees under the welfare plans and pension plans of Abgenix.

With respect to each benefit plan or program maintained by Amgen or its subsidiaries in which Abgenix employees subsequently participate, for purposes of determining eligibility, vesting and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), service with Abgenix or its subsidiaries generally will be treated as service with Amgen. As of the effective time of the merger, Amgen will, or will cause the surviving corporation and its other subsidiaries to, credit to Abgenix employees the amount of vacation time that such employees had accrued under any applicable benefit plan of Abgenix as of the effective time of the merger. To the extent that the vacation time to be credited exceeds the limitations of the applicable vacation policy of Amgen, such excess vacation time will be paid to such employee at the employee’s compensation rate in effect as of the effective time of the merger.

In the event of any change in the medical and dental benefits provided to employees of Abgenix following the effective time of the merger, in respect of at least one of the options available under one of its medical and dental plans, Amgen will cause (i) the waiver of all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Abgenix employees under any such medical and dental plans to the extent that such conditions, exclusions or waiting periods would not apply in the absence of such change, and (ii) for the plan year in which the closing of the transaction occurs, the crediting of each Abgenix employee with any co-payments and deductibles paid prior to any such change in satisfying any applicable deductible or out-of-pocket requirements after such change.

Amgen has agreed that no later than five business days prior to the special meeting for approval of the proposed transaction, Amgen will adopt an Employee Transition Assistance Plan providing severance benefits under certain circumstances to non-manufacturing U.S. employees of Abgenix or the surviving corporation.

Indemnification; Directors’ and Officers’ Insurance

For a period of six years from and after the effective time of the merger, Amgen will indemnify the present and former directors and officers of Abgenix when they are acting in such capacity for acts or omissions in their capacity as directors or officers and against any related costs or expenses to the fullest extent that Abgenix would have been permitted under Delaware law and its certificate of incorporation and bylaws in effect on the date of the merger agreement. Any determination with respect to whether an officer’s or director’s conduct complies with the standards set forth under Delaware law and Abgenix’s certificate of incorporation and bylaws will be made by independent counsel selected by the surviving corporation.

For six years after the effective time of the merger, Amgen will cause the surviving corporation to maintain Abgenix’s current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the effective time, covering each person currently covered by Abgenix’s directors’ and officers’ liability insurance policy on terms with respect to such coverage and amounts no less favorable than those of the policy in effect on the date of the merger agreement; provided that Amgen may substitute policies of Amgen containing terms with respect to coverage and amounts no less favorable to the directors and officers or obtain extended reporting period coverage under Abgenix’s existing directors’ and officers’ liability insurance. Neither Abgenix nor Amgen will be obligated to pay more than 200% of the last annual aggregate premium paid prior to the date of the merger agreement by Abgenix in the aggregate to obtain such coverage.

Stockholder Litigation

Abgenix will have the right to control the defense of any stockholder litigation related to the merger agreement, the merger or the other transactions contemplated by the merger agreement; provided that Abgenix must give Amgen the opportunity to participate in the defense or settlement of any such stockholder litigation. Abgenix will promptly notify Amgen of any such stockholder litigation brought, or threatened, against Abgenix and/or members of its board of directors and keep Amgen promptly informed of its status. Abgenix will not make any payment or settlement offer prior to the effective time of the merger with respect to any such litigation without Amgen’s prior written consent.

Conditions

The obligation of each party to effect the merger is subject to the satisfaction or waiver at or prior to the effective time of each of the various conditions as described in this section.

Conditions to Abgenix’s and Amgen’s Obligations

Abgenix and Amgen are obligated to complete the merger only if each of the following conditions is satisfied or waived:

•       the merger agreement has been adopted and the merger and the other transactions contemplated by the merger agreement have been approved by the affirmative vote of the holders of majority of the outstanding shares of common stock of Abgenix in accordance with applicable law and Abgenix’s certificate of incorporation and bylaws; and

•       any applicable waiting periods, together with any extensions, under the HSR Act, and any antitrust or competition laws of any other applicable jurisdiction have expired or been terminated and all other foreign antitrust and competition approvals required to be obtained prior to the effective time in connection with the merger and the transactions contemplated by the merger agreement have been obtained; and

•       no governmental entity will have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, determination, decree, injunction or other order, whether temporary, preliminary or permanent, that restrains, enjoins or otherwise prohibits consummation of the merger or the other transactions contemplated by the merger agreement.

Conditions to Obligations of Amgen and Athletics Merger Sub

Amgen and Athletics Merger Sub will be obligated to complete the merger only if each of the following conditions is satisfied or waived:

•       each of the representations and warranties of Abgenix set forth in the merger agreement that (i) are qualified by reference to a Company Material Adverse Effect shall be true and correct as of December 14, 2005 and as of the closing date as though made on and as of such date and time, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date and (ii) are not qualified by reference to a Company Material Adverse Effect shall be true and correct as of December 14, 2005 and as of the closing date as though made on and as of such date and time, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date; provided that, the condition set forth in clause (ii) above will have been satisfied even if any representations and warranties of Abgenix, other than those regarding capital structure, are not so true and correct unless the failure of such representations and warranties of Abgenix to be so true and correct has had or is reasonably likely to have a Company Material Adverse Effect;

•       Abgenix shall have performed in all material respects its obligations under the merger agreement at or prior to the effective time of the merger;

•       Abgenix and its subsidiaries will have obtained all scheduled consents, approvals and authorizations;

•       since December 14, 2005, no change, event, circumstance or development that has had, or would be reasonably likely to have, a Company Material Adverse Effect has occurred;

•       there will not be pending or threatened any action, litigation or proceeding by any governmental entity that is reasonably expected to result in an unfavorable injunction, judgment, order, decree, ruling or charge that would prevent or materially delay consummation of any of the transactions contemplated by the merger agreement or cause the merger or any of the other transactions contemplated by the merger agreement to be rescinded following consummation; and

•       Abgenix will have redeemed its series A-1 preferred stock pursuant to its certificate of designations and such stock will no longer be deemed outstanding.

Conditions to Obligations of Abgenix

Abgenix will be obligated to complete the merger only if each of the following conditions is satisfied or waived:

•      each of the representations and warranties of Amgen and Athletics Merger Sub set forth in the merger agreement shall be true and correct in all material respects as of December 14, 2005 and as of the closing date as though made on and as of such date and time, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date; and

•      each of Amgen and Athletics Merger Sub shall have performed in all material respects its obligations under the merger agreement at or prior to the effective time of the merger.

For all purposes under the merger agreement, including determining satisfaction of the conditions to the obligations of Amgen described above, a “Company Material Adverse Effect” means an effect that would prevent, materially delay or materially impair the ability of Abgenix to consummate the merger or otherwise prevent the performance by Abgenix of any of its material obligations under the merger agreement or a material adverse effect on the financial condition, facilities, assets, liabilities, business or results of operations of Abgenix and its subsidiaries, taken as a whole; provided, however, that none of the following will be deemed to constitute a Company Material Adverse Effect:  (i) changes or developments in the biotechnology and pharmaceuticals industries generally, which changes or developments do not disproportionately affect Abgenix relative to other participants in the biotechnology and pharmaceuticals industries; (ii) changes or developments in financial or securities markets or the economy in general, which changes do not disproportionately affect Abgenix; (iii) an act of terrorism or other national calamity directly involving the United States, which act of terrorism or calamity does not disproportionately affect Abgenix; (iv) the failure of Abgenix to meet projections of earnings, revenues or other financial measure (whether such projections were made by Abgenix or independent third parties), in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining, whether there has been, or will be, a Company Material Adverse Effect); (v) any change in Abgenix’s stock price or trading volume, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining, whether there has been, or will be, a Company Material Adverse Effect); (vi) the execution of the merger agreement or announcement or consummation of the transactions contemplated by the merger agreement, including relations with employers, customers, suppliers or partners, or any actions pursuant to (or required by) the merger agreement; or (vii) any adverse change, development, circumstance, event or occurrence relating to panitumumab or denosumab to the extent that it results from an action by Amgen or any of its affiliates, the omission of an action that was required to be, or reasonably should have been, taken by Amgen or any of its affiliates, or facts and circumstances actually known by Amgen or any of its affiliates as of the date of the merger agreement.

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after adoption of the merger agreement by Abgenix stockholders:

(i)                          by the mutual written consent of Abgenix and Amgen;

(ii)                      by either Abgenix or Amgen, if the merger is not consummated prior to September 30, 2006;

(iii)                  by either Abgenix or Amgen, if there is an order or ruling of a governmental entity that permanently enjoins or otherwise prohibits the consummation of the merger;

(iv)                    by either Abgenix or Amgen, if the necessary approval of the Abgenix stockholders is not obtained at the Abgenix stockholders meeting;

(v)                        by Abgenix, if prior to approval of the merger agreement by the Abgenix stockholders, the Abgenix board of directors receives a Superior Proposal that the Abgenix board of directors determines in good faith, after consultation with outside legal counsel, that such action is required in order to comply with its fiduciary duties to the Abgenix stockholders under applicable law and, if requested by Amgen, Abgenix shall have negotiated in good faith with Amgen during the five day period following Abgenix’s written notice to Amgen containing a summary of all of the material terms of the Superior Proposal to make such adjustments in the terms of the merger agreement as would enable Abgenix and Amgen to proceed with the merger;

(vi)                    by Amgen, if (A) the Abgenix board of directors withdraws, modifies or amends its recommendation of the merger in a manner adverse to Amgen, (B) the Abgenix board of directors recommends an Acquisition Proposal, (C) a tender offer or exchange offer that would result in any person becoming a 15% or more beneficial owner is commenced and the Abgenix board of directors fails to recommend that the stockholders not tender their shares within ten business days, (D) Abgenix materially breaches its obligations under the provisions described under the heading “—Acquisition Proposals” above or (E) Abgenix fails to call or hold the stockholders meeting or the stockholders vote on the merger by September 25, 2006;

(vii)                by Amgen, if a material breach by Abgenix of any (A) covenant or other agreement that would cause a failure in a condition to closing, is not cured within 30 days or (B) representation or warranty that would cause a failure in a condition to closing, is not cured within 30 days; and

(viii)            by Abgenix, if a material breach by Amgen of any (A) covenant or other agreement that would cause a failure in a condition to closing, is not cured within 30 days or (B) representation, warranty, covenant or agreement that would cause a failure in a condition to closing is not cured within 30 days.

Termination Fee

Abgenix has agreed to pay Amgen a cash termination fee of $75,000,000 if the merger agreement is terminated:

•       by Abgenix pursuant to clause (v) under the heading “—Termination” above;

•       by Amgen pursuant to sub-clauses (vi)(D) or (vi)(E) under the heading “—Termination” above;

•       at a time, prior to the date of the meeting of the Abgenix stockholders, when (1) an Acquisition Proposal has been publicly announced or otherwise becomes publicly known and has not been withdrawn, (2) the merger agreement is terminated by Amgen pursuant to sub-clause (vi)(A), (vi)(B), (vi)(C) or (vii)(B) under the heading “—Termination” above and (3) within 12 months of such termination Abgenix enters into a definitive agreement to consummate, or consummates, the transactions contemplated by an Acquisition Proposal; or

•       at a time, prior to the date of the meeting of the Abgenix stockholders, when (1) an Acquisition Proposal has been publicly announced and has not been withdrawn, (2) the merger agreement is terminated by Amgen pursuant to clause (ii) or (iv) under the heading “—Termination” above and (3) within 12 months of such termination Abgenix enters into a definitive agreement to consummate, or consummates, the transactions contemplated by an Acquisition Proposal; provided, however, if the merger agreement is terminated by Amgen pursuant to clause (ii) or (iv) under the heading “—Termination” above and an Acquisition Proposal is consummated with a person other than the person making the Acquisition Proposal at the time of the termination and the consideration to be paid is less than the closing sale price of Abgenix common stock as quoted on The Nasdaq Stock Market on December 13, 2005 ($14.19), then no termination fee will be payable.

Amendment

The merger agreement may be amended by action taken by or on behalf of the respective boards of directors of the parties to the agreement at any time prior to the effective time of the merger and only by an instrument in writing signed on behalf of each party to the merger agreement; provided that, after Abgenix stockholders have approved the merger, no amendment may be made without further stockholder approval if required by law or the rules of any relevant stock exchange. The merger agreement may not be amended except by an instrument in writing signed by the parties thereto.

Waiver

At any time prior to the effective time, any party to the merger agreement may extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties of the other party or in any document delivered pursuant to the merger agreement and waive compliance by the other party with any of the agreements or conditions; provided that, after Abgenix stockholders have approved the merger and the other transactions contemplated by the merger agreement, the merger agreement may not be extended or waived without further approval of Abgenix stockholders if required by law or in accordance with the rules of any relevant stock exchange and any such extension or waiver must be set forth in an instrument in writing signed by the parties to be bound.

Assignment

Neither the merger agreement nor any of the rights, interests or obligations under it may be assigned by any of the parties to it without the prior written consent of the other parties, and any attempts to make an assignment without such consent will be null and void, except that Athletics Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under the merger agreement to any entity that is wholly-owned directly by Amgen without Abgenix’s consent.

MARKET PRICE OF ABGENIX COMMON STOCK

Abgenix common stock is listed on The Nasdaq Stock Market under the symbol ABGX. The following table sets forth, for the periods indicated, the high and low sales prices per share for Abgenix common stock as reported on The Nasdaq Stock Market:

	High		Low
2003:
First Quarter		$8.98		$4.52
Second Quarter		$14.65		$7.51
Third Quarter		$16.99		$9.87
Fourth Quarter		$15.76		$10.41
2004:
First Quarter		$17.18		$12.31
Second Quarter		$19.50		$10.89
Third Quarter		$11.83		$7.75
Fourth Quarter		$10.96		$8.22
2005:
First Quarter		$10.44		$6.95
Second Quarter		$9.45		$6.45
Third Quarter		$12.90		$8.29
Fourth Quarter		$21.83		$8.61
2006
First Quarter (through [•], 2006)	$	[•]	$	[•]

Abgenix has not declared a dividend since its inception. Abgenix intends to retain any future earnings to finance the growth and development of our business and does not plan to pay cash dividends on its common stock in the foreseeable future.

The closing price per share of Abgenix common stock on The Nasdaq Stock Market on December 14, 2005, which was the last full trading day immediately preceding the public announcement of the proposed merger, was $14.65. The $22.50 merger consideration represents a premium of approximately 53.58% above this closing trading price on December 14, 2005. The average closing stock price per share of Abgenix common stock on The Nasdaq Stock Market over the one-year period ended December 14, 2005 was $9.67 per share. On [•], 2006, which is the latest practicable date prior to the printing of this proxy statement, the closing price per share of Abgenix common stock on The Nasdaq Stock Market was $[•].

You are urged to obtain current market information for Abgenix common stock.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information known to us with respect to the beneficial ownership of Abgenix common stock and series A-1 convertible preferred stock as of January 3, 2006 by each person known by us to be a beneficial owner of five percent or more of any class of Abgenix’s voting securities and based on 91,110,223  shares of Abgenix common stock and 50,000 shares of series A-1 convertible preferred stock issued and outstanding on January 3, 2006. Under the merger agreement, Abgenix will redeem the 50,000 shares of series A-1 convertible preferred stock for $50,000,000 (subject to the holder’s right to convert such preferred stock into shares of common stock) in accordance with the terms of the certificate of designations.

	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Wellington Management Company, LLP(4) 75 State Street Boston, MA 02109	12,155,965	13.34%
OrbiMed Advisors LLC(5) 767 Third Avenue, 30th Floor New York, NY 10017	9,352,800	10.27%
Cell Genesys, Inc.(6) 342 Lakeside Drive Foster City, CA 94404	6,625,000	7.27%
T. Rowe Price Associates, Inc.(7) 100 East Pratt Street Baltimore, MD 21202	5,849,607	6.42%
Citadel Limited Partnership(8) 131 S. Dearborn Street, 32nd Floor Chicago, Illinois 60603	5,112,817	5.61%
AstraZeneca UK Limited(9) Alderley House, Alderley Park Macclesfield, Cheshire SK10 4TF United Kingdom	3,333,333	3.66%

Security Ownership of Directors and Executive Officers

This table shows the amount of common stock beneficially owned as of January 3, 2006 by: (i) each director or nominee, (ii) the Chief Executive Officer and the four other most highly compensated officers of Abgenix, or named executive officers and (iii) the directors and executive officers of Abgenix as a group. “Beneficial ownership” is determined in accordance with the rules of the SEC and generally refers to shares that a director or executive officer has the power to vote, or the power to dispose of, and stock options or share rights that are exercisable currently or become exercisable within 60 days of January 3, 2006. As a result, this table includes shares that may be acquired pursuant to all stock options exerciseable within the next 60 days, regardless of the exercise price of such stock options. As of January 3, 2006, there were 91,110,223 shares of Abgenix common stock issued and outstanding.

	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
R. Scott Greer(10)	1,186,834	1.29%
M. Kathleen Behrens, Ph.D.(11)	393,717	*
Raju S. Kucherlapati, Ph.D.(12)	405,100	*
Kenneth B. Lee, Jr.(13)	64,166	*
Mark B. Logan(14)	200,300	*
William R. Ringo(15)	245,804	*
Thomas G. Wiggans(16)	64,333	*
H. Ward Wolff(17)	78,648	*
Donald R. Joseph(18)	37,500	*
Kristen Metza Anderson(19)	35,400	*
Gisela M. Schwab(20)	616,416	*
All directors and executive officers as a group (13 persons) (21)	3,714,594	3.94%

*                    Represents beneficial ownership of less than one percent of Abgenix’s common stock.

(1)          Unless otherwise indicated, the mailing address for each individual is c/o Abgenix, Inc., 6701 Kaiser Drive, Fremont, California 94555.

(2)          This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(3)          Applicable percentages are based on 91,110,223 shares outstanding on January 3, 2006.

(4)          In a filing on Schedule 13G, dated February 14, 2005, Wellington Management Company, LLP (“WMC”), in its capacity as investment adviser, reported that it may be deemed to beneficially own 12,155,965 shares, which are held of record by WMC’s clients. According to the disclosure contained in WMC’s Schedule 13G, WMC has shared power to dispose or to direct the disposition of 12,155,965 shares and has shared power to vote or direct the voting of 9,116,955 shares.

(5)          In a filing on Schedule 13G/A, dated June 15, 2005, OrbiMed Advisors LLC reported that it is the beneficial owner of 7,189,800 shares, OrbiMed Capital LLC reported that it is the beneficial owner of 2,163,000 shares, and Samuel D. Isaly reported that he is the beneficial owner of 9,352,800 shares. OrbiMed Advisors LLC and OrbiMed Capital LLC are investment advisors and Samuel D. Isaly is a control person of OrbiMed Advisors LLC and OrbiMed Capital LLC. OrbiMed Advisors LLC and OrbiMed Capital LLC hold shares on behalf of Caduceus Capital Master Fund Limited (1,020,000 shares), Caduceus Capital II, L.P. (475,000 shares), UBS Eucalyptus Fund, LLC (778,000 shares), PaineWebber Eucalyptus Fund, LLC (85,000 shares), HFR SHC Aggressive Fund (199,000 shares), Knightsbridge Post Venture IV L.P. (114,100 shares), Knightsbridge Integrated Holdings, V, LP (126,000 shares), Knightsbridge Netherlands II, LP (31,600 shares), Knightsbridge Integrated Holdings IV Post Venture, LP (46,300 shares), Knightsbridge Post Venture III, LP (37,600 shares), Knightsbridge Netherlands I LP (36,000 shares), Knightsbridge Netherlands III LP (27,700 shares), Knightsbridge Integrated Holdings II Limited (46,400 shares), Knightsbridge Venture Capital IV, L.P. (28,000 shares), Knightsbridge Venture Capital III LP (22,800 shares), Knightsbridge Venture Capital VI LP (24,000 shares), Knightsbridge Venture Completion 2005 LP (8,300 shares), UBS Juniper Crossover Fund (240,000 shares), Eaton Vance Worldwide Health Sciences (4,000,000 shares), Eaton

Vance Emerald Worldwide Health Sciences (284,000 shares), Eaton Vance Variable Trust (43,000 shares), Finsbury Worldwide Pharmaceutical Trust (820,000 shares), Finsbury Emerging Biotechnology Trust (210,000 shares) and NBIM ORB GLB Pharma & Bio (650,000 shares).

(6)          Based on a filing on Schedule 13G, dated April 13, 2005.

(7)          In a filing on Schedule 13G, dated February 15, 2005, T. Rowe Price Associates, Inc. (“Price Associates”) reported that it is the beneficial owner of 5,849,607 shares and that Price Associates has shared power to dispose or to direct the disposition of 5,849,607 shares and has shared power to vote or direct the voting of 1,317,257 shares.

(8)          In a filing on Schedule 13G, dated July 15, 2005, additional companies and individuals required to file a Schedule 13G following the acquisition of the 5,112,817 shares of common stock of Abgenix were Citidel Investment Group, L.L.C., Kenneth Griffin, Citadel Wellington LLC, Citadel Kensington Global Strategies Fund Ltd., Citadel Equity Fund Ltd. And Citadel Derivatives Group LLC.

(9)          In October 2003, in connection with a collaboration and license agreement, Abgenix entered into a securities purchase agreement with AstraZeneca UK Limited and issued to AstraZeneca UK Limited (A) $50 million of Series A-1 convertible preferred stock that is mandatorily redeemable at the seven-year anniversary of its issuance date and (B) $50 million of Series A-2 convertible preferred stock. In February 2004, we redeemed all shares of Series A-2 convertible preferred stock and, in exchange for a loan from AstraZeneca UK Limited in the amount of $50 million, we issued to AstraZeneca UK Limited a convertible subordinated promissory note having a face amount of $50 million and a maturity date of October 29, 2013. As of April 1, 2005, AstraZeneca UK Limited beneficially owned 100% of our issued and outstanding shares of Series A-1 convertible preferred stock. At any time prior to the earlier of the redemption of the convertible preferred stock, or repayment of the principal amount of the convertible subordinated note, AstraZeneca UK Limited may convert the convertible preferred stock or the convertible subordinated note, respectively, into shares of common stock at a conversion price of $30.00 per share, as adjusted from time to time pursuant to the terms of such securities. The Series A-1 convertible preferred stock may be converted by AstraZeneca UK Limited within 60 days of April 8, 2005 into 1,666,666 shares of our common stock and the convertible subordinated note may be converted by AstraZeneca UK Limited within 60 days of April 8, 2005 into 1,666,666 shares of our common stock. In addition, Abgenix has the right, subject to certain conditions, to force conversion of the Series A-1 convertible preferred stock and the convertible subordinated note into shares of common stock at a conversion price equal to the lower of (x) $30.00 per share and (y) the then-current market price of Abgenix’s common stock. Holders of Series A-1 convertible preferred stock have the right to vote with the common stock on an as-converted basis as if the shares of Series A-1 convertible preferred stock were converted into shares of common stock at a conversion price of $30.00 per share. The convertible subordinated note has no voting rights unless and until it is converted into shares of common stock. Pursuant to the merger agreement, Abgenix has agreed to redeem the Series A-1 convertible perferred stock prior to the effective time of the merger. Also, under the merger agreement, if requested and as directed by Amgen, Abgenix will prepay the convertible subordinated note due 2013 held by AstraZeneca UK Limited for $50,000,000. In the event that Abgenix prepays the convertible subordinated note due 2013 at the request of Amgen, Amgen will provide Abgenix with the amount required to prepay the note.

(10)   Includes 879,683 shares issuable upon exercise of options exercisable within 60 days of January 3, 2006.

(11)   Includes 31,800 shares owned by her spouse and 7,151 shares owned by each of two children. Also, includes 247,500 shares issuable upon exercise of options exercisable within 60 days of January 3, 2006.

(12)   Includes 1,270 shares owned by his son. Also, includes 255,100 shares issuable upon exercise of options exercisable within 60 days of January 3, 2006.

(13)   Includes 64,166 shares issuable upon exercise of options exercisable within 60 days of January 3, 2006.

(14)   Includes 200,300 shares issuable upon exercise of options exercisable within 60 days of January 3, 2006.

(15)   Includes 232,706 shares issuable upon exercise of options exercisable within 60 days of January 3, 2006..

(16)   Includes 63,333 shares issuable upon exercise of options exercisable within 60 days of January 3, 2006.

(17)   Includes 75,561 shares issuable upon exercise of options exercisable within 60 days of January 3, 2006.

(18)   Includes 37,500 shares issuable upon exercise of options exercisable within 60 days of January 3, 2006.

(19)   Includes 24,375 shares issuable upon exercise of options exercisable within 60 days of January 3, 2006.

(20)   Includes 602,790 shares issuable upon exercise of options exercisable within 60 days of January 3, 2006.

(21)   Includes 3,070,054 shares issuable upon exercise of options exercisable within 60 days of January 3, 2006.

DISSENTERS’ RIGHTS OF APPRAISAL

Holders of shares of Abgenix common stock who do not vote in favor of adopting the merger agreement and properly demand appraisal of their shares will be entitled to appraisal rights pursuant to the merger agreement under Section 262 of the Delaware General Corporation Law, which is referred to as Section 262.

The following discussion is not a complete discussion of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Appendix C. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that Abgenix stockholders exercise their right to seek appraisal under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of the shares of Abgenix common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Abgenix common stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

Under Section 262, persons who hold shares of Abgenix common stock who do not vote in favor of adoption of the merger agreement, and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the court.

Under Section 262, when a merger is to be submitted for adoption at a meeting of stockholders, as in the case of the adoption of the merger agreement by Abgenix stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in such notice a copy of Section 262. This proxy statement shall constitute the notice, and the full text of Section 262 is attached to this proxy statement as Appendix C. Any holder of Abgenix common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so, should review the following discussion and Appendix C carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, Abgenix stockholders who are considering exercising such rights are urged to seek the advice of legal counsel.

Any Abgenix stockholder wishing to exercise appraisal rights under Section 262 must:

•       deliver to Abgenix, before the vote on the adoption of the merger agreement at the Abgenix special meeting, a written demand for the appraisal of the stockholder’s shares;

•       not vote its shares of common stock in favor of adoption of the merger agreement; and

•       hold of record the shares of Abgenix common stock on the date the written demand for appraisal is made and continue to hold such shares of record through the effective time of the merger.

A proxy that is signed and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must either vote against the adoption of the merger agreement or abstain from voting on the merger agreement.

Neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote. The demand must reasonably inform Abgenix of the identity of the holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the Abgenix special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of Abgenix common stock on the record date for the Abgenix special meeting is entitled to assert appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Abgenix common stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, should specify the holder’s mailing address and the number of shares registered in the holder’s name, and must state that the person intends to demand appraisal of the holder’s shares pursuant to the merger agreement. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners. In such case, however, the written demand should set forth the number of shares as to which appraisal is sought. If no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Abgenix common stock held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 should be sent or delivered to Abgenix, Inc., 6701 Kaiser Drive, Fremont, California 94555, Attn: Corporate Secretary.

Within ten days after the effective time of the merger, the surviving corporation must notify each holder of Abgenix common stock who has complied with Section 262 and who has not voted in favor of the adoption of the merger agreement that the merger has become effective. Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of Abgenix common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the holder’s shares. The surviving corporation is under no obligation to and has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of Abgenix common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Abgenix common stock within the time prescribed in Section 262.

Within 120 days after the effective time of the merger, any holder of Abgenix common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Abgenix common stock not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is timely filed by a holder of shares of Abgenix common stock and a copy is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation on the certificates of the pending appraisal proceeding. If any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determining the holders of Abgenix common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. You should not expect the surviving corporation to offer more than the applicable merger consideration to any stockholder exercising appraisal rights and the surviving corporation reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Abgenix common stock is less than the applicable merger consideration.

Although Abgenix believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. The Delaware Court of Chancery will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of common stock of Abgenix have been appraised. If a petition for appraisal is not timely filed, then the right to an appraisal will cease.

In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of the company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise, and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.”

In Cede & Co. v. Technicolor, Inc. the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

The costs of the action may be determined by the Court and levied upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

Any holder of shares of Abgenix common stock who has demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Abgenix common stock as of a record date prior to the effective time of the merger.

Any Abgenix stockholder may withdraw his or her demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Abgenix a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement.

If any stockholder who demands appraisal of shares of Abgenix common stock under Section 262 fails to perfect, or effectively withdraws or loses, such holder’s right to appraisal, such stockholder’s shares of Abgenix common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to Abgenix a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger consideration, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of these rights. Consequently, any stockholder willing to exercise appraisal rights is urged to consult with legal counsel prior to attempting to exercise such rights.

In view of the complexity of Section 262, Abgenix stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements containing the words, such as “expect,” “anticipate,” “instead,” “plan,” “believe,” “seek,” “estimate,” “may,” “will” and “continue” or similar words or phrases. Forward-looking statements include, among other things, discussions concerning Abgenix’s potential exposure to market risks and future performance, as well as statements expressing expectations, beliefs, estimates, forecasts, projections and assumptions. You should read statements that contain these words carefully. Abgenix claims the protection afforded by the safe harbor for forward-looking statements as set forth in the Private Securities Litigation Reform Act of 1995. Reference is made in particular to forward-looking statements regarding product sales, reimbursement expenses, earnings per share, liquidity and capital resources and trends. Forward-looking statements are subject to many risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those anticipated by forward-looking statements due to a number of important factors including, but not limited to, the following:

•        the financial performance of Abgenix through the completion of the merger;

•        satisfaction of the closing conditions set forth in the merger agreement, including the approval of Abgenix stockholders and regulatory approvals;

•        the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•        the outcome of the legal proceedings instituted against Abgenix and others in connection with the proposed merger;

•        the failure of the merger to close for any reason;

•        business uncertainty and contractual restrictions during the pendency of the merger;

•        a significant delay in the expected completion of the merger;

•       the ability to integrate the operations of Amgen and Abgenix;

•        regulatory review, approvals and restrictions;

•        the uncertainty of the outcome of research and development activities;

•       unanticipated manufacturing disruptions, delays in regulatory approvals of manufacturing facilities, manufacturing capabilities and difficulties and the complexity of our products;

•        competition generally and the increasingly competitive nature of our industry;

•        litigation;

•        stock price and interest rate volatility;

•        marketing effectiveness;

•        liability from as-yet-unknown litigation and claims;

•        changes in laws, including tax laws, could affect the demand for Abgenix’s products;

•       the ability to retain key employees;

•       diversion of management’s attention from ongoing business concerns;

•       reimbursement from third party payors;

•       timing of success of product developments;

•       the protection of Abgenix’s intellectual property rights; and

•       management of rapid growth.

These factors, and other factors that may affect our business or financial results are described in our filings with the SEC, including, without limitations, the information under the headings “Risk Factors That Might Affect Future Results” in our Form 10-K for the year ended December 31, 2004, and under the heading “Risk Factors That Might Affect Future Results” in our Form 10-Q for the quarter ended September 30, 2005.

Abgenix does not undertake to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

OTHER MATTERS

You should rely only on the information contained in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•], 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this document to stockholders is not intended to create any implication to the contrary.

Our board of directors does not intend to bring before the special meeting of stockholders any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the special meeting of stockholders by others. If, however, any other matters properly come before the special meeting of stockholders, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

Stockholder Proposals for 2006 Annual Meeting

The 2006 annual meeting of stockholders of Abgenix will be held only if the merger is not completed. If the 2006 annual meeting is held, stockholder proposals must have been received in writing by Abgenix no later than January 6, 2006 to be eligible for inclusion under the rules of the SEC in Abgenix’s proxy materials for the 2006 annual meeting of stockholders and must have complied with those rules. The proposals must have been mailed to our principal executive offices, 6701 Kaiser Drive, Fremont, California 94555, Attention: Corporate Secretary. Under the amended and restated bylaws of Abgenix, any stockholder entitled to vote at the 2006 annual meeting who intends to present a proposal or make a nomination at that meeting but does not intend to have such proposal or nomination included in Abgenix’s proxy statement for that meeting (i) must have submitted the proposal or nomination to Abgenix in writing by January 6, 2006, or (ii) must submit the proposal or nomination to Abgenix in writing by a reasonable time before Abgenix mails its proxy statement for the 2006 annual meeting if the date of the 2006 annual meeting changes by more than 30 days from the one-year anniversary of the 2005 annual meeting. The stockholder submission must include certain information specified in the amended and restated bylaws of Abgenix. Proposals not made in compliance with these procedures may not be recognized at the meeting. If a stockholder submitting a proposal did not comply with these requirements by not submitting the proposal or nomination in a timely fashion, Abgenix may exercise discretionary voting authority under proxies it solicits to vote the proxies on the stockholder proposal or nomination in accordance with its best judgment. Further, Abgenix may exercise discretionary authority to vote on any stockholder proposal that was received in a timely manner but that Abgenix has omitted from the proxy statement for the 2006 annual meeting pursuant to certain rules and regulations promulgated by the SEC.

WHERE YOU CAN FIND MORE INFORMATION

Abgenix files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location of the SEC:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Abgenix’s public filings are also available to the public from document retrieval services, and Abgenix’s public filings are also available to the public at the Internet website maintained by the SEC at http://www.sec.gov.

The SEC allows Abgenix to “incorporate by reference” information into this proxy statement. This means that Abgenix can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that Abgenix later files with the SEC may update and supersede the information incorporated by reference. Similarly, the information that Abgenix later files with the SEC may update and supersede the information in this proxy statement. Abgenix incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting. Abgenix also incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:

Filings by Abgenix:

•       Abgenix’s annual report on Form 10-K for the year ended December 31, 2004;

•       Abgenix’s quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and

•       Abgenix’s current reports on Form 8-K filed with the SEC on February 18, February 22, March 24, April 26, June 28, July 26, August 2, September 27, October 25, November 8, December 15, December 19 and December 23, 2005.

Any person who was a beneficial owner of Abgenix’s capital stock on the record date for the 2005 annual meeting may obtain a copy of Abgenix’s annual report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC without charge (except for exhibits to such annual report, which will be furnished upon payment of Abgenix’s reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of Abgenix as of the record date and should be directed to Investor Relations, 6701 Kaiser Drive, Fremont, California 94555. In addition, Abgenix’s annual report on Form 10-K, and other reports that Abgenix files with the SEC, are available on or through Abgenix’s Internet web site, www.abgenix.com.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Abgenix since the date of this proxy statement or that the information herein is correct as of any later date.

Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Abgenix has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [•], 2006. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

In accordance with Rule 14a–3(e)(i) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless Abgenix has received contrary instructions from one or more of the stockholders. Abgenix will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Abgenix, Inc., 670 Kaiser Drive, Fremont, California 94555, Attention: Investor Relations (510) 284-6605.

If you have questions about the special meeting or the merger after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact Abgenix, Inc., 6701 Kaiser Drive, Fremont, California 94555, Attention: Investor Relations. You may also call our proxy solicitor Innisfree M&A Incorporated toll-free at (888) 750-5834 (bankers and brokers may call collect at (212) 750-5833).

ANNEX A

AGREEMENT AND PLAN OF MERGER
Among
ABGENIX, INC.,
AMGEN INC.
and
ATHLETICS MERGER SUB, INC.

Dated as of December 14, 2005

A-i

A-ii

A-iii

DEFINED TERMS

Terms	Section
Acquisition Proposal	7.2(f)(i)
Affiliate	5.1
Agreement	Preamble
AZ Note	5.2
Base Date	5.5(a)
Balance Sheet	5.8(c)
Bankruptcy and Equity Exception	5.3(a)
Bylaws	2.2
Canadian ESPP	4.5(d)
Certificate	4.1(b)
C.F.R.	5.18(b)
Change of Recommendation	7.2(c)
Charter	2.1
Closing	1.2
Closing Date	1.2
Code	4.7
Common Stock	4.1(a)
Company	Preamble
Company Awards	4.5(c)
Company Benefit Plans	5.8(a)
Company Disclosure Letter	Article V
Company Employees	7.7(c)
Company Financial Advisor	5.21
Company Intellectual Property	5.17(a)
Company Material Adverse Effect	5.1
Company Material Contracts	5.11(a)
Company Options	4.5(b)
Company Pension Plans	5.8(a)
Company Permits	5.9
Company Reports	5.5(a)
Company Requisite Vote	5.3(a)
Company Rights	4.1(a)
Company Welfare Plans	5.8(a)
Confidentiality Agreement	10.7
Constituent Corporations	Preamble
Contract	5.4(b)
Conversion Number	4.5(b)
Convertible Notes	5.2
Convertible Senior Notes	5.2
Convertible Subordinated Notes	5.2
Co-Owned Intellectual Property	5.17(b)
Copyrights	5.17(a)
Costs	7.10(a)
D&O Insurance	7.10(c)
Delaware Certificate of Merger	1.3
DGCL	1.1
Directors’ Recommendation	5.3(b)

A-iv

Dissenting Shares	4.1(a)
Dissenting Stockholder	4.1(a)
Effective Time	1.3
Environmental Law	5.13
ERISA	5.8(a)
ERISA Affiliate	5.8(a)
ESPP	4.5(d)
Exchange Fund	4.2(a)
Excluded Share	4.1(a)
Excluded Shares	4.1(a)
Exercise Date	4.5(d)
FDA	5.9
FDCA	5.9
GAAP	5.5(b)
Governmental Entity	5.4(a)
Hazardous Substance	5.13
HMO	5.8(i)
HSR Act	5.2
Indemnified Parties	7.10(a)
Intellectual Property	5.17(a)
Intellectual Property Contracts	5.11(a)(viii)
In-the-Money Company Option	4.5(b)
IRS	5.8(b)
Laws	5.9
Licensed Intellectual Property	5.11(a)(viii)
Lien	5.2
IT Assets	5.17(f)
Merger	Recitals
Merger Consideration	4.1(a)
Merger Sub	Preamble
Multiemployer Plan	5.8(e)
NASDAQ	4.5(b)
Order	8.1(c)
Outside Date	9.1(b)
Outstanding Share	4.1(a)
Outstanding Shares	4.1(a)
Parent	Preamble
Parent Common Stock	4.5(b)
Parent Disclosure Letter	Article VI
Parent Plans	7.7(d)
Paying Agent	4.2(a)
PBGC	5.8(d)
Per Share Merger Consideration	4.1(a)
Permitted Liens	5.10(a)
Person	5.1
Personal Property Leases	5.10(a)
Pharmaceutical Products	5.18(a)
Pharmaceutical Regulatory Agency	5.9
PHSA	5.9

A-v

Preferred Stock	5.2
Proxy Statement	7.3
Real Property Leases	5.10(a)
Representatives	7.2(a)
Rights Agreement	5.2
Sarbanes-Oxley Act	5.5(c)
SEC	5.5(a)
Section 16	7.13(b)
Securities Act	5.4(a)
Share	4.1(a)
Shares	4.1(a)
Stockholders Meeting	7.3
Stock Plan	5.2
Stock Plans	5.2
Stock Purchase Right	4.5(a)
Subsidiary	5.1
Superior Proposal	7.2(f)(ii)
Superior Proposal Notice	7.2(c)
Surviving Corporation	1.1
Takeover Statute	5.12
Tax	5.14
Taxable	5.14
Taxes	5.14
Tax Contract	5.14(j)
Tax Return	5.14
Termination Fee	9.2(b)(i)
Trademarks	5.17(a)
Trade Secrets	5.17(a)
Underwater Company Option	4.5(a)
VEBAs	5.8(a)
Voting Debt	5.2
Warrants	5.2

A-vi

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of December 14, 2005, among Abgenix, Inc., a Delaware corporation (the “Company”), Amgen Inc., a Delaware corporation (“Parent”), and Athletics Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub,” the Company and Merger Sub sometimes being hereinafter collectively referred to as the “Constituent Corporations”).

RECITALS

WHEREAS, the respective Boards of Directors of each of the Company, Parent and Merger Sub have, by resolutions duly adopted, declared that the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement (the “Merger”) and the other transactions contemplated by this Agreement are advisable and have approved this Agreement; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

The Merger; Closing; Effective Time

1.1.   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the “DGCL”).

1.2.   Closing.   The closing of the Merger (the “Closing”) shall take place (a) at the offices of Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, California, at 9:00 A.M. (CA time) on the second business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (b) at such other place and time or on such other date as the Company and Parent may agree in writing (the “Closing Date”).

1.3.   Effective Time.   As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the “Delaware Certificate of Merger”), together with any required certificates, to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties and specified in the Delaware Certificate of Merger (the “Effective Time”).

ARTICLE II

Certificate of Incorporation and Bylaws
of the Surviving Corporation

2.1.   The Certificate of Incorporation.   The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time (the “Charter”), until duly amended as provided therein or by applicable Law.

2.2.   The Bylaws.   The bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time (the “Bylaws”), until thereafter amended as provided therein or by applicable Law.

ARTICLE III

Officers and Directors
of the Surviving Corporation

3.1.   Directors.   The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

3.2.   Officers.   The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

ARTICLE IV

Effect of the Merger on Capital Stock;
Exchange of Certificates

4.1.   Effect on Capital Stock.   At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

(a)    Merger Consideration.   Each share of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) issued and outstanding at the Effective Time (a “Share” or, collectively, the “Shares”) (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect Subsidiary of Parent, (ii) Shares owned by the Company or any direct or indirect Subsidiary of the Company except, in the case of clauses (i) and (ii), for any such Shares held on behalf of third parties and (iii) Shares (“Dissenting Shares”) that are held by stockholders (“Dissenting Stockholders”) who have properly exercised and not withdrawn appraisal rights pursuant to Section 262 of the DGCL (each, an “Excluded Share” and collectively, “Excluded Shares”, and each Share that is not an Excluded Share, an “Outstanding Share” and collectively, the “Outstanding Shares”)), together with the associated share purchase rights (“Company Rights”) issued pursuant to the Rights Agreement, shall be converted into the right to receive, and become exchangeable in accordance with this Article IV for, an amount of cash equal to $22.50 (the “Per Share Merger Consideration”, the aggregate amount in cash into which all Shares shall be converted pursuant to this Section 4.1(a) being referred to herein as the “Merger Consideration”).

(b)   Cancellation of Shares/Certificates.   At the Effective Time, all Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate (a “Certificate”) (i) representing any Outstanding Shares shall thereafter represent only the right to receive the Per Share Merger Consideration, as applicable, payable in respect of such Outstanding Shares in accordance with this Article IV, (ii) representing any Dissenting Shares shall thereafter represent only the right to receive the payments set forth in Section 4.3 and (iii) representing any Excluded Shares other than Dissenting Shares shall be cancelled and such Excluded Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

(c)    Merger Sub.   At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be, by virtue of the Merger and without any action on the part of the holder thereof, converted into one share of common stock of the Surviving Corporation.

(d)   Further Rights in Shares.   The Per Share Merger Consideration issued upon conversion of an Outstanding Share in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Outstanding Share.

4.2.   Exchange of Certificates for Merger Consideration.

(a)    Paying Agent.   At the Effective Time, Parent shall deposit or cause to be deposited with a paying agent selected by Parent with the Company’s prior approval, which approval shall not be unreasonably withheld or delayed (the “Paying Agent”), for the benefit of holders of Outstanding Shares, a cash amount sufficient to pay the Merger Consideration to be paid in the Merger in exchange for Outstanding Shares (such cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent, pursuant to irrevocable instructions provided by Parent, shall deliver the Per Share Merger Consideration contemplated to be paid per Outstanding Share pursuant to Section 4.1 out of the Exchange Fund upon due surrender of the Certificates (or effective affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV.

(b)   Payment Procedures.   Appropriate transmittal materials shall be provided to the holders of record of Shares promptly following the Effective Time by the Paying Agent advising such holders of the effectiveness of the Merger and the procedure for surrendering Certificates to the Paying Agent. The transmittal materials shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or an effective affidavit of loss in lieu thereof) to the Paying Agent and (ii) include instructions for use in effecting the surrender of Certificates (or effective affidavit of loss in lieu thereof) in exchange for the aggregate Per Share Merger Consideration payable in respect of the Shares represented by such Certificates. Upon surrender of a Certificate (or an effective affidavit of loss in lieu thereof), together with properly completed and executed transmittal materials, to the Paying Agent in accordance with the terms of the transmittal materials, the holder of such Certificate shall be entitled to receive in exchange therefor a cash amount (after giving effect to any required tax withholdings as provided in Section 4.7) equal to (A) the number of Shares represented by such Certificate (or effective affidavit of loss in lieu thereof) multiplied by (B) the Per Share Merger Consideration, in the form of a check (or made available for collection by hand if so elected by the surrendering holder of a Certificate (or effective affidavit of loss in lieu thereof), provided payment by hand is permissible by the Paying Agent) and the Certificate so surrendered shall be cancelled forthwith. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company under the name of the Person surrendering such Certificate, a check for any cash to be paid upon due surrender of the Certificate may be issued to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable. If any Merger Consideration is to be delivered to a Person whose name is other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of such delivery that the Person requesting such delivery shall pay any transfer or other Taxes required to be paid by reason of such delivery to a Person whose name is other than that of the holder of the Certificate surrendered or shall establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable.

(c)    Transfers.   From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective

Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or Paying Agent for transfer, it shall be cancelled and exchanged for the Per Share Merger Consideration to which the holder thereof is entitled pursuant to this Article IV.

(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be delivered to Parent. Any holders of Shares (other than Excluded Shares) who have not theretofore complied with this Article IV shall thereafter look only to Parent for delivery of (after giving effect to any required tax withholdings as provided in Section 4.7) the Per Share Merger Consideration payable in respect of any such holders’ Shares (without interest thereon) upon due surrender of their Certificates (or effective affidavits of loss in lieu thereof). Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e)    Lost, Stolen or Destroyed Certificates.   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an effective affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount (after giving effect to any required tax withholdings as provided in Section 4.7) equal to the number of Shares represented by such lost, stolen or destroyed Certificate that have been surrendered multiplied by the Per Share Merger Consideration.

(f)    Investment of Exchange Fund.   The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Parent shall take all actions necessary to ensure that the Exchange Fund includes at all times cash sufficient to satisfy Parent’s obligations under Section 4.1(a). Any interest and other income resulting from such investments shall be paid to Parent upon termination of the Exchange Fund pursuant to Section 4.2(d).

4.3.   Dissenters’ Rights.   At the Effective Time, the Shares held by each Dissenting Stockholder shall be converted into and become exchangeable for and be entitled to receive only the payment provided by Section 262 of the DGCL with respect to the Shares owned by such Dissenting Stockholder unless and until such Person shall have failed to perfect or shall have effectively withdrawn or lost such Person’s right to dissent from the Merger under the DGCL, at which time such Person’s Shares shall represent only the right to receive (after giving effect to any required tax withholdings as provided in Section 4.7) the Per Share Merger Consideration payable in respect of any such Person’s Shares (without interest thereon, upon due surrender of their Certificate (or effective affidavits of loss in lieu thereof)). If any Person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Shares, such Person shall forfeit the right to appraisal of such Shares and such Shares shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive the Per Share Merger Consideration payable in respect of such Shares. The Company shall give Parent (a) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stockholders’ rights of appraisal and (b) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

4.4.   Adjustments to Prevent Dilution.   In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted, without duplication with respect to any such event, so as to preserve the economic benefits that the parties reasonably expected on the date of this Agreement as a result of the consummation of the Merger and any other transaction contemplated by this Agreement.

4.5.   Treatment of Stock Plans.

(a)    Treatment of Underwater Options and Stock Purchase Rights.   At least 31 days prior to the Effective Time, the Company shall take all actions necessary to fully vest each outstanding option to purchase Shares with an exercise price greater than $30.00 (an “Underwater Company Option”) and each outstanding stock purchase right (a “Stock Purchase Right”) issued under the Stock Plans (as defined in Section 5.2), and provide appropriate notice to each holder of an Underwater Company Option or Stock Purchase Right informing them that (i) all their Underwater Company Options and Stock Purchase Rights are fully vested and (ii) their Underwater Company Options and Stock Purchase Rights will all terminate if not exercised within 30 days after the date of the notice. The Company will take all actions necessary to ensure that there are no outstanding Underwater Company Options or Stock Purchase Rights immediately prior to the Effective Time, including without limitation seeking consents from the holders of Underwater Company Options and Stock Purchase Rights, if requested by Parent. The provisions of this Section 4.5(a) shall be contingent upon the consummation of the Merger and shall be null and void in the event the Merger is not consummated.

(b)   Treatment of In-the-Money Options.   At the Effective Time, each outstanding option to purchase Shares with an exercise price less than or equal to $30.00 (an “In-the-Money Company Option” and together with the Stock Purchase Rights and the Underwater Company Options, the “Company Options”) issued under the Stock Plans (as defined in Section 5.2), whether vested or unvested, shall be converted into an option to acquire a number of shares of Parent Common Stock equal to the product (rounded down to the nearest number of whole shares) of (x) the number of Shares subject to the In-the-Money Company Option immediately prior to the Effective Time and (y) the Conversion Number, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per Share of such In-the-Money Company Option immediately prior to the Effective Time divided by (B) the Conversion Number; provided, however, that the exercise price and the number of shares of common stock, par value $0.0001 per share, of Parent (“Parent Common Stock”) purchasable pursuant to the In-the-Money Company Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any In-the-Money Company Option to which Section 422 of the Code applies, the exercise price and the number of shares of Parent Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above, following the Effective Time, each In-the-Money Company Option shall continue to be governed by the same terms and conditions as set forth in the applicable Stock Plan and any agreements thereunder as were applicable immediately prior to the Effective Time. For purposes of this Agreement, the “Conversion Number” shall be equal to the fraction having a numerator equal to the Per Share Merger Consideration and having a denominator equal to the average of the closing sale prices of a share of Parent Common Stock as quoted on the NASDAQ Stock Market (“NASDAQ”) (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) for each of the five consecutive trading days immediately preceding the Closing Date. In addition to the foregoing, Parent shall assume the Stock Plans, and the number and kind of shares available for issuance under the Stock Plans shall be converted into shares of Parent Common Stock in accordance with the provisions of each applicable Stock Plan.

(c)    Company Awards.   At the Effective Time, each then outstanding right of any kind, contingent or accrued, to acquire or receive Shares or benefits measured by the value of Shares, and each award of any kind consisting of Shares that may be held, awarded, outstanding, payable or reserved for issuance under the Stock Plans and any other Company Benefits Plans, other than Company Options (the “Company Awards”), shall be deemed to be converted into the right to acquire or receive benefits measured by the value of (as the case may be) the number of shares of Parent Common Stock equal to the product (rounded down to the nearest number of whole shares) of (x) the number of Shares subject to such Company Award immediately prior to the Effective Time and (y) the Conversion Number, and to the extent such Company Award provides for payments to the extent the value of the Shares exceed a specified reference price, at a reference price per share (rounded up to the nearest whole cent) equal to (A) the reference price per Share immediately prior to the Effective Time divided by (B) the Conversion Number. Except as specifically provided above, following the Effective Time, each such right shall otherwise be subject to the same terms and conditions as were applicable to the rights under the relevant Stock Plan or other Company Benefit Plan immediately prior to the Effective Time. Section 4.5(c) of the Company Disclosure Letter sets forth a true and compete list of all Company Awards.

(d)   Employee Stock Purchase Plan.   The Company shall take all actions necessary to cause any purchase periods under the Company’s 1998 Employee Stock Purchase Plan (the “ESPP”) and Canadian Employee Stock Purchase Plan (the “Canadian ESPP”) to be shortened by setting a new exercise date for all such periods within 30 days of the date of this Agreement (the “Exercise Date”) where each participant’s accumulated payroll deductions shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP and the Canadian ESPP. The Company agrees that no new purchase periods will begin under the ESPP or the Canadian ESPP after the Exercise Date and that no further purchases of shares of Company Common Stock will be made after the Exercise Date. Prior to the Effective Time, the Company shall take all actions necessary to terminate the ESPP and the Canadian ESPP and ensure that no further purchases of shares of Company Common Stock are made thereunder.

(e)    Corporate Actions.   At or prior to the Effective Time, the Company, the Board of Directors and the compensation committee, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Sections 4.5(a), 4.5(b), 4.5(c) and 4.5(d).

(f)    No Right to Acquire Shares.   The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Options and Company Awards after the Effective Time.

4.6.   Treatment of the Preferred Stock, the AZ Note and the Warrants.   The Preferred Stock, the AZ Note and the Warrants shall be treated as set forth in Section 7.11.

4.7.   Withholding.   Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Outstanding Shares such amounts as Parent or the Paying Agent are required to deduct and withhold under the Internal Revenue Code of 1986, as amended (the “Code”) , or any applicable Tax Law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Outstanding Shares in respect of whom such deduction and withholding was made by Parent or the Paying Agent.

4.8.   Associated Rights.   All references in this Agreement to the shares of Common Stock shall be deemed to include the associated Company Rights issued pursuant to the Rights Agreement, except, in each case, where the context otherwise requires.

ARTICLE V

Representations and Warranties of the Company

Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the “Company Disclosure Letter”) (with disclosure of any item, information or other matter on any section of the Company Disclosure Letter, should the existence of such item, information or other matter be relevant to any other section of this Agreement, to the extent that such relevance is readily apparent on the face thereof, being deemed to be disclosed with respect to such other section or subsection of this Agreement), the Company hereby represents and warrants to Parent and Merger Sub that:

5.1.   Organization, Good Standing and Qualification.   Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect. The Company has made available to Parent a true and complete copy of the Company’s and each of its Subsidiaries’ certificates of incorporation and bylaws or comparable governing instruments, each as amended to the date hereof. The Company’s and its Subsidiaries’ certificates of incorporation and bylaws or comparable governing instruments so delivered are in full force and effect. Section 5.1 of the Company Disclosure Letter contains a true and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized and qualified to do business.

As used in this Agreement, the term (a) “Subsidiary” means, with respect to any entity, any other entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned or controlled by the first entity or by one or more of its respective Subsidiaries; (b) “Company Material Adverse Effect” means (i) an effect that would prevent, materially delay or materially impair the ability of the Company to consummate the Merger or otherwise prevent the performance by the Company of any of its material obligations under this Agreement or (ii) a material adverse effect on the financial condition, facilities, assets, liabilities, business or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to constitute a Company Material Adverse Effect: (A) changes or developments in the biotechnology and pharmaceuticals industries generally, which changes or developments do not disproportionately affect the Company relative to other participants in the biotechnology and pharmaceuticals industries; (B) changes or developments in financial or securities markets or the economy in general, which changes do not disproportionately affect the Company; (C) an act of terrorism or other national calamity directly involving the United States, which act of terrorism or calamity does not disproportionately affect the Company; (D) the failure of the Company to meet projections of earnings, revenues or other financial measure (whether such projections were made by the Company or independent third parties), in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining, whether there has been, or will be, a Company Material Adverse Effect); (E) any change in the Company’s stock price or trading volume, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining, whether there has been, or will be, a Company Material Adverse Effect); (F) the execution of this Agreement or announcement or consummation of the transactions contemplated by this Agreement, including relations with employers, customers, suppliers or partners, or any actions pursuant to (or required by) this Agreement; or (G) any adverse change, development, circumstance, event or occurrence relating to Panitumumab or Denosumab to the extent that it results from (1) an action by Parent or any of its Affiliates, (2) the omission of an action that was required to be, or reasonably should have been, taken by Parent or any of its Affiliates, or (3) facts and circumstances actually known by Parent or any of its Affiliates as of the date hereof; (c) “Affiliate” means, with respect to any Person, another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person; and (d) “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

5.2.   Capital Structure.   The authorized capital stock of the Company consists of 220,000,000 Shares, of which 90,944,052 Shares were outstanding as of December 12, 2005, and 5,000,000 shares of Preferred Stock, par value $0.0001 per share, of which 50,000 shares of Series A-1 preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”) were outstanding as of the date of this Agreement. All of the outstanding Shares of Common Stock and Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no other shares of capital stock reserved for issuance, except that, as of December 12, 2005, there were 16,646,475 shares reserved for issuance pursuant to the Company’s Amended and Restated 1996 Incentive Stock Plan, as amended and restated as of April 27, 2000, Amended and Restated 1998 Director Option Plan, as amended and restated as of February 27, 2003, and Amended and Restated 1999 Nonstatutory Stock Option Plan, as amended and restated as of January 14, 2002 (each a “Stock Plan”, and together, the “Stock Plans”), 1,203,672 shares of Common Stock reserved for issuance pursuant to the ESPP and the Canadian ESPP, 50,000 shares of Series A Participating Preferred Stock of the Company reserved for issuance pursuant to the Amended and Restated Rights Agreement, dated as of May 9, 2002, as amended, between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agreement”), 3,607,243 shares of Common Stock subject to issuance upon conversion of the Preferred Stock, 3,625,816 shares of Common Stock subject to issuance upon conversion of the Company’s 3.5% Convertible Subordinated Notes due 2007 (the “Convertible Subordinated Notes”), 23,400,936 shares of Common Stock subject to issuance upon conversion of the Company’s 1.75% Convertible Senior Notes due 2011 (the “Convertible Senior Notes”), 3,607,243 shares of Common Stock subject to issuance upon conversion of the Company’s Convertible Subordinated Note due 2013 (the “AZ Note” and collectively with the Convertible Subordinated Notes and the Convertible Senior Notes, the “Convertible Notes” ) and 2,715 shares of Common Stock subject to issuance pursuant to the warrants to purchase Common Stock (the “Warrants”). Section 5.2 of the Company Disclosure Letter sets forth each of the amendments amending each of the Warrants, a true and complete list of the holders of each of the Warrants and the number of shares of Common Stock for which each Warrant is exercisable. AstraZeneca UK Limited is the only holder of shares of Preferred Stock. The Company Disclosure Letter contains a correct and complete list of each outstanding Company Option or Company Award, including the holder, date of grant, exercise price, number of Shares subject thereto, number of Shares vested as of such date, vesting schedule, the type of Company Option and the Stock Plan or other Company Benefit Plan under which such Company Options or Company Awards were granted. Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, charge, judgment, claim, pledge, security interest or other encumbrance (each, a “Lien”). Since December 31, 2004, except as set forth in Section 5.2 of the Company Disclosure Letter, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock or other equity interests, other than those shares of capital stock reserved for issuance as set forth in this Section 5.2. Except as set forth in this Section 5.2 and pursuant to the Rights Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Other than the Convertible Notes, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter (“Voting Debt”). There are no outstanding contractual obligations of the Company or any of its Subsidiaries (a) restricting the transfer of, (b) affecting the voting rights of, (c) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (d) requiring the registration for sale of, or (e) granting any preemptive or antidilutive right with respect to, any equity interests of the Company or any of its Subsidiaries. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any of its Subsidiaries or any other Person. The Company does not own, directly or indirectly, any voting interest in any Person that may require an additional filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) in connection with the Merger and the other transactions contemplated by this Agreement.

5.3.   Corporate Authority; Approval and Fairness.

(a)    The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to adoption of this Agreement by the affirmative vote of the holders of majority of the outstanding shares of Common Stock, assuming that the effective redemption of the Preferred Stock is accomplished prior to the Effective Time, and to the filing and recording of the Certificate of Merger under the provisions of the DGCL (the “Company Requisite Vote”). The Company Requisite Vote is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt, approve or authorize this Agreement, the Merger and the other transactions contemplated by this Agreement in their capacity as stockholders of the Company. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b)   The Board of Directors of the Company (i) has unanimously approved and declared advisable this Agreement and the Merger and the other transactions contemplated by this Agreement; (ii) has received the opinion of its financial advisors, Goldman, Sachs & Co., to the effect that the consideration to be received by the holders of the Shares in the Merger is fair from a financial point of view, as of the date of such opinion, to such holders; (iii) has resolved to recommend adoption of this Agreement to the holders of Shares (such recommendation being the “Directors’ Recommendation”); and (iv) has directed that this Agreement be submitted to the holders of Shares for their adoption. It is agreed and understood that the opinion referenced in (ii) above is for the benefit of the Company’s Board of Directors and may not be relied on by Parent or Merger Sub.

5.4.   Governmental Filings; No Violations; Certain Contracts, Etc.

(a)    Other than the reports, registrations, consents, approvals, permits, authorizations, notices and/or filings (i) pursuant to Section 1.3; (ii) under the HSR Act, the Exchange Act and the Securities

Act of 1933, as amended (the “Securities Act”); (iii) required to be made with NASDAQ; (iv) for or pursuant to other applicable foreign securities Law approvals, state securities, takeover and “blue sky” laws; (v) with or to those foreign Governmental Entities regulating competition and antitrust Laws listed on Section 5.4(a) of the Company Disclosure Letter; and (vi) required to be made under any environmental, health or safety Law (including the rules and regulations of the FDA and equivalent foreign Governmental Entities), no notices, reports or other filings are required to be made by the Company with, nor are any registrations, consents, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity (“Governmental Entity”), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(b)   The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (ii) with or without notice or lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the acceleration of or creation of any obligations or the creation of any Lien on any assets of the Company or any of its Subsidiaries (or, after giving effect to the Merger, Parent or its Subsidiaries) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, loan, credit agreement, arrangement or other obligation, including all amendments, supplements or modifications thereto binding upon the Company or any of its Subsidiaries (each, a “Contract”) or any Laws or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract, except, in the case of clause (ii) or (iii) above, as listed on Section 5.4(b) of the Company Disclosure Letter. Section 5.4(b) of the Company Disclosure Letter sets forth a true and complete list of Contracts pursuant to which consents or waivers are required prior to consummation of the Merger and the other transactions contemplated by this Agreement.

(c)    Section 5.4(c) of the Company Disclosure Letter sets forth a true and complete list of all material claims that to the knowledge of the Company are held by the Company or any of its Subsidiaries, as creditors or claimants, with respect to debtors or debtors-in-possession subject to proceedings under chapter 11 of title 11 of the United States Code, together with a true and complete list of all orders entered by the applicable United States Bankruptcy Court with respect to each such proceeding. None of such orders, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

5.5.   Company Reports; Financial Statements.

(a)    The Company has made available (for purposes of this Section 5.5, any material that has been filed with the Securities and Exchange Commission (the “SEC”) in an unredacted form and that is available through EDGAR shall be deemed to have been made available) to Parent true and complete copies of each registration statement, report, proxy statement or information statement, including all amendments, schedules, supplements and exhibits thereto, prepared by it since December 31, 2002 (the “Base Date”), including the Company’s Annual Report on Form 10-K for the years ended December 31, 2002, 2003 and 2004, and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, in the form (including exhibits, annexes and any amendments thereto) filed with or furnished to the SEC. The Company has timely filed or furnished all forms, statements, reports and documents required to be filed or furnished by it with or to the SEC pursuant to the applicable securities statutes, regulations, policies and rules since the Base Date (the forms, statements, reports and documents filed or furnished since the Base Date and those filed with or furnished to the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or furnishing, complied or will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and complied in all material respects with the then applicable accounting standards. As of their respective dates (or, if amended, as of the date of such amendment) the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date hereof, no Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act. The Company has previously provided to Parent a complete and correct copy of any amendment or modification which has not yet been filed with or furnished to the SEC to any agreement, document or other instrument which the Company has previously filed with or furnished to the SEC pursuant to the Securities Act or the Exchange Act.

(b)   (i) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) has been or will be prepared from, and is in accordance with, the books and records of the Company and presents fairly, or will present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and (ii) each of the consolidated statements of operations, cash flows and stockholders’ equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) presents fairly, or will present fairly, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of each of (i) and (ii) with respect to unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in the case of each of (i) and (ii) in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as may be noted therein. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

(c)    The Company is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and (ii) the applicable listing and corporate governance rules and regulations of NASDAQ. Except as permitted by the Exchange Act, including, without limitation, Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged, modified (in any material way), or forgiven personal loans to any executive officer or director of the Company.

(d)   The management of the Company has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting and (C) any other matter required to be disclosed by Law, the Company’s policies, the listing standards of NASDAQ, the audit committee’s charter or the professional standards of the Public Company Accounting Oversight Board.

(e)    Since the Base Date, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise has knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls relating to periods after the Base Date, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing after the date hereof which have no reasonable basis), and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, relating to periods after the Base Date, by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or, to the knowledge of the Company, to any director or officer of the Company.

(f)    The Company has made available to Parent a complete and correct set of the corporate minute books of the Company and each of its Subsidiaries since December 31, 2002, and such minute books reflect a true and complete summary of all meetings of the Board of Directors of the Company and all meetings of any similar governing body of each of its Subsidiaries.

5.6.   Absence of Certain Changes.   Since September 30, 2005, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with past practice and there has not been:

(a)    any event or change in the financial condition, facilities, assets, Company Intellectual Property, liabilities, business or results of operations of the Company and its Subsidiaries that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect;

(b)   any merger or consolidation of the Company or any of its Subsidiaries with any Person or any split, combination or reclassification of the Company’s or its Subsidiaries’ outstanding shares of capital stock, or any issuance or sale or any purchase, redemption or other acquisition, directly or indirectly, by the Company or any of its Subsidiaries of the capital stock of the Company or such Subsidiary or any securities convertible into or exchangeable therefor;

(c)    any declaration, setting aside or payment of any dividend or other distribution, payable in cash, stock, property or otherwise, in respect of the capital stock of the Company;

(d)   any transfer, lease, license, guarantee, sale, mortgage, pledge, disposal or encumbrance of any material property, asset or interest therein (including (i) Company Intellectual Property material to the conduct of the business of the Company and its Subsidiaries, but excluding Intellectual Property Contracts granted in the ordinary course to third parties, and (ii) capital stock of any of the Company’s Subsidiaries) of the Company or any of its Subsidiaries, other than (A) in the ordinary course of business consistent with past practice or (B) the incurrence of Permitted Liens;

(e)    any incurrence by the Company or any of its Subsidiaries of any indebtedness for borrowed money or the issuance of any debt securities or warrants or other rights to acquire debt securities of the Company or any of its Subsidiaries or the assumption, guarantee or endorsement as an accommodation or otherwise, by the Company or any of its Subsidiaries of the obligations of any other Person, in the case of any of the foregoing involving an aggregate principal amount or potential guaranteed amount in excess of $500,000;

(f)    any acquisition by the Company or any of its Subsidiaries of any assets or interest in any assets from any other Person (other than any Subsidiary) outside the ordinary course of business consistent with past practice in excess of $500,000 individually, or $1,000,000 in the aggregate;

(g)    any change by the Company in its accounting policies or procedures, except as required by GAAP or by Law;

(h)   any revaluation of any of the Company’s material assets;

(i)    any increase in or material change (including any such changes reasonably expected to be adopted prior to the Effective Time) or establishment of any bonus, insurance, severance, retention, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase or material change (including any such changes reasonably expected to be adopted prior to the Effective Time) in the compensation payable or to become payable to any officers or employees of the Company or any of its Subsidiaries or any amendment of any of the Company Benefit Plans other than as indicated in Section 5.6(i) of the Company Disclosure Letter;

(j)     any making of any material loan, advance or capital contribution to, or investment in, any Person other than (i) loans, advances or capital contributions to, or investments in, wholly-owned Subsidiaries of the Company and (ii) loans, advances or capital contributions to, or investments in, any Person in an amount not in excess of $500,000 in the aggregate; and

(k)   any agreement or undertaking to do any of the foregoing.

5.7.   Litigation and Liabilities.

(a)    Except as disclosed in the Company Reports, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that (i) are, individually or in the aggregate, if determined adversely to the Company, reasonably likely to have a Company Material Adverse Effect (ii) in any manner adversely affect the Company’s research, development or commercialization of its products or clinical product candidates, or (iii) challenge the validity or propriety, or seek to prevent consummation of, the Merger or any other transaction contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction, decree or arbitration ruling, award or other finding that is reasonably likely to have a Company Material Adverse Effect.

(b)   There are no liabilities or obligations of the Company or any Subsidiary of the Company, whether or not accrued, contingent or otherwise that are required by GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries, other than:

           (i)  liabilities or obligations to the extent (A) reflected on the consolidated balance sheet of the Company or (B) readily apparent in the notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005;

          (ii)  liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 2005;

        (iii)  liabilities and obligations incurred in connection with the Company’s performance of its obligations under this Agreement and the transactions contemplated hereby and thereby;

         (iv)  performance obligations under Contracts required in accordance with their terms, or performance obligations, to the extent required under applicable Law, in each case to the extent arising after the date hereof; or

          (v)  liabilities or obligations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

(c)    This Section 5.7 does not apply to Tax matters, which are addressed in Section 5.14.

5.8.   Employee Benefits.

(a)    Section 5.8(a) of the Company Disclosure Letter sets forth an accurate and complete list of all currently maintained or reasonably expected to be adopted prior to the Effective Time (i) “employee welfare benefit plans” (“Company Welfare Plans”), within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) “employee pension benefit plans” (“Company Pension Plans”), within the meaning of Section 3(2) of ERISA; (iii) bonus, stock option, stock purchase, restricted stock, incentive, performance award, fringe benefit, “voluntary employees’ beneficiary associations” (“VEBAs”), under Section 501(c)(9) of the Code, profit-sharing, pension or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, loans, supplemental retirement and unemployment benefit plans, programs, arrangements, policies, commitments and/or practices; and (iv) retention, termination and severance contracts or agreements, employment agreements, and consulting services agreements involving consideration to the consultant in excess of $50,000 per year, in each case, for active, retired or former employees, directors or consultants that are maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its Subsidiaries or ERISA Affiliates, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices are governed by ERISA, insured, legally binding, formal or informal, funded or unfunded, or written or oral (all of the foregoing plans, programs, arrangements, commitments, practices, contracts and agreements referred to in (i), (ii), (iii) and (iv) above are collectively referred to herein as “Company Benefit Plans”). For purposes of this Section 5.8(a), “ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a single employer within the meaning of Section 414 of the Code. Neither the Company nor, to the knowledge of the Company, any other Person or entity, has made any commitment to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

(b)   With respect to each Company Benefit Plan, the Company has delivered to Parent true, correct and complete copies of (i) each Company Benefit Plan (or, if not written, a written summary of its terms), including all plan documents, trust agreements, insurance contracts or other funding vehicles and all amendments thereto, (ii) all summaries and the most recent summary plan descriptions, together with any summary of modifications, (iii) the two most recent annual reports (Form 5500 or 990 series and all schedules attached thereto) filed with the United States Internal Revenue Service (“IRS”) with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan and related trust intended to be qualified under Section 401(a) of the Code and any pending request for such a determination letter, (v) any filings under the IRS’ Employee Plans Compliance Resolution System Program or any of its predecessors or the

Department of Labor Delinquent Filer Program and (vi) all filings made by the Company or any ERISA Affiliate of the Company with any Governmental Entity in connection with any inquiry from such Governmental Entity.

(c)    Each Company Benefit Plan (including any related trust) complies in all material respects in form with the requirements of applicable Law, including ERISA and the Code, and has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the Company’s consolidated balance sheet dated as of December 31, 2004 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Balance Sheet”). With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, that the Company would reasonably expect to subject it, in each case, to any material liability (other than for (i) liabilities with respect to routine benefit claims or payments under the terms of the applicable plan, routine administrative and legal expenses, plan contributions or premium payments or (ii) liabilities triggered by the transactions contemplated by this Agreement) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

(d)   (i) The Company and each ERISA Affiliate have performed, in all material respects, all obligations required to be performed by them under each Company Benefit Plan and neither the Company nor any ERISA Affiliate is in default under or in violation of any Company Benefit Plan, (ii) each Company Benefit Plan has been established and maintained, in all material respects, in accordance with its terms and in compliance with all applicable Laws, (iii) each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and the corresponding related exemption of its trust from U.S. federal income taxation under Section 501(a) of the Code is so exempt, each VEBA has been determined by the IRS to be exempt from U.S. federal income taxation under Section 501(c)(9) of the Code, and to the knowledge of the Company, nothing has occurred that would be reasonably expected to result in the loss of such qualification or exemption, (iv) to the Company’s knowledge, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to the Company or an ERISA Affiliate, (v) each Company Welfare Plan and Company Pension Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without material liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event, (B) if the Company Pension Plan is subject to Part 2 of Subtitle B of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the Balance Sheet or (C) costs associated with terminating third party contracts), (vi) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans, including any audit or inquiry by the IRS, the United States Department of Labor, the United States Pension Benefit Guaranty Corporation (“PBGC”), or the United States Department of Health and Human Services (other than routine benefits claims), (vii) all Tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate Governmental Entity and all notices and disclosures required under applicable law have been timely provided to participants, (viii) to the knowledge of the Company, all contributions and payments to such Company Benefit Plan are deductible under Code Sections 162(m), (ix) no assets of any Company Benefit Plan are subject to a material amount of Tax as unrelated business taxable income under Section 511 of the Code, and (x) no material excise Tax could be imposed upon the Company under Chapter 43 of the Code.

(e)    Neither the Company nor any of its ERISA Affiliates sponsors, maintains, contributes to or has an obligation to contribute to, or has sponsored, maintained, contributed to or had an obligation to contribute to in the past six years, any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code, or any “multiemployer plan” (“Multiemployer Plan”) as defined in Section 3(37) of ERISA.

(f)    No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the Merger and the other transactions contemplated by this Agreement, by any employee, officer or director of the Company or any of its Subsidiaries who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any Company Benefit Plan or otherwise could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). The Company has provided the following to Parent: (i) the preliminary estimated maximum amount that could be paid to each disqualified individual in connection with the Merger and the other transactions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans currently in effect, assuming that the individual’s employment with the Company is terminated immediately after the Effective Time, (ii) the grant dates, exercise prices and vesting schedules applicable to each Company Option granted to the individual and (iii) the “base amount” (as defined in Section 280G(b)(e) of the Code) for each such individual as of the date of this Agreement. Within 15 days of the date of this Agreement, the Company will provide final estimates of the aforementioned information to Parent.

(g)    Except as required by applicable Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits and/or other welfare benefits and neither the Company nor any of its Subsidiaries has any obligation to provide such benefits. The Company and each ERISA Affiliate are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the regulations (including proposed regulations) thereunder and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

(h)   There are no loans by the Company or any of its Subsidiaries to any of their officers, employees, contractors or directors outstanding, and there have never been any loans by the Company or any of its Subsidiaries in violation of Section 402 of the Sarbanes-Oxley Act, or subject to Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements. All employees of the Company and its Subsidiaries are “at-will” and will not be owed any severance or other payments or benefits upon termination or upon a change in control of the Company.

(i)    With respect to each Company Benefit Plan that is an “employee welfare benefit plan” within the meaning of Section 3(2) of ERISA, all claims incurred (including claims incurred but not reported) by employees, former employees and their dependents thereunder for which the Company is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with a health maintenance organization (an “HMO”) pursuant to which the HMO bears the liability for such claims, or (iii) reflected as a liability or accrued for on the Balance Sheet.

(j)     Neither the execution and delivery of this Agreement or other related agreements, nor the consummation of the Merger and the other transactions contemplated by this Agreement or such related agreements will (either alone or in conjunction with any other event, such as termination of employment), except as provided by Parent (i) result in any payment (including, without limitation, severance or unemployment compensation) becoming due to any employee of the Company or any of its Subsidiaries or Affiliates from the Company or any of its Subsidiaries or Affiliates under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan, (iv) result in the forgiveness of any indebtedness, (v) result in any obligation to fund future benefits under any Company Benefit Plan, (vi) result in the imposition of any restrictions with respect to the amendment or termination of any of the Company Benefit Plans or (vii) result in any payment under any Company Benefit Plan which would not be deductible under Section 162(m) of the Code. No individual who is a party to an employment agreement listed in Section 5.8(a) of the Company Disclosure Letter or any agreement incorporating change in control provisions with the Company or any of its Subsidiaries has terminated employment or been terminated, nor has any event occurred that could give rise to a termination event, in either case under circumstances that have given, or could give, rise to a severance obligation on the part of the Company or any of its Subsidiaries under such agreement.

5.9.   Compliance with Laws; Permits.   Since December 31, 2004, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”) in any material respect in the aggregate; and, prior to December 31, 2004, the businesses of each of the Company and its Subsidiaries had not been conducted in violation of any Laws, except for such violations that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries, to the knowledge of the Company, is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the knowledge of the Company, no change is required in the Company’s or any of its Subsidiaries’ processes, properties or procedures in order to bring them into material compliance with any Laws, and the Company has not received any written notice or communication of any material noncompliance with any Laws that has not been cured as of the date hereof. Each of the Company and its Subsidiaries has all material licenses, permits, franchises, variances, exemptions, orders and other governmental authorizations, consents, approvals and clearances, and has submitted notices to, all Governmental Entities, including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”), the Public Health Service Act of 1944, as amended (the “PHSA”), and the regulations of the United States Food and Drug Administration (the “FDA”) promulgated thereunder, and any other Governmental Entity that is concerned with the quality, identity, strength, purity, safety, efficacy or manufacturing of the pharmaceutical compounds or products tested or sold by the Company or its Subsidiaries (any such Governmental Entity, a “Pharmaceutical Regulatory Agency”) necessary for the Company or any such Subsidiary to own, lease and operate its properties or other assets and to carry on its respective business (the “Company Permits”), and all such Company Permits are valid, and in full force and effect. The Company and each of its Subsidiaries is in compliance in all material respects with all statutes, rules and regulations (including, but not limited, to those pertaining to Good Manufacturing Practice, Good Laboratory Practice and Good Clinical Practice) of the FDA and any applicable foreign equivalent with respect to manufacturing, clinical research and development, marketing and sale of all of their products. There are no pending or, to the knowledge of the Company, threatened actions or proceedings by the FDA or any applicable foreign equivalent which would prohibit or materially impede the sale of any product currently manufactured and/or sold by the Company or any of its Subsidiaries into any market. The Company has received no notice with respect to revocation or challenge of any of the Company Permits. This Section 5.9 does not apply to Tax matters, which are addressed in Section 5.14.

5.10.   Properties.

(a)    Neither the Company nor its Subsidiaries owns any real property. Each of the Company and its Subsidiaries has (i) good and valid title to all of the properties and assets reflected as owned on the most recent balance sheet of the Company contained in the Company Reports, except for properties or assets that have been sold or disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet, free and clear of any Liens, except for Permitted Liens, and (ii) a valid leasehold interest or other comparable Contract of use in all properties and assets reflected as leased on such balance sheet, except for such leases terminated in the ordinary course of business consistent with past practice since the date of such balance sheet, free and clear of any Liens, except for Permitted Liens. The assets of the Company and its Subsidiaries and any assets leased or licensed by the Company and its Subsidiaries constitute as of the date of this Agreement, and will constitute as of the Closing (except sales and dispositions of assets in the ordinary course of business consistent with past practice), all of the material assets, rights and properties, tangible and intangible, real or personal, which are necessary for the operation of the business of the Company and its Subsidiaries, as presently operated. The Company or one of its Subsidiaries, as applicable, enjoys peaceful and undisturbed possession under all Personal Property Leases and Real Property Leases. For purposes of this Agreement, (A) “Real Property Leases” shall mean all Contracts for real property leased, subleased, licensed or otherwise conveyed to the Company or any of its Subsidiaries involving annual payments in excess of $100,000; (B) “Personal Property Leases” shall mean all Contracts for personal property leased, subleased, licensed or otherwise conveyed to the Company or any of its Subsidiaries involving annual payments in excess of $100,000; and (C) “Permitted Liens” shall mean (1) Liens for Taxes, assessments or similar charges being contested in good faith or are not yet due and delinquent; (2) pledges or deposits made in the ordinary course of business consistent with past practice; (3) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business consistent with past practice that are not yet due and delinquent; and (4) similar Liens and encumbrances which are incurred in the ordinary course of business consistent with past practice and which do not in the aggregate materially detract from the value of the related assets or properties or materially impair the use thereof in the operation of such business.

(b)   (i) All Personal Property Leases and Real Property Leases are valid and binding on the Company or any of its Subsidiaries party thereto and, to the knowledge of the Company, each other party thereto, (ii) all Personal Property Leases and Real Property Leases are in full force and effect, (iii) each of the Company and its Subsidiaries has performed in all material respects all obligations required to be performed by it under the Personal Property Leases and Real Property Leases and (iv) to the knowledge of the Company, each other party to a Real Property Lease or Personal Property Lease is not in default with respect to any of its material obligations required to be performed by it under such Real Property Lease or Personal Property Lease. Neither the Company nor any of its Subsidiaries has knowledge of any default or any event which, with the giving of notice or lapse of time or both, would be an event of default by the lessee or licensee thereunder.

(c)    Neither the Company nor, to the knowledge of the Company, any other party to any Real Property Lease has commenced any action in respect of, or arising out of such Real Property Lease or given any written notice to the Company or any of its Subsidiaries for the purpose of terminating or threatening to terminate such Real Property Lease, and no lessor or sublessor under any Real Property Lease has given any written notice to the Company or any of its Subsidiaries for the purpose of terminating or threatening to terminate any right of first refusal (or right of first offer) to lease or purchase, any lease expansion right, or any similar right now existing under the Real Property Leases.

(d)   To the knowledge of the Company, there are no conditions or defects to the buildings contained on the real property subject to the Real Property Leases that would reasonably be expected to materially impact the Company’s use of such property in the manner in which it is currently being used.

5.11.   Contracts.

(a)    Section 5.11 of the Company Disclosure Letter lists each of the following Contracts to which the Company or any of its Subsidiaries is a party or is otherwise bound, other than Company Benefit Plans or Tax Contracts, and other than Contracts entered into after the date hereof, but only to the extent entering into such Contract is not prohibited by Section 7.1 hereof (such Contracts entered into after the date hereof being deemed to be set forth in Section 5.11 of the Company Disclosure Letter and included within the Company Material Contracts to the extent they would have been required to have been so listed and so included if entered into prior to the date hereof; provided, that the Company promptly notifies Parent thereof) (such Contracts being the “Company Material Contracts”):

           (i)  each Contract or series of related Contracts that (A) involved or involves payment by the Company or any of its Subsidiaries of consideration of more than $500,000 annually and has continuing material obligations, rights or interests (other than a Contract under which the sole continuing obligation is to maintain confidentiality) and cannot be cancelled by the Company or such Subsidiary without penalty or further payment without more than 60 days’ notice (other than payments for services rendered to the date) or (B) has material continuing obligations or interests involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its Subsidiaries or income or revenues related to any product or clinical product candidate of the Company or any of its Subsidiaries;

          (ii)  each Contract pursuant to which the Company, any of its Subsidiaries or any other party thereto has material continuing obligations, rights or interests relating to the research, development, clinical trial, distribution, supply, manufacture, marketing or co-promotion of, or collaboration with respect to, any product or product candidate for which the Company or any of its Subsidiaries is currently engaged in research or development, including: (A) non-disclosure agreements relating to potential business combinations or acquisitions or similar transactions involving the Company or any of its Subsidiaries, (B) material manufacture or supply services or material Contracts with contract research organizations for clinical trials-related services and (C) customary material transfer Contracts for pre-clinical products or clinical products of the Company or any of its Subsidiaries with commercial, pharmaceutical or biotechnology companies (but only to the extent that such Contract contains any provision that restricts the ability of the Company or its Affiliates to engage in any line of business);

        (iii)  each Contract evidencing indebtedness in excess of $500,000;

         (iv)  each material Contract with any Governmental Entity;

          (v)  each non-competition Contract or other Contract that limits in any material respect either the type of business in which the Company or any of its Subsidiaries (or, after giving effect to the Merger, Parent or its Subsidiaries) may engage, including the research, development and commercialization of any antibody or therapeutic agent directed at a specific antigen or other target or in any therapeutic area, or the manner or locations in which any of them may so engage in any business;

         (vi)  each Contract requiring payments by or to the Company or any of its Subsidiaries in excess of $25,000 individually between or among the Company or any of its Subsidiaries and any director, officer, stockholder holding five percent or more of any class of outstanding equity securities of the Company or, to the Company’s knowledge, any Affiliate of such Person;

        (vii)  each Contract required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act that has not previously been so filed;

      (viii)  each Contract material to the conduct of the business of the Company or its Subsidiaries concerning Intellectual Property to which the Company or its Subsidiaries are a party, including without limitation Contracts granting the Company and its Subsidiaries rights to use Intellectual Property owned or held by any other Person (the “Licensed Intellectual Property”), non-assertion agreements, settlement agreements, agreements granting rights to use Company Intellectual Property, trademark coexistence agreements and trademark consent agreements (the “Intellectual Property Contracts”) (other than licenses for commercial “off-the-shelf” or “shrink-wrap” software that has not been modified or customized for the Company); and

         (ix)  all other Contracts, whether or not entered into in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or to the conduct of their respective businesses, taken as a whole, or the absence of which would reasonably be expected to prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or otherwise prevent or materially delay the Company from performing its obligations under this Agreement.

(b)   (i) All Company Material Contracts are valid and binding on the Company and/or the relevant Subsidiary of the Company that is a party thereto and, to the knowledge of the Company, each other party thereto, (ii) all Company Material Contracts are in full force and effect, (iii) the Company and each of its Subsidiaries has performed all material obligations required to be performed by them under the Company Material Contracts to which they are parties, (iv) to the knowledge of the Company, each other party to a Company Material Contract has performed all material obligations required to be performed by it under such Company Material Contract and (v) no party to any Company Material Contract has given the Company or any of its Subsidiaries notice of its intention to cancel, terminate, change the scope of rights under or fail to renew any Company Material Contract and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party to any Company Material Contract, has repudiated in writing any material provision thereof, except, in each case, as would not individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under or permit termination, modification or acceleration under) any Company Material Contract or any other Contract to which it is a party or by which it or any of its material properties or assets is bound, except for violations or defaults that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(c)    A true and complete copy of each Company Material Contract, together with all amendments and supplements thereto, has been delivered to Parent.

(d)   To the knowledge of the Company, neither the Company nor any of its Subsidiaries has, as of the date hereof, entered into a Contract with a Specially Designated National or Blocked Person as defined by the Office of Foreign Asset Control of the United States Department of the Treasury.

5.12.   Takeover Statutes.   No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s certificate of incorporation and bylaws is, or at the Effective Time will be, applicable to the Shares, the Merger or the other transactions contemplated by this Agreement. The Board of Directors of the Company has taken all action so that Parent will not be prohibited from entering into a “business combination” with the Company as an “interested stockholder” (in each case as such term is used in

Section 203 of the DGCL) as a result of the execution of this Agreement, or the consummation of the Merger or the other transactions contemplated hereby.

5.13.   Environmental Matters.   (a) The Company and its Subsidiaries have complied in all material respects at all times with all applicable Environmental Laws; (b) no property currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any material quantity of any Hazardous Substance; (c) no property formerly owned or operated by the Company or any of its Subsidiaries was contaminated with any material quantity of any Hazardous Substance during or prior to such period of ownership or operation; (d) neither the Company nor any of its Subsidiaries is subject to any material liability for any Hazardous Substance disposal or contamination on any third party property; (e) neither the Company nor any of its Subsidiaries has received any unresolved written notice, demand, claim or request for information from any Governmental Entity or other third party indicating that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (f) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law; (g) there are no other material circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any material claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (h) the Company has delivered to Parent copies of all material environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to Company or its Subsidiaries or their respective current and former properties or operations.

As used herein, the term “Environmental Law” means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, common law, agency requirement or applicable judicial or administrative decision, order or decree relating to: (i) the protection, investigation or restoration of the environment, workplace health and safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, indoor air, employee exposure to any Hazardous Substance, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

As used herein, the term “Hazardous Substance” means any substance that is: (i) regulated pursuant to any Environmental Law and (ii) any other substance which may be the subject of regulatory action by any Government Entity pursuant to any Environmental Law, including petroleum products, biohazardous substances, mold and asbestos.

5.14.   Taxes.

(a)    Except as set forth in Section 5.14(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries (i) have duly and timely filed (taking into account any extension of time within which to file) with the appropriate Tax authorities all material Tax Returns required to be filed by any of them and all such material filed Tax Returns are complete and accurate in all material respects; (ii) have paid all material Taxes that are due and owing on or before the date hereof (whether or not shown as due on any Tax Returns), including, but not limited to, amounts that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or provided for in the most recent financial statements included in the Company Reports; and (iii) have not waived any statute of limitations with respect to any material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency, except for such waivers or extensions of time that have since expired or are otherwise no longer in effect.

(b)   Section 5.14 of the Company Disclosure Letter lists any deficiencies for material Taxes of the Company or any of its Subsidiaries that have been claimed, proposed or assessed in writing by a Tax authority, except for deficiencies that have been paid or otherwise resolved, or which have been provided for in the most recent financial statements included in the Company Reports.

(c)    Section 5.14 of the Company Disclosure Letter lists any currently pending audits, examinations, investigations or other administrative proceedings in respect of material Taxes of the Company or any of its Subsidiaries.

(d)   There are not any unresolved questions or claims concerning the Company’s or any of its Subsidiaries’ Tax liability that are likely to have a Company Material Adverse Effect and are not disclosed in, or provided for in the most recent financial statements included in, the Company Reports.

(e)    The Company has made available to Parent true and correct copies of the United States federal, state and local income and franchise Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 2004, 2003 and 2002 and true and correct copies of all material examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries or any of its or their respective predecessors since December 31, 2000 with respect to material Taxes of any type.

(f)    Neither the Company nor any of its Subsidiaries has any material liability with respect to Taxes that has not been properly accrued for in accordance with GAAP in the most recent financial statements included in the Company Reports, except for Taxes that accrued after the dates covered by such financial statements and that were incurred in the ordinary course of business.

(g)    Since the date of the financial statements contained in the most recent Company Report, neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom or practice.

(h)   Except as set forth in Section 5.14(h) of the Company Disclosure Letter, no power of attorney (other than powers of attorney that have expired or authorizing employees of the Company or any of its Subsidiaries to act on behalf of the Company or such Subsidiaries, respectively) with respect to any Taxes has been executed or filed by the Company or any of its Subsidiaries with any Tax authority.

(i)    Neither the Company nor any of its Subsidiaries is responsible for Taxes of any other Person (other than a member of the affiliated group of which the Company is the common parent) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, by Contract or otherwise.

(j)     Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by or has any obligation under any Tax sharing, Tax allocation or Tax indemnity agreement or similar Contract or arrangement with any Person not included in the financial statements in the most recent Company Report (a “Tax Contract”).

(k)   Neither the Company nor any of its Subsidiaries has been a party to any distribution occurring during the two years preceding the date of this Agreement in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(l)    Neither the Company nor any of its Subsidiaries has agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

(m)  Neither the Company nor any of its Subsidiaries (i) is a partner in any general or limited partnership, (ii) owns a membership interest in any limited liability company or (iii) is a shareholder in any foreign corporation.

(n)   Neither the Company nor any of its Subsidiaries has ever participated in an international boycott within the meaning of Code Section 999.

(o)   Neither the Company nor any of its Subsidiaries has entered into or participated in any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b) or 301.6111-2(b)(2).

As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

5.15.   Labor and Employment Matters.

(a)    No work stoppage or labor strike against the Company or any of its Subsidiaries by employees is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees. The Company and each of its Subsidiaries are in compliance, in all material respects, with all applicable Laws respecting labor, employment, fair employment practices (including, but not limited to, equal employment opportunity laws), terms and conditions of employment, workers’ compensation, occupational safety and health, affirmative action, employee privacy, plant closings, and wages and hours. Neither the Company nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice). There are no material pending claims against the Company or any of its Subsidiaries under any workers’ compensation plan or policy or for long-term disability and neither the Company nor any of its Subsidiaries is subject to, is a party to, or, to the knowledge of the Company, has been threatened with any action, proceeding, dispute, grievance, arbitration, investigation before any Governmental Entity, charge or lawsuit relating to labor or employment matters involving any current or former employees or consultants, including but not limited to matters involving labor, employment, fair employment practices (including, but not limited to, equal employment opportunity laws), terms and conditions of employment, occupational safety and health, affirmative action, employee privacy, plant closings, and wages and hours. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its Subsidiaries and any of their respective current or former employees or consultants, which controversies have or would reasonably be expected to result in an action, proceeding, dispute, grievance, arbitration, investigation before any Governmental Entity, charge or lawsuit. To the Company’s knowledge, no employees of the Company or any of its Subsidiaries are in any material respect in violation of any term of any employment Contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others.

(b)   Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining Contract with a labor union or labor organization, nor is any such Contract presently being negotiated, nor is there, nor has there been in the last six years, a representation question in respect of any of the employees of the Company or any of its Subsidiaries, and, to the knowledge of the Company, there are no campaigns being conducted to solicit cards from employees of the Company or any of its Subsidiaries to authorize representation by any labor union or labor organization.

(c)    Within the past six years, there has not been, and there is no pending or, to the knowledge of the Company, threatened, claim, lawsuit, audit, investigation or arbitration that has been asserted or instituted against the Company or any of its Subsidiaries by any Governmental Entity or any individual relating to the legal status or classification of an individual classified by the Company or any of its Subsidiaries as a non-employee (such as an independent contractor, a leased employee, a consultant or special consultant).

(d)   The Company and its Subsidiaries are not required to have, and do not have, any affirmative action plans or programs.

5.16.   Insurance.

(a)    Section 5.16 of the Company Disclosure Letter sets forth, with respect to each insurance policy under which the Company or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage, (i) the name of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium charged. The Company has made available to Parent true and complete copies of all such policies.

(b)   Neither the Company nor any of its Subsidiaries is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice under any such policy) under any insurance policy listed on Section 5.16 of the Company Disclosure Letter, and, to the knowledge of the Company, no event has occurred which, with notice or lapse of time, would constitute such material breach or default, or permit termination or modification, under the policy.

(c)    At no time subsequent to December 31, 2004 has the Company or any of its Subsidiaries (i) received written denial of any insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or (iii) received written notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Section 5.16 of the Company Disclosure Letter will not be available in the future substantially on the same terms as are now in effect.

5.17.   Intellectual Property.

(a)    Section 5.17(a) of the Company Disclosure Letter sets forth a true and complete list of all registered Intellectual Property and material unregistered Trademarks and Copyrights that are exclusively owned by the Company or its Subsidiaries, indicating for each registered item the registration or application number and the applicable filing jurisdiction. “Company Intellectual Property” shall mean all, registered and unregistered, Intellectual Property exclusively owned by the Company or its Subsidiaries. “Intellectual Property” shall mean all (i) trademarks, service marks, brand names, corporate names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, business symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same (collectively, “Trademarks”); (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisionals, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues, and any provisional applications of any patents or patent applications; (iii) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer and supplier lists and other industry information (collectively, “Trade Secrets”); (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, “Copyrights”); and (v) other intellectual property and proprietary rights.

(b)   To the Company’s knowledge, Section 5.17(b) of the Company Disclosure Letter sets forth a true and complete list of all registered Intellectual Property and material unregistered Trademarks and Copyrights that are co-owned by the Company or its Subsidiaries and Third Parties, indicating for each registered item the registration or application number and the applicable filing jurisdiction (collectively, the “Co-Owned Intellectual Property”).

(c)    Except as set forth in Section 5.17 of the Company Disclosure Letter, and except as would not reasonably be expected to have a Company Material Adverse Effect:

           (i)  the Company and/or its Subsidiaries exclusively own (beneficially, and of record where applicable) all Company Intellectual Property, free and clear of all Liens, exclusive licenses not granted in the ordinary course of business and non-exclusive licenses not granted in the ordinary course of business;

          (ii)  the Company and its Subsidiaries have sufficient rights to use all Intellectual Property necessary to their business as presently conducted, all of which rights shall survive unchanged the consummation of the transactions contemplated by this Agreement;

        (iii)  the rights of the Company or its Subsidiaries in the Company Intellectual Property and, to the Company’s knowledge, the Co-Owned Intellectual Property and Licensed Intellectual Property are valid, subsisting and, to the Company’s knowledge, enforceable (subject to the Bankruptcy and Equity Exception) and are not subject to any outstanding order, judgment, decree or agreement (excluding licenses granted in the ordinary course of business) adversely affecting the Company’s or its Subsidiaries’ use thereof or their rights thereto;

         (iv)  the Company’s and its Subsidiaries’ use of the Company Intellectual Property does not and has not in the past five years infringed or otherwise violated the Intellectual Property rights of any third party and, to the Company’s knowledge, no Person is infringing the Company Intellectual Property;

          (v)  there is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted or, to the Company’s knowledge, threatened against the Company or its Subsidiaries concerning the ownership, validity, registerability, enforceability (subject to the Bankruptcy and Equity Exception), infringement or use of, or licensed right to use, the Company Intellectual Property and, to the Company’s knowledge, no valid basis for any such litigation, opposition, cancellation, proceeding, objection or claim exists; and

         (vi)  to the Company’s knowledge, there is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted or threatened against the Company or its Subsidiaries concerning the ownership, validity, registerability, enforceability (subject to the Bankruptcy and Equity Exception), infringement or use of, or licensed right to use, the Co-Owned Intellectual Property or the Licensed Intellectual Property and, to the Company’s knowledge, no valid basis for any such litigation, opposition, cancellation, proceeding, objection or claim exists.

(d)   The Company and its Subsidiaries have taken reasonable measures to protect the confidentiality and value of all Trade Secrets that are owned, used or held by the Company and its Subsidiaries in confidence, including entering into licenses and contracts that require employees, licensees, contractors, and other third Persons with access to such Trade Secrets to keep such Trade Secrets confidential. To the Company’s knowledge, such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached.

(e)    To the Company’s knowledge, no employee, independent contractor or agent of the Company or any of its Subsidiaries, past or present, is in material default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Company Intellectual Property, Co-Owned Intellectual Property or Licensed Intellectual Property. To the Company’s knowledge, all employees of, consultants to or vendors of the Company or any of its Subsidiaries, past and present, with access to confidential information of the Company or any of its Subsidiaries are a party to written agreements under which, among other things, each such employee, consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company or any of its Subsidiaries and, in the case of employees and consultants, assign to the Company all Intellectual Property created by such employee or consultant in the scope of employment or consultancy with the Company or its Subsidiaries. The Company has prior to the date of this Agreement provided to Parent for its review forms of such written agreements. To the Company’s knowledge, none of the Company’s or its Subsidiaries’ current employees is the owner of any patent issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company or its Subsidiaries in furtherance of its business, which patents or applications have not been assigned to the Company or a Subsidiary of the Company. All material Company Intellectual Property developed under contract to the Company or its Subsidiaries have been assigned to the Company or a Subsidiary of the Company. To the Company’s knowledge, the Company’s and its Subsidiaries’ employees’ performance of their employment activities does not violate such employees’ contractual obligations to any third Person.

(f)    The Company’s and the Subsidiaries’ computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment (the “IT Assets”) operate and perform in all material respects as necessary to their business as presently conducted, and have not materially failed within the past two years. To the Company’s knowledge, no person has gained unauthorized access to the IT Assets. The Company has implemented reasonable backup and security measures.

5.18.   Regulatory Compliance.   To the extent applicable to the Company or any of its Subsidiaries:

(a)    All Pharmaceutical Products that are subject to the jurisdiction of the FDA are being developed, labeled, stored, tested and distributed in compliance with all applicable requirements under the FDCA, the PHSA, their implementing regulations, and all applicable similar state and foreign regulatory requirements of any Governmental Entity, including those relating to investigational use, premarket clearance and applications or abbreviated applications to market a new Pharmaceutical Product, except for any failures of compliance which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. As used in this Agreement, the term “Pharmaceutical Products” means all biological and drug candidates, compounds or products being researched, tested, developed, manufactured or distributed by the Company or any of its Subsidiaries.

(b)   All preclinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of the Company and its Subsidiaries have been, and are being, conducted in material compliance with the requirements of Good Laboratory Practice and Good Clinical Practice and all requirements relating to protection of human subjects contained in Title 21, Parts 50, 54, and 56 of the United States Code of Federal Regulations (“C.F.R.”), except for noncompliances which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

(c)    All manufacturing operations conducted by or, to the knowledge of the Company, for the benefit of the Company and its Subsidiaries have been and are being conducted in material compliance with FDA’s current Good Manufacturing Practice regulations for drug and biological products and all applicable similar foreign regulatory requirements of any Governmental Entity. In addition, the Company and its Subsidiaries are in compliance with all registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and all similar Laws, except for any failures of compliance which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

(d)   No Pharmaceutical Product has been recalled, suspended, or discontinued as a result of any action by the FDA or any other similar foreign Governmental Entity by the Company or any of its Subsidiaries or, to the knowledge of the Company, any licensee, distributor or marketer of any Pharmaceutical Product, in the United States or outside of the United States.

(e)    Neither the Company nor any of its Subsidiaries has received any notice from the FDA or any other Governmental Entity that it has commenced, or threatened to initiate, any action to withdraw approval, place sales or marketing restrictions on or request the recall of any Pharmaceutical Product, or that it has commenced, or threatened to initiate, any action to enjoin or place restrictions on the production of any Pharmaceutical Products.

(f)    As to the Pharmaceutical Products of the Company and its Subsidiaries for which a biological license application, new drug application, investigational new drug application or similar state or foreign regulatory application has been approved, the Company and its Subsidiaries are in compliance with 21 U.S.C. §§ 355, Section 626 of the PHSA or 21 C.F.R. Parts 312, 314, 600 or 601 et seq., respectively, and all applicable similar state and foreign regulatory requirements of any Governmental Entity, and all terms and conditions of such licenses or applications, except for any such failure or failures to be in compliance which individually or in the aggregate have not had and are not reasonably likely to have a Company Material Adverse Effect. As to each such drug, the Company and any relevant Subsidiary of the Company, and the officers, employees or agents of the Company and any Subsidiary of the Company, have included in the application for such drug, where required, the certification described in 21 U.S.C. § 335a(k)(1) and the list described in 21 U.S.C. § 335a(k)(2) and each such certification and list was true, complete and correct in all material respects when made. In addition, the Company and each of its Subsidiaries is in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. § 360 and 21 C.F.R. Part 207.

(g)    Additionally, since December 31, 2003, neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any officer, key employee or agent of the Company, has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under 21 U.S.C. Section 335a or any similar state law or regulation under 42 U.S.C. Section 1320a-7.

5.19.   Product Registration Files.   The product registration files and dossiers of the Company and each of its Subsidiaries have been maintained, in all material respects, in accordance with reasonable industry standards. The Company and each of its Subsidiaries has in its possession copies of all the material documentation filed in connection with filings made by the Company or any of its Subsidiaries in all jurisdictions for regulatory approval or registration of the candidates, compounds or products of the Company or any of its Subsidiaries, as the case may be. To the knowledge of the Company, the filings made by the Company and its Subsidiaries for regulatory approval or registration of the candidates, compounds or products of the Company or any of its Subsidiaries did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

5.20.   Rights Agreement.   The Board of Directors of Company has taken all necessary action to render the Rights Agreement inapplicable to the Merger and other transactions contemplated by this Agreement and to terminate the Rights Agreement as of the Effective Time.

5.21.   Brokers and Finders.   Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement, except that the Company has employed Goldman, Sachs & Co. as its financial advisor (the “Company Financial Advisor”), and the Company has heretofore made available to Parent a true and complete copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger and the other transactions contemplated by this Agreement.

ARTICLE VI

Representations and Warranties of Parent and Merger Sub

Except as set forth in the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the “Parent Disclosure Letter”) (with disclosure of any item, information or other matter in any section of the Parent Disclosure Letter, should the existence of such item, information or other matter be relevant to any other section of this Agreement, to the extent such relevance is readily apparent on the face thereof, being deemed to be disclosed with respect to such other section or subsection of this Agreement), each of Parent and Merger Sub hereby represents and warrants to the Company that:

6.1.   Organization, Good Standing and Qualification.   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority when taken together with all other such failures, is not reasonably likely to prevent or materially delay performance by Parent or Merger Sub of any of its material obligations under this Agreement. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

6.2.   Corporate Authority.   No vote of holders of capital stock of Parent is necessary to approve this Agreement, the Merger or the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

6.3.   Governmental Filings; No Violations; Etc.

(a)   Other than the reports, regulations, consents, approvals, permits, authorizations, filings and/or notices (i) pursuant to Section 1.3, (ii) under the HSR Act, the Securities Act and the Exchange Act, (iii) required to be made with NASDAQ, (iv) for or pursuant to other applicable foreign securities Law approvals, state securities, takeover and “blue sky” laws and (E) with or to those foreign Governmental Entities regulating competition and antitrust Laws, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to prevent or materially delay the performance by Parent or Merger Sub of any of its material obligations under this Agreement.

(b)   The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Parent and Merger Sub, (ii) with or without notice or lapse of time or both, a breach or violation of, or a termination (or right of termination), acceleration or default under, any material Contract binding upon Parent or any Laws or governmental or non-governmental permit or license to which Parent is subject or (iii) any change in the rights or obligations of any party under any Contract, except, in the case of clauses (ii) or (iii) above, for breach, violation, termination, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to prevent or materially delay the performance by Parent or Merger Sub of any of its material obligations under this Agreement.

6.4.   Available Funds.   Parent and Merger Sub have available to them all funds necessary for the payment to the Paying Agent of the Merger Consideration and to pay such other amounts payable pursuant to this Agreement.

6.5.   Brokers and Finders.   Neither Parent nor Merger Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has employed Morgan Stanley as its financial advisor.

6.6.   Litigation.   There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub or any of their respective subsidiaries or that are individually or in the aggregate, if determined adversely to Parent or Merger Sub, reasonably likely to prevent or materially delay performance by Parent or Merger Sub of any of their respective material obligations under this Agreement.

ARTICLE VII

Covenants

7.1.   Interim Operations.   The Company covenants and agrees as to itself and its Subsidiaries that, from the date of this Agreement until the Effective Time, except as specifically permitted by any other provision of this Agreement (or as set forth in Section 7.1 of the Company Disclosure Letter) or required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company or except with Parent’s prior written approval, which approval shall not be unreasonably withheld, the business of it and its Subsidiaries shall be conducted in the ordinary and usual course consistent with past practice and, to the extent consistent therewith, it and its Subsidiaries shall use their respective reasonable best efforts to protect and preserve the scope and breadth of its assets and the Company Intellectual Property and to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, outside counsel, clinical trial investigators or managers of its clinical trials, employees and consultants. Without limiting the generality of the foregoing, and as an extension thereof, the Company shall not and shall not permit any of its Subsidiaries to, from the date of this Agreement until the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

(a)    amend or propose to amend the certificate of incorporation or bylaws or other comparable governing instruments of the Company or any of its Subsidiaries or amend, modify or waive any provision of the Rights Agreement;

(b)   acquire (including, without limitation, by merger, consolidation, or acquisition of stock, assets or Intellectual Property or any other business combination) any corporation, partnership, other business organization or any division thereof or any assets or interest in any assets from any other Person in excess of $500,000 individually or $1,000,000 in the aggregate;

(c)    split, combine or reclassify its outstanding shares of capital stock of the Company nor enter into any agreement with respect to voting of any of its capital stock, or any securities convertible into or exchangeable for such shares;

(d)   declare, set aside or pay any dividend or other distribution, payable in cash, stock, property or otherwise, in respect of the capital stock of the Company or any of its Subsidiaries, other than dividends from its wholly-owned Subsidiaries;

(e)    purchase, redeem or otherwise acquire, except in connection with the Company Option Plan, the Preferred Stock or the AZ Note, or permit any of its Subsidiaries to purchase or otherwise acquire any shares of its capital stock or any securities convertible or exchangeable or exercisable for any shares of capital stock;

(f)    transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any material property or assets or interest therein of the Company or any of its Subsidiaries (including (i) Intellectual Property material to the business of the Company and its Subsidiaries, but excluding non-exclusive Intellectual Property licenses granted in the ordinary course of business to third parties, and (ii) capital stock of any of the Company’s Subsidiaries);

(g)    incur any indebtedness for borrowed money or issue any debt securities or warrants or other rights to acquire debt securities of the Company or any of its Subsidiaries or assume, guarantee or endorse, as an accommodation or otherwise, the obligations of any other Person, in the case of any of the foregoing, involving an aggregate principal amount or potential guaranteed amount in excess of $500,000 or otherwise incur or modify any material indebtedness or liability;

(h)   issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets of the Company or any of its Subsidiaries (other than in accordance with the Rights Agreement and other than shares issuable pursuant to options and other stock-based awards outstanding on the date hereof under the Stock Plan or upon conversion of the Convertible Notes, the AZ Note or the Preferred Stock);

(i)    make or agree to make any capital expenditures other than any such expenditure (A) not in excess of $200,000 individually or $1,000,000 in the aggregate or (B) in conformance with the Draft ET Meeting 2006 Plan Review, dated December 7, 2005, furnished to Parent prior to the date hereof;

(j)     waive any benefits of, agree to modify in any respect, fail to enforce or consent to any matter with respect to which consent is required under any (i) standstill or similar agreement containing provisions prohibiting a third party from purchasing the capital stock or assets of the Company or any of its Subsidiaries or otherwise seeking to influence or exercise control over the Company or any of its Subsidiaries and to which the Company or any of its Subsidiaries is a party or (ii) confidentiality, non-solicitation or similar agreements to which the Company or any of its Subsidiaries is a party, excluding, however, waivers of confidentiality relating to non-material Intellectual Property in the ordinary course of business consistent with past practice;

(k)   make any change in accounting practices, policies or principles, except as required by GAAP or by Law or a Governmental Entity as concurred to by the Company’s independent auditors;

(l)    enter into, modify, amend or terminate, or waive, release or assign any material rights or claims under (i) any Contract pursuant to which the Company, any of its Subsidiaries or any other party thereto has material continuing obligations, rights or interests relating to research, development, clinical trial, distribution, supply, manufacturing, marketing or co-promotion of, or collaboration with respect to, any product or product candidate for which the Company or any of its Subsidiaries is currently engaged in research and development (excluding (A) clinical study agreements with clinical trial sites, (B) non-disclosure agreements (other than non-disclosure, standstill and exclusivity agreements relating to potential business combinations or acquisitions involving the Company or any of its Subsidiaries or similar transactions), (C) Contracts with independent contractors or vendors providing for services to the Company or any of its Subsidiaries (other than material manufacture or supply services Contracts or material Contracts with contract research organizations for clinical trials related services), and (D) customary material transfer Contracts (other than material transfer Contracts for pre-clinical products or clinical products of the Company or any of its Subsidiaries with commercial, pharmaceutical or biotechnology companies), in the case of each of the foregoing (A), (B), (C) or (D), entered into in the ordinary course of business consistent with past practice); or (ii) any Contract pursuant to which the Company, any of its Subsidiaries or any other party thereto has, or will have, material continuing obligations, rights or interests;

(m)  make any material loan, advance, capital contribution to, or investment in, any Person other than (i) loans, advances or capital contributions to, or investments in, wholly-owned Subsidiaries of the Company and (ii) loans, advances or capital contributions to, or investments in, any other Person in an amount not in excess of $250,000 in the aggregate;

(n)   enter into, modify, amend or terminate any Contract or waive, release or assign any rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would be reasonably likely to (i) adversely affect the Company (or, following the Merger, Parent or any Affiliates of Parent) in any material respect, (ii) impair the ability of the Company to perform its obligations under this Agreement in any material respect, (iii) prevent or materially delay or impair the consummation of the Merger and the other transactions contemplated by this Agreement or (iv) limit or restrict the Surviving Corporation, any Affiliate of the Surviving Corporation or any of their successors and assigns from engaging or competing in any line of business, including the research, development and commercialization of any antibody or therapeutic agent directed at a specific antigen or other target or in any therapeutic area, or in any geographic area;

(o)   pre-pay any long-term debt or accelerate or delay any material payments or the collection of payment due to the Company, except in the ordinary course of business consistent with past practice;

(p)   unless reasonably determined to be beneficial to the Company’s prosecution of its patent or Trademark applications, (i) grant, extend, amend (except as required in the diligent prosecution of the Company Intellectual Property), waive or modify any material rights in or to the Company Intellectual Property, Co-Owned Intellectual Property or Licensed Intellectual Property, (ii) fail to diligently prosecute the Company’s and its Subsidiaries’ patent applications, or (iii) fail to exercise a right of renewal or extension under any material Licensed Intellectual Property;

(q)   (i) increase the number of employees of the Company and the Company Subsidiaries by more than 4.5%, based on the number of employees employed by the Company and the Company Subsidiaries as of the date hereof, or (ii) enter into an employment agreement or relationship, other than an “at will” employment relationship, with any Person;

(r)    except as required pursuant to existing written, binding agreements in effect prior to the date hereof and set forth in Section 5.8 of the Company Disclosure Letter, as provided in Section 4.5 of this Agreement or as otherwise required by applicable Law or tax qualification requirement, (i) grant or provide or adopt a plan intended to grant or provide any retention, severance or termination payments or benefits to any director, officer or employee of the Company or any of its Subsidiaries, (ii) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or employee of the Company or any of its Subsidiaries, except for increases in base salary in the ordinary course of business consistent with past practice for employees who are not officers that do not exceed, on average, 5.0% of the base salary of those receiving such salary increases, and that the increases are not being given as promotional increases, (iii) establish, adopt, amend or terminate any Company Benefit Plan or amend the terms of any outstanding equity-based awards, (iv) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, to the extent not already provided in any such Company Benefit Plan, (v) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable Laws; or (vi) issue or forgive any loans to directors, officers, contractors or employees of the Company or any of its Subsidiaries;

(s)    communicate with Company employees regarding the compensation, benefits or other treatment they will receive in connection with the proposed Merger, unless any such communications are consistent with prior directives or documentation provided to the Company by Parent (in which case, the Company shall provide Parent with prior notice of and the opportunity to review and comment upon any such communications);

(t)    make any material Tax election or settle or compromise any material liability for Taxes, change any annual Tax accounting period (except as required by Law), change any Tax accounting method (except as required by Law), file any material amended Tax Return, enter into any closing agreement relating to any material Tax, surrender any right to claim a material Tax refund or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(u)   in respect of any Contract, grant rights thereunder to, or accept the designation thereunder of, any newly proposed antigen, which grant or designation would limit or restrict Parent or any of its Affiliates (other than, following the Effective Date, the Company and its Subsidiaries) from researching, developing or commercializing any antibody or other therapeutic agent directed at such antigen, for any therapeutic area or in any geographic area, unless and only to the extent that any such failure to make such grant or acceptance will constitute a breach under such Contract and provided that the Company has provided to Parent at least 10 business days’ prior written notice of any such grant or acceptance, which notice shall identify the antigen proposed to be designated, unless such disclosure is prohibited by the terms of such Contract; or

(v)    authorize or enter into an agreement to do any of the foregoing.

7.2.   No Solicitation of Transactions.

(a)    The Company agrees that it shall not, that it shall cause its Subsidiaries and its and their respective Affiliates, directors, officers and employees not to, and it shall use all reasonable efforts to cause the Company’s and its Subsidiaries’ respective external accountants, consultants, legal counsel, investment bankers, advisors and agents and other representatives (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, induce or knowingly encourage any Acquisition Proposal or any inquiry with respect to or the making, submission or announcement of any Acquisition Proposal or any proposal that would reasonably be expected to lead to any Acquisition Proposal, (ii) furnish to any Person any non-public information with respect to any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 7.2(c)), (iii) participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal (except to notify such Person as to the existence of these provisions, or to the extent specifically permitted pursuant to Section 7.2(c)), (iv) approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 7.2(c)), or (v) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby (except for confidentiality agreements specifically permitted pursuant to Section 7.2(c)). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Affiliates or Subsidiaries, whether or not such Person is purporting to act on behalf of the Company or any of its Affiliates or Subsidiaries or otherwise, shall be a breach of this Section 7.2(a) by the Company. The Company shall and shall cause each of its Subsidiaries and its and their respective Affiliates, directors, officers and employees to and it shall use all reasonable efforts to cause the Company’s and its Subsidiaries’ respective Representatives to terminate promptly any and all discussions or negotiations with any third party with respect to, or any that could reasonably be expected to lead to, an Acquisition Proposal. The Company shall promptly (but in no event later than 48 hours following the execution of this Agreement) demand that each Person which has heretofore executed a confidentiality agreement with the Company or any of its Affiliates or Subsidiaries or any of its or their Representatives with respect to such Person’s consideration of a possible Acquisition Proposal (other than agreements that have expired by their terms) to immediately return or destroy (which destruction shall be certified in writing by such Person to the Company) all confidential information heretofore furnished by the Company, any of its Subsidiaries or any of its or their Affiliates or Representatives to such Person, its Subsidiaries or any of its or their Affiliates or Representatives. Section 7.2(a) of the Company Disclosure Letter sets forth a complete list of any confidentiality agreement with the Company or any of its Affiliates or Subsidiaries or any of its or their Representatives with respect to such Person’s consideration of a possible Acquisition Proposal (other than agreements that have expired by their terms).

(b)   (i) As promptly as practicable, and in any event within 24 hours, after any officer or director of the Company receives or has actual knowledge of any Acquisition Proposal or receives any request for information or inquiry which would reasonably be expected to lead to an Acquisition Proposal, the Company shall provide Parent with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, including (A) the identity of the Person or group making any such Acquisition Proposal, request or inquiry, (B) a copy of all written materials provided by such Person in connection with such Acquisition Proposal, request or inquiry and (C) a written summary, if it is not in writing, of any such Acquisition Proposal, request or inquiry. After receipt of the Acquisition Proposal, request or inquiry, the Company shall continue promptly to keep Parent informed in all material respects of the status and details of any such Acquisition Proposal, request or inquiry (including, but not limited to, notice of all material amendments thereto, notice of withdrawal or rejection thereof and provision of a summary of all oral proposals, requests or inquiries) and shall promptly provide to Parent a copy of all written materials subsequently provided or received by the

Company in connection with such Acquisition Proposal, request or inquiry (to the extent that the Company has not previously provided such materials to Parent).

(ii)   The Company shall provide Parent with three business days’ prior notice of any meeting of the Board of Directors of the Company at which such Board of Directors is reasonably expected to consider a Change of Recommendation.

(c)    If, prior to the time at which the Company has obtained the Company Requisite Vote, the Company receives from a Person a bona fide written Acquisition Proposal that is or would reasonably be expected to lead to a Superior Proposal (and continues to constitute (or reasonably be expected to lead to) a Superior Proposal after taking into account any modifications to this Agreement proposed by Parent and Merger Sub), the Company shall promptly provide to Parent written notice (the “Superior Proposal Notice”) that shall state expressly (i) that it has received a Superior Proposal (or an Acquisition Proposal that could reasonably be expected to lead to a Superior Proposal), (ii) the identity of the Person making such proposal and (iii) the material terms and conditions of such proposal and may (A) provide information in response to a request therefor by such Person if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms no more favorable to such Person as the terms of the Confidentiality Agreement; provided, that, contemporaneously with furnishing any such non-public information to such Person, the Company furnishes to Parent all such non-public information not previously provided to Parent and a detailed list of all such non-public information previously provided to Parent, (B) engage in discussions or negotiations with such Person or (C) in the case of an Acquisition Proposal that the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and legal counsel) is a Superior Proposal and after having complied with the notice requirements of Section 7.2(b)(ii), withhold, withdraw, modify, qualify or amend the Directors’ Recommendation in a manner adverse to Parent and may approve, recommend, or otherwise declare advisable or propose to approve, recommend or declare advisable (publicly or otherwise) such a Superior Proposal (any of the foregoing actions, whether by the Board of Directors of the Company or a committee thereof, a “Change of Recommendation”), if and only to the extent that, in each such case referred to in clauses (A), (B) and (C) above, the Board of Directors of the Company concludes in good faith, following the receipt of advice of its outside legal counsel, that the failure to take such action, in light of the Acquisition Proposal and the terms of this Agreement, would be inconsistent with the Board of Directors’ fiduciary duties to the Company’s stockholders under applicable Law.

(d)   Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Company to call, give notice of, convene and hold the Stockholders Meeting and to hold a vote of the Company’s stockholders on this Agreement and the Merger at the Stockholders Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal (whether or not a Superior Proposal) or by any Change of Recommendation. The Company agrees that it shall not submit to the vote of its stockholders any Acquisition Proposal (whether or not a Superior Proposal) or propose to do so.

(e)    Nothing contained in this Agreement shall prohibit the Board of Directors of the Company from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; provided, that if such disclosure has the effect of withdrawing, modifying or qualifying the Directors’ Recommendation in any manner adverse to Parent or the approval of this Agreement by the Board of Directors of the Company, Parent shall have the right to terminate this Agreement to the extent set forth in Section 9.1(f) of this Agreement.

(f)    Certain Definitions.   For purpose of this Agreement, the following terms shall have the meaning set forth below:

           (i)  “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Parent or any of its Affiliates) relating to, or that would reasonably be expected to lead to, any (A) merger, consolidation, business combination (including by way of share exchange, joint venture or any similar transaction) or similar transaction involving the Company or any of its Subsidiaries, (B) direct or indirect sale, license, lease, transfer, exchange or other disposition, in one transaction or a series of transactions, including by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets representing 20% or more of the consolidated assets of the Company and its Subsidiaries, (C) issuance, sale, or other disposition, in one transaction or series of transactions, including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction, of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, (D) transaction, including any tender offer or exchange offer, that if consummated would result in or would reasonably be expected to result in any Person or group beneficially owning 20% or more of the voting power of the Company or in which any Person or group shall acquire the right to acquire beneficial ownership of 20% or more of the outstanding voting power of the Company or (E) any combination of the foregoing.

          (ii)  “Superior Proposal” means an unsolicited, bona fide written offer or proposal (on its most recently amended or modified terms, if amended or modified) made by a Person (other than Parent or any of its Affiliates) after the date hereof and not resulting from a breach of Section 7.2 of this Agreement that if consummated would (A) result in a merger, consolidation, business combination (including by way of share exchange, joint venture or any similar transaction) or similar transaction involving the Company or any of its Subsidiaries as a result of which such Person or such Person’s stockholders would own at least a majority of the voting power of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (B) be on terms that the Board of Directors of the Company in good faith concludes (following consultation with a financial advisor of nationally recognized reputation and outside legal counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the identity of and the ability of such Person making such proposal to consummate the transactions contemplated by such proposal, (1) would result in a transaction that is more favorable to the Company’s stockholders (in their capacities as stockholders), from a financial point of view, than the terms of this Agreement and transactions contemplated by this Agreement (taking into account any revisions hereto agreed upon by Parent and Merger Sub in response to such proposal or otherwise), (2) is reasonably certain of being completed, and (3) would be fully financed and not subject to any financing contingency.

7.3.   Stockholders Meeting.   The Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of Shares (the “Stockholders Meeting”) as promptly as practicable after the execution of this Agreement, to consider and vote upon the adoption of this Agreement. Subject to fiduciary obligations under applicable Law and the provisions of Section 7.2 of this Agreement, the Company’s Board of Directors shall make the Directors’ Recommendation, the Directors’ Recommendation shall be included in the proxy statement relating to the Stockholders Meeting, including any amendment or supplement thereto (the “Proxy Statement”) and the Board of Directors of the Company shall take all lawful action to solicit such adoption of this Agreement and approval of the Merger and the other transactions contemplated by this Agreement by the holders of Shares.

7.4.   Filings; Other Actions; Notification.

(a)    Proxy Statement.   The Company shall use its reasonable best efforts to prepare and file, as promptly as practicable after the date of this Agreement, but in any event not later than 30 calendar days after the date of this Agreement, the Proxy Statement in preliminary form with the SEC; provided, that the Company shall give to Parent the opportunity to review and comment on the initial preliminary and all subsequent forms or versions of or amendments to the Proxy Statement and the Company shall take into good faith consideration and include all of Parent’s reasonable comments to each version of or amendment to the Proxy Statement; and provided, further, that the Company shall not file or submit the initial preliminary or any subsequent forms or versions of or amendments to the Proxy Statement without the prior written consent of Parent (which consent shall not be unreasonably withheld). The Company and Parent shall cooperate with each other in the preparation of the Proxy Statement and all amendments thereto. The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its respective best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be mailed as promptly as possible after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

(b)   Information Supplied.   The Company agrees, as to itself and its Subsidiaries, that (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and, in the event of any disagreement about such compliance between the Company and Parent, the Company shall follow the advice of Parent so long as the Company is not materially disadvantaged by Parent’s advice.

(c)    The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement, and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings (including filing not later than seven business days, or such longer period as to which the parties may mutually agree in writing, after the date of this Agreement the notification and required form under the HSR Act) and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 7.4 shall require, or be construed to require, Parent to agree to commit to any divestitures or licenses or to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale or license, or agreement to sell or license by the Company, of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses. The Company shall not, without Parent’s prior written consent, commit or agree to commit or proffer to agree to any divestitures or licenses or agree to hold separate any assets or agree to any similar arrangements or commit to conduct its business in a specified manner (or allow any of its Subsidiaries to commit to any divestitures or licenses or agree to hold separate any assets or agree to any similar arrangements). Subject to applicable Laws relating to the sharing of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement). In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

(d)   The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

(e)    Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the Merger and the other transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions. The Company shall give prompt notice to Parent of any change, fact or condition that the Company reasonably believes is reasonably likely to result in a Company Material Adverse Effect (for the avoidance of doubt, only a willful and knowing breach of this sentence shall be deemed a material failure to perform the Company’s obligations for purposes of the condition set forth in Section 8.2(b)). The Company shall not permit any of its officers or any other Representatives to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry related to the Merger and the other transactions contemplated by this Agreement unless it consults with Parent in advance and, to the extent permitted by such Governmental Entity, gives Parent the opportunity to attend and participate therein.

(f)    The Company will cooperate with Parent to identify and use its reasonable best efforts to prepare all change of control notices required under any of the material Contracts.

7.5.   Access.   Upon reasonable notice, and except as may otherwise be required by applicable Law, the Company shall (and shall cause its Subsidiaries to) afford Parent and Parent’s and its Subsidiaries’ Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts, personnel and records and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to Parent and Parent’s and its Subsidiaries’ Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 7.5 shall affect or be deemed to modify any representation or warranty made by the Company. Section 7.5 of the Company Disclosure Letter sets forth a list of all confidentiality obligations that would prevent the Company from disclosing employment related information to Parent following the execution of this Agreement and prior to the Effective Time.

7.6.   Publicity.   The initial press release regarding the Merger shall be a joint press release and thereafter the Company shall consult with Parent prior to issuing, and provide Parent the opportunity to review and make reasonable comment upon, any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of NASDAQ or by the request of any Government Entity with jurisdiction over enforcement of any applicable antitrust or competition Law; provided, that such statements are not inconsistent with the Directors’ Recommendation (unless the Board of Directors shall have made a Change of Recommendation) and previous press releases, public disclosures or public statements made jointly by Parent and the Company or previously approved by Parent in accordance with this Section 7.6. Parent shall provide the Company with copies of any filings prepared in connection with this Agreement or the transactions contemplated hereby prior to the submission of such filings to the SEC.

7.7.   Employee Benefits.

(a)    If requested by Parent at least five days prior to the Effective Time, the Company shall terminate any and all Company Benefit Plans intended to qualify under Section 401(k) of the Code, effective not later than the day immediately preceding the Effective Time. In the event that Parent requests that such 401(k) plan(s) be terminated, the Company shall provide Parent with evidence that such 401(k) plan(s) have been terminated pursuant to resolution of the Company’s Board of Directors (the form and substance of which shall be subject to review and approval by Parent) not later than the day immediately preceding the Effective Time.

(b)   No provision of this Agreement shall create any third-party beneficiary rights in any employee of the Company, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any employee of the Company by Parent or the Surviving Entity or under any benefit plan which Parent or the Surviving Entity may maintain.

(c)    Parent agrees that, during the period commencing at the Effective Time and ending on the last day of the year during which Closing occurs, the employees of the Company and its Subsidiaries at the Effective Time (the “Company Employees”) will continue to be provided benefits that are not materially less favorable in the aggregate than those currently provided by the Company and its Subsidiaries to such employees under the Company Welfare Plans and the Company Pension Plans listed in Section 5.8(a) of the Company Disclosure Letter, so long as the Company Employee remains employed by the Surviving Corporation or any of its Affiliates.

(d)   With respect to each benefit plan, program, practice, policy or arrangement maintained by Parent or a Subsidiary of Parent in which the Company Employees subsequently participate (the “Parent Plans”), for purposes of determining eligibility, vesting and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), service with the Company or a Subsidiary of the Company (or predecessor employers to the extent the Company or a Subsidiary of the Company provides past service credit) shall be treated as service with Parent; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under the applicable Company Benefit Plan. As of the Effective Time, Parent shall, or shall cause the Surviving Corporation and its other Subsidiaries to, credit to Company Employees the amount of vacation time that such employees had accrued under any applicable Company Benefit Plan as of the Effective Time, subject to the cap on vacation accrual set forth in Parent’s vacation policy, provided that the accrued vacation time of each such employee in excess of such cap shall be paid as soon as practicable to such employee at the employee’s compensation rate in effect as of the Effective Time. Parent shall use reasonable efforts to cause to be waived any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations under any Parent Plans.

(e)    In the event of any change in the medical and dental benefits provided to Company Employees following the Effective Time, in respect of at least one of the options available under one of its medical and dental plans, Parent shall cause (i) the waiver of all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any such medical and dental benefits to the extent that such conditions, exclusions or waiting periods would not apply in the absence of such change and (ii) for the plan year in which the Closing Date occurs, the crediting of each Company Employee with any co-payments and deductibles paid prior to any such change in satisfying any applicable deductible or out-of-pocket requirements after such change.

(f)    Not later than five business days prior to the Stockholders Meeting, Parent shall adopt a severance plan consistent with the terms set forth in Section 7.7(f) of the Company Disclosure Letter.

7.8.   WARN Act.   With respect to all employees, the Company and/or any of its Subsidiaries shall be responsible for providing any notices required to be given and otherwise complying with WARN or similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff (or similar triggering event) caused by the Company or any of its Subsidiaries, and Parent shall have no responsibility or liability under WARN (or any other similar statute or regulation) with respect to such employees. If Parent determines that an event would trigger WARN obligations (or obligations arising under similar statutes or regulations) within 60 days following the Effective Time, the Company or the Company’s Subsidiaries shall, at Parent’s request, provide notices to all employees as are required to be provided under WARN (or any similar statute or regulation), in a form approved by and as directed by Parent.

7.9.   Expenses.   Except as otherwise provided in Section 7.11, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the Proxy Statement and printing and mailing the Proxy Statement shall be shared equally by Parent and the Company.

7.10.   Indemnification; Directors’ and Officers’ Insurance.

(a)    Parent agrees that, from and after the Effective Time, it will indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity), determined as of the Effective Time (the “Indemnified Parties”), in respect of acts or omissions in their capacity as such, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the DGCL and its and its certificate of incorporation and bylaws in effect on the date hereof to indemnify such Person and such obligation shall continue in full force and effect for a period of six years from and after the Effective Time (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable Law and the Company’s certificate of incorporation and bylaws in effect on the date hereof; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); and provided, further, that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under the DGCL and the Company’s certificate of incorporation and bylaws shall be made by independent counsel selected by the Surviving Corporation.

(b)   Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any obligation hereunder except to the extent that Parent is actually prejudiced by such failure to give notice. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; and provided, however, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(c)    For six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain (directly or indirectly through the Company’s existing insurance programs) in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time, covering each Person currently covered by the Company’s directors’ and officers’ liability insurance policy (a complete and accurate copy of which has been heretofore delivered to Parent), on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof (provided that, such terms are commercially available in the market); provided, however, that Parent may (i) substitute therefor policies of Parent containing terms with respect to coverage (including as coverage relates to deductibles and exclusions) and amount no less favorable to such directors and officers or (ii) obtain such extended reporting period coverage under the Company’s existing D&O Insurance (to be effective as of the Effective Time) and the Company shall cooperate with Parent in doing so (including, without limitation, executing all documents and providing all information and materials reasonably necessary therefor); provided, further, that, in satisfying its obligation under this Section 7.10, neither the Company nor Parent shall be obligated to pay more than 200% of the last annual aggregate premium paid prior to the date of this Agreement by the Company in the aggregate to obtain such coverage. It is understood and agreed that in the event such coverage cannot be obtained for 200% of the last annual aggregate premium paid prior to the date of this Agreement by the Company, or less, in the aggregate, Parent shall be obligated to provide the greatest coverage as may be obtained for such aggregate amount.

(d)   If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section 7.10.

(e)    The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

7.11.   Preferred Stock, AZ Notes and Warrants.

(a)    The Company shall take all necessary action to redeem the Preferred Stock in accordance with the terms of the certificate of incorporation of the Company and, if requested and as directed by Parent, prepay the AZ Note in accordance with the terms of the AZ Note, in each case, including, but not limited to, making a cash payment to the holder thereof of the Redemption Price (as defined in the certificate of incorporation of the Company) (in the case of the Preferred Stock) and the principal amount (in the case of the AZ Note), or, to the extent the holder thereof exercises conversion rights with respect to any or all of the Preferred Stock and/or AZ Note, issuing shares of Common Stock in exchange therefor, in each case so as to cause all of the Preferred Stock and AZ Note to be deemed not to be outstanding and of no further force and effect after taking such actions; provided, that in the event that the Company prepays the AZ Note at the request of Parent and pursuant thereto is requested to make a cash payment in respect thereof, Parent shall provide to the Company, as a condition to the Company’s obligations to prepay the AZ Note, the amount required under the terms of the AZ Note to prepay the AZ Note.

(b)   Warrants.   The Company shall use its reasonable best efforts to cause all of the Warrants that are outstanding and exercisable prior to the Effective Time to be terminated and cancelled prior to the Effective Time, including offering to purchase such Warrants from the holders thereof at a price equal to the product of the Per Share Merger Consideration and such number of shares of Common Stock for which such Warrant is exercisable, less the Warrant Price (as defined in the Warrant).

7.12.   Stockholder Litigation.   In the event that any stockholder litigation related to this Agreement or the Merger and the other transactions contemplated by this Agreement is brought, or, to the knowledge of the Company, threatened, against the Company and/or the members of the Board of Directors of the Company prior to the Effective Time, the Company shall have the right to control the defense of such litigation; provided, however, that the Company shall give the Parent the opportunity to participate in the defense or settlement of any such stockholder litigation. The Company shall promptly notify Parent of any such stockholder litigation brought, or threatened, against the Company and/or members of the Board of Directors of the Company and keep Parent promptly informed with respect to the status thereof. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such litigation unless Parent shall have consented in writing to such payment or settlement, in its sole discretion.

7.13.   Other Actions by the Company and Parent.

(a)    Takeover Statute.   If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

(b)   Section 16 Matters. Prior to the Effective Time, the Board of Directors of the Company or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition of Shares, Company Options or Company Awards pursuant to this Agreement in the Merger by any officer or director of the Company who, at the Effective Time, is a covered person of the Company for purposes of Section 16 of the Exchange Act (together with the rules and regulations thereunder, “Section 16”), shall be an exempt transaction for purposes of Section 16.

ARTICLE VIII

Conditions

8.1.   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a)    Stockholder Approval.   This Agreement shall have been duly adopted and the Merger and the other transactions contemplated by this Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote in accordance with applicable Law and the Company’s certificate of incorporation and bylaws.

(b)   HSR Act and Antitrust.   Any applicable waiting periods, together with any extensions thereof, under the HSR Act and any antitrust or competition Laws of any other applicable jurisdiction shall have expired or been terminated and all other foreign antitrust and competition approvals required to be obtained prior to the Effective Time in connection with the Merger and the transactions contemplated hereby have been obtained.

(c)    Orders.   No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, determination, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an “Order”).

8.2.   Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a)    Representations and Warranties.

           (i)  Each of the representations and warranties of the Company set forth in this Agreement that are qualified by reference to Company Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); (ii) the representations and warranties of the Company set forth in this Agreement that are not qualified by reference to Company Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that, notwithstanding anything herein to the contrary, the condition set forth in this Section 8.2(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Company (other than those contained in Section 5.2 hereof, which must be true and correct in all material respects) are not so true and correct unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; and (iii) Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company to the effect that such Chief Executive Officer or Chief Financial Officer, as the case may be, has read this Section 8.2(a) and the conditions set forth in this Section 8.2(a) have been satisfied.

(b)   Performance of Obligations of the Company.   The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company to such effect.

(c)   Consents.   The Company and its Subsidiaries shall have obtained all consents, approvals and authorizations listed in Section 8.2(c) of the Company Disclosure Letter without (i) the imposition of material conditions, or (ii) the requirement of expenditure of a material amount of money by Parent or the Company to a third party in exchange for such consent.

(d)   No Company Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any change, event, circumstance or development that has had, or is reasonably likely to have, a Company Material Adverse Effect, excluding the matters set forth in Section 5.6 of the Company Disclosure Letter.

(e)   Court Proceedings.   There shall not be pending or threatened any action, litigation or proceeding by any Governmental Entity which is reasonably expected to result in an unfavorable injunction, judgment, order, decree, ruling or charge that would (i) prevent or materially delay consummation of any of the transactions contemplated by this Agreement or (ii) cause the Merger or any of the other transactions contemplated by this Agreement to be rescinded following consummation.

(f)    Redemption of the Preferred Stock.   The Preferred Stock shall, pursuant to the certificate of designations of the Company, have been redeemed by the Company and no longer be deemed outstanding.

8.3.   Conditions to Obligation of the Company.   The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a)    Representations and Warranties.   (i) Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); and (ii) the Company shall have received at the Closing a certificate signed on behalf of Parent by an executive officer of Parent to the effect that such executive officer has read this Section 8.3(a) and the conditions set forth in this Section 8.3(a) have been satisfied.

(b)   Performance of Obligations of Parent and Merger Sub.   Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.

ARTICLE IX

Termination

9.1.   Termination.   This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after the approval by stockholders of the Company referenced in Section 8.1(a):

(a)    by mutual written consent of Parent and the Company;

(b)   by written notice of either the Company or Parent to the other, if the Merger shall not have been consummated prior to September 30, 2006 (the “Outside Date”); provided, further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

(c)    by written notice of either Parent or the Company to the other, if any Governmental Entity shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and the other transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their commercially reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 7.4);

(d)   by written notice of either Parent or the Company to the other, if the adoption of this Agreement by the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor (or at any adjournment or postponement thereof) at which the holders of the required number of Shares to adopt this Agreement were present and entitled to vote and the vote to adopt this Agreement is taken;

(e)    by the Company, if at any time prior to receipt of the Company Requisite Vote, (i) the Board of Directors of the Company received a Superior Proposal, (ii) the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that such action is necessary for the Board of Directors of the Company to satisfy its fiduciary duties under applicable Law and (iii) the Company has otherwise complied with Section 7.2 of this Agreement; provided, that the Company shall only be able to terminate this Agreement pursuant to this Section 9.1(e) after five days following the Company’s written notice to Parent containing a summary of all of the material terms of the Superior Proposal; provided further that, if requested by Parent, the Company shall have negotiated in good faith with Parent during this five-day period to make such adjustments in the terms and conditions of this Agreement as would enable the parties to proceed with the transactions contemplated by this Agreement.

(f)    by written notice of Parent to the Company, if (i) the Board of Directors of the Company shall have effected a Change of Recommendation; (ii) the Board of Directors of the Company shall have approved or recommended, or shall have resolved or determined to approve or recommend, to the stockholders of the Company, an Acquisition Proposal; (iii) a tender offer or exchange offer that, if successful, would result in any Person or group becoming a beneficial owner of 15% or more of the outstanding Shares, is commenced (other than by Parent or an Affiliate of Parent) and the Board of Directors of the Company fails to recommend that the stockholders of the Company not tender their Shares in such tender or exchange offer within ten business days; (iv) the Company has materially breached any of its obligations under Section 7.2; or (v) for any reason the Company fails to call or hold the Stockholders’ Meeting or the vote of the Company’s Stockholders contemplated by Section 7.3 of this Agreement has not been taken by the fifth business day prior to the Outside Date;

(g)    by written notice of Parent to the Company, other than in the case of a breach of its obligations under Section 7.2 (which shall be subject to Section 9.1(f) exclusively), if (i) the Company has breached any covenant or agreement on the part of the Company set forth in this Agreement, such that the closing condition set forth in Section 8.2(b) would not be satisfied or (ii) there exists a breach of any representation or warranty of the Company contained in this Agreement, such that the closing condition set forth in Section 8.2(a) would not be satisfied, and, in the case of both (i) and (ii), such breach is incapable of being cured by the Outside Date or is not cured by the Company within 30 days after the Company receives written notice of such breach from Parent or Merger Sub thereof; or

(h)   by written notice of the Company to Parent, if (i) Parent or Merger Sub has breached any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, such that the closing condition set forth in Section 8.3(b) would not be satisfied or (ii) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement, such that the closing condition set forth in Section 8.3(a) would not be satisfied, and, in the case of both (i) and (ii), such breach is incapable of being cured by the Outside Date or is not cured by Parent or Merger Sub within 30 days after Parent receives written notice of such breach from the Company.

9.2.   Effect of Termination; Limitation on Liability.

(a)    Limitation on Liability.   In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.1, this Agreement (other than as set forth in Section 10.1) shall forthwith become void and there shall be no liability or obligation on the part of any party hereof or their respective Subsidiaries, officers or directors, except with respect to any liabilities or damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

(b)   Termination Fee.

           (i)  In the event that this Agreement is terminated pursuant to Section 9.1(e), 9.1(f)(iv) or 9.1(f)(v), the Company shall pay to Parent a termination fee of $75,000,000 (the “Termination Fee”).

          (ii)  In the event that this Agreement is terminated pursuant to Section 9.1(f)(i), 9.1(f)(ii), 9.1(f)(iii) or 9.1(g)(ii), and (A) after the date hereof but prior to the vote on this Agreement at the Stockholders’ Meeting, a bona fide Acquisition Proposal has been publicly announced or otherwise becomes publicly known (whether by the Company or any other Person) and has not been withdrawn and (B) on or prior to the twelve-month anniversary of the termination of this Agreement pursuant to Section 9.1(f)(i), 9.1(f)(ii), 9.1(f)(iii) or 9.1(g)(ii), an Acquisition Proposal is consummated or the Company enters into an agreement with respect to an Acquisition Proposal which is ultimately consummated (whether prior to or after such twelve-month period), the Company shall pay to Parent the Termination Fee.

        (iii)  In the event that this Agreement is terminated pursuant to Section 9.1(b) or 9.1(d) and, after the date hereof but prior to the vote on this Agreement at the Stockholders Meeting, (A) a bona fide Acquisition Proposal has been publicly announced (whether by the Company or any other Person) and has not been withdrawn and (B) on or prior to the twelve-month anniversary of the termination of this Agreement pursuant to Section 9.1(b) or 9.1(d), an Acquisition Proposal is consummated or the Company enters into an agreement with respect to an Acquisition Proposal which is ultimately consummated (whether prior to or after such twelve-month period), the Company shall pay to Parent the Termination Fee; provided, however, that, in the event that (1) this Agreement is terminated pursuant to Section 9.1(b) or 9.1(d) and an Acquisition Proposal is subsequently consummated with or an agreement with respect to an Acquisition Proposal is subsequently entered into during the twelve-month period following termination with a Person other than the Person making the Acquisition Proposal at the time of such termination and (2) the consideration per share of Common Stock to be paid in such Acquisition Proposal is less than the closing sale price of the Common Stock as quoted on NASDAQ (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) on December 13, 2005, then no Termination Fee shall be payable. For purposes of this Section 9.2(b)(iii), the “consideration per share of Common Stock” shall be determined as follows: (x) if the consideration consists of cash, such amount of cash, (y) if the consideration consists of marketable consideration, the value of such marketable securities at the close of business on the day before the date such Acquisition Proposal is announced and (z) if the consideration is in a form other than cash or marketable securities, such value as the parties shall reasonably agree, in the case of each of (x), (y) and (z), adjusted to reflect any required adjustments to prevent dilution of the Common Stock.

         (iv)  The Termination Fee shall be payable (A) in the case of Section 9.2(b)(i), within two business days after the termination of this Agreement pursuant to Section 9.1(e), 9.1(f)(iv) or 9.1(f)(v) and (B) in the case of Sections 9.2(b)(ii) or 9.2(b)(iii), concurrent with consummation of an Acquisition Proposal.

The Company and Parent acknowledge and agree that the agreements contained in this Section 9.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 9.2(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee from the date such payment was required until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

(c)    All Payments.   All payments under Section 9.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

ARTICLE X

Miscellaneous and General

10.1.   Survival.   This Article X and the agreements of the Company, Parent and Merger Sub contained in Article IV and Section 7.10 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger. This Article X, the agreements of the Company, Parent and Merger Sub contained in Section 7.9 (Expenses), Section 9.2 (Effect of Termination; Limitation on Liability) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

10.2.   Amendment.   This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after receipt of the Company stockholder approval as set forth in Section 8.1(a), no amendment may be made without further stockholder approval which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

10.3.   Waiver.   At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that, after any approval of the Merger and the other transactions contemplated by this Agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall act as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.4.   Counterparts.   This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.5.   Governing Law and Venue; Waiver of Jury Trial.

(a)    This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

(b)   Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.6. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

10.6.   Notices.   Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows:

if to Parent or Merger Sub
Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320
Attention: General Counsel
fax: (805) 499-4531
(with a copy to Francis J. Aquila, Esq.,
Sullivan & Cromwell LLP,
125 Broad Street, New York, NY 10004
fax: (212) 558-3588.)
if to the Company
Abgenix, Inc.
6701 Kaiser Drive
Fremont, CA 94555
Attention: Donald R. Joseph, Senior Vice President and General Counsel
fax: (510) 608-6547
(with copies to Frederick W. Kanner, Esq. and Michael J. Aiello, Esq.,
Dewey Ballantine LLP,
1301 Avenue of the Americas,
New York, New York 10019
fax: (212) 259-6333.)

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

10.7.   Entire Agreement.   This Agreement, the Company Disclosure Letter, the Confidentiality Agreement dated October 11, 2004, as amended, between Parent and the Company (the “Confidentiality Agreement”) and any written agreement executed by the Company and Parent specifically referring to this Section 10.7 constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

10.8.   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 10.13, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.9.   Obligations of Parent and of the Company.   Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

10.10.   Definitions.   Each of the terms set forth in the list of defined terms included in this Agreement is defined in the Section of this Agreement set forth opposite such term.

10.11.   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

10.12.   Interpretation; Construction.

(a)    When a reference is made in this Agreement to Sections, Exhibits, or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(b)   Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

10.13.   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any entity that is wholly-owned directly by Parent without the consent of the Company.

10.14.   Specific Performance.   The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at Law or in equity.

10.15.   Disclosure.   The provision of monetary or other quantitative thresholds for disclosure does not and shall not be deemed to create or imply a standard of materiality hereunder.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

ABGENIX, INC.
By	/s/ William R. Ringo
	Name:	William R. Ringo
	Title:	President and CEO
AMGEN INC.
By	/s/ Kevin W. Sharer
	Name:	Kevin W. Sharer
	Title:	Chairman of the Board, Chief Executive Officer and President
ATHLETICS MERGER SUB, INC.
By	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Secretary

ANNEX B

PERSONAL AND CONFIDENTIAL

December 14, 2005

Board of Directors

Abgenix Inc.

6701 Kaiser Drive

Fremont, CA 94555

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Abgenix (the “Company”) of the $22.50 per Share in cash to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of December 14, 2005 (the “Agreement”), among Amgen Inc. (“Parent”), Athletics Merger Sub, Inc., a wholly owned subsidiary of Parent, and the Company.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes.  We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”).  We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.  In addition, we have provided certain investment banking services to the Company from time to time, including having acted as lead manager with respect to an offering of the Company's Convertible Senior Notes due 2011 (aggregate principal amount $300,000,000) in December 2004.  We have provided certain investment banking services to Parent from time to time, including having acted as Parent’s financial advisor in connection with its acquisition of Immunex Corporation in July 2002; and as co-manager with respect to an offering of Parent’s 4.00% Senior Notes due 2009 and 4.85% Senior Notes due 2014 (aggregate principal amount $2,000,000,000) in November 2004.  We also may provide investment banking services to the Company and Parent in the future.  In connection with the above-described investment banking services we have received, and may receive, compensation.

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals.  In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, Parent and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and Parent for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2004; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management.  We also have held discussions with members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company.  In addition, we

B-1

Board of Directors
Abgenix
December 14, 2005
Page Two

have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the biotechnology industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion.  In that regard, we have assumed with your consent that the internal financial forecasts prepared by the management of the Company have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company.   In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction.  We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with the Company.  Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $22.50 per Share in cash to be received by the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

B-2

ANNEX C

DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS.

(a)           Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)          Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

(1)         Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

(2)         Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.                  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.                 Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.                  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.                 Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)         In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)           Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)          Appraisal rights shall be perfected as follows:

(1)         If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)         If the merger or consolidation was approved pursuant to §228 or §253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)           Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)           Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)           At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)          After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)           The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)            The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)          From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)           The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

IMPORTANT

Your vote is important. Regardless of the number of shares of Abgenix common stock that you own, please sign, date and promptly mail the enclosed proxy card in the accompanying postage-paid envelope. Should you prefer, you may vote by telephone or via the Internet. Please refer to the instructions on your proxy card which accompanied this proxy statement.

Instructions for “Street Name” Stockholders

If you own shares of Abgenix common stock in the name of a broker, bank or other nominee, only it can vote your shares of Abgenix common stock on your behalf and only upon receipt of your instructions. You should sign, date and promptly mail your proxy card, or voting instruction form, when you receive it from your broker, bank or other nominee. Please do so for each separate account you maintain. Your broker, bank or other nominee also may provide for telephone or Internet voting. Please refer to the proxy card, or voting instruction form, which you received with this proxy statement.

Please vote by proxy or telephone or via Internet at your earliest convenience.

If you have any questions or need assistance in voting your shares of Abgenix common stock, please call:

Innisfree M&A Incorporated
501 Madison Avenue
New York, New York 10022
Telephone:  (888) 750-5834

Abgenix, Inc.

Proxy Solicited by The Board of Directors
For the Special Meeting of Stockholders on [•], 2006

[•], is hereby appointed Proxy of the undersigned to vote all shares of Abgenix common stock owned on the record date by the undersigned at the Special Meeting of Stockholders to be held at [•], Fremont, California, at [•] a.m., local time, on [•], [•], 2006, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form, as set forth in the Notice of Special Meeting of Stockholders and Proxy Statement.

(Your shares of Abgenix common stock will not be voted unless this proxy form is signed and returned, the proxy is submitted by telephone or via the Internet, the shares are voted in person, or other arrangements are made to have the shares represented at the meeting.)

SEE REVERSE SIDE

^FOLD AND DETACH HERE^

Please mark your
votes as in this example: ☒

This proxy when properly executed will be voted as specified.  If no specification is made, this proxy will be voted FOR the adoption of the merger agreement and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting and in accordance with the Proxies’ discretion on such other business that may properly come before the special meeting to the extent permitted by law.

The Board of Directors recommends a vote FOR the following proposals:

1.                    The adoption of the Agreement and Plan of Merger, dated as of December 14, 2005, among Amgen, Athletics Merger Sub and Abgenix, providing for the merger of Athletics Merger Sub, a wholly-owned subsidiary of Amgen, with and into Abgenix.

[ ] For [ ] Against [ ] Abstain

2.                    The adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

[ ] For [ ] Against [ ] Abstain

3.                    The transaction of such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting and any matters incidental thereto.

[ ] For [ ] Against [ ] Abstain

SIGNATURE(S)	DATE

NOTE:  Please sign exactly as your name or names appear above.  If more than one owner, all stockholders must sign. When signing as attorney, executor, officer, trustee, or guardian, please give your full title as such.

^FOLD AND DETACH HERE^

ABGENIX INC.

VOTE YOUR SHARES VIA THE INTERNET OR VIA TELEPHONE

Dear Stockholder:

Your vote is important and Abgenix encourages you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours a day, seven days a week. This eliminates the need to mail the proxy card.

•                                          To submit your proxy electronically via the Internet, go to the Web site: http://www.[•].com and follow the prompts. You must use the control number printed in the box above as well as your social security number to access this account.

•                                          To submit your proxy by telephone, use a touch-tone telephone and call [•]. Outside the U.S. and Canada call [•].

Also, if you have any questions or need assistance in voting, please call Innisfree M&A Incorporated at (888) 750-5834.  Stockholders calling from outside the U.S. and Canada can call (888) 750-5834.  Office hours are 8:00 AM to 8:00 PM, Monday through Friday.

Your vote is important. Thank you for voting.